Registration No. 333-227183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AudioEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	20-2939845 (I.R.S. Employer Identification No.)

5210 E. Williams Circle, Suite 750 Tucson, Arizona 85711 (866) 331-5324 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	Todd Bankofier
Chief Executive Officer
5210 E. Williams Circle, Suite 750
Tucson, Arizona 85711
(866) 331-5324
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies to:

Katherine F. Ashton, Esq.

Bryan Cave Leighton Paisner LLP

120 Broadway, Suite 300

Santa Monica, California

(310) 576-2100

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to AudioEye, Inc.’s Registration Statement on Form S-1 (File No. 333-227183) (the “Registration Statement”), as declared effective by the Securities and Exchange Commission (the “SEC”) on September 14, 2018 is being filed in order to (i) include the information contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that was filed with the SEC on March 27, 2019, (ii) include the information contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 that was filed with the SEC on May 14, 2019, and (iii) make certain other updates to the Registration Statement.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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The information in this prospectus is not complete and may be changed. The securities offered pursuant to this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Dated July 5, 2019

PRELIMINARY PROSPECTUS (Subject to Completion)

AudioEye, Inc.

2,322,925 SHARES OF COMMON STOCK

This prospectus covers the sale by the selling stockholders identified in this prospectus under the section titled “Selling Stockholders” (the “Selling Stockholders”) of up to 2,322,925 shares of the common stock of AudioEye, Inc., a Delaware corporation (together with its subsidiary, “we” or “our”), which includes 380,719 shares of common stock issuable upon the exercise of warrants.

We will pay all expenses, except for any brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities.”

Our common stock has been listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “AEYE” since September 4, 2018. Prior to September 4, 2018, our common stock was quoted on the OTCQB (the Venture Market) and the Over the Counter “OTC” Bulletin Board (each being part of the OTC Markets Group) since April 13, 2013 under the same symbol. The closing price of our common stock as reported on the NASDAQ on June 28, 2019, was $7.90 per share.

The prices at which the Selling Stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, or at such a price or prices determined, from time to time, by the Selling Stockholders. See “Plan of Distribution.” The Selling Stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), in connection with the sale of their common stock under this prospectus.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the Selling Stockholders, but we may receive funds from the exercise of their warrants upon exercise. Any proceeds received from the exercise of the warrants will be used by us for working capital and general corporate purposes.

You should read this prospectus, and any amendment or supplement, together with additional information described under the heading “General” before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Our principal executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, and our telephone number is (866) 331-5324. Our home page on the Internet can be located at www.audioeye.com. Information included on our website is not part of this prospectus.

See the section of this document titled “Risk Factors” beginning on page 11 for certain factors relating to an investment in the shares of common stock offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is July 5, 2019

You should rely only on the information contained in this prospectus. We and the Selling Stockholders have not authorized anyone to provide you with information different from that which is contained in this prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

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STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements included in this prospectus and any prospectus supplement contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and any prospectus supplement, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results or our future financial performance, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward=looking statements. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information.

Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results, events or developments to differ from those contained in the forward-looking statements include but are not limited to:

•	the uncertain market acceptance of our existing and future products;

•	our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	the level of competition from our existing competitors and from new competitors in our marketplace; and

•	the regulatory environment for our products and services.

In addition, you should refer to the “Risk Factors” section of this prospectus beginning on page 11 for a discussion of other factors that may cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. You should be aware that the occurrence of any of the events described in this prospectus and any prospectus supplement could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus or any accompanying prospectus supplement before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “AudioEye” and the “Company” refer to AudioEye, Inc., a Delaware corporation.

The Company

AudioEye is a marketplace leader providing digital accessibility technology solutions for our clients’ customers through our Ally Platform products. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience of users. We believe that, when implemented our solutions offer businesses the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing population of individuals with disabilities throughout the world. In addition, our solutions help organizations comply with internationally accepted Web Content Accessibility Guidelines (“WCAG”) as well as U.S., Canadian, Australian, and United Kingdom accessibility laws.

We generate revenues through the sale of subscriptions of our software-as-a-service (“SaaS”) technology platform, called the AudioEye Ally Platform, to website owners, publishers, developers, Content Management System (“CMS”) platform providers and operators through the delivery of managed services combined with the implementation of our solutions. Our solutions have been adopted by some of the largest and most influential companies in the world. Our customers span disparate industries and target market verticals, which encompass (but are not limited to) the following categories: human resources, finance, retail/ecommerce, food services, automotive, transportation, hospitality, media, and education. Government agencies, both at the federal level and state and local levels have also integrated our software in their digital platforms.

AudioEye customers fall into one of two distinct sales channels: direct and indirect. In the direct channel, AudioEye sales personnel engage directly with the customer. In the indirect channel, AudioEye engages with customers, who are referred to as Indirect Channel Partners, who provide a website hosting platform for their end-user customers, and who serve as an authorized reseller of the AudioEye solution to their customers. Indirect channel sales have been a key factor in the acceleration of the AudioEye sales and marketing strategy. By working with strategically identified resellers, these partners provide a unique opportunity allowing AudioEye to onboard more end-user customers in a shorter period of time. By working with providers of the proprietary content management systems, AudioEye leverages economies of scale to deliver the AudioEye solution in a cost-effective and highly efficient way. In middle and lower markets, this strategy has helped make accessibility accessible to industries that would otherwise neglect the important issue of digital inclusion, altogether. We believe that there is significant opportunity for us to increase revenues by delivering our solutions through this indirect channel and therefore will continue to invest capital and resources in expanding our strategic partner business.

Business History

AudioEye, Inc. was formed as a Delaware corporation on May 20, 2005. On August 1, 2018, the Company amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized shares of common stock from 250,000,000 to 50,000,000. As a result, 186,994,384 shares of our common stock were exchanged for 7,479,775 shares of our common stock (inclusive of 992,000 shares of common stock sold on August 6, 2018). All numbers in this prospectus have been adjusted where necessary to reflect this reverse stock split.

Private Placement of Common Stock

On August 6, 2018, we sold 992,000 shares of our common stock at $6.25 per share for net proceeds of $5,561,215, after costs and expenses of $638,785. In addition, on August 23, 2018, we sold 8,000 shares of our common stock at a sales price of $6.25 per share for net proceeds of $48,000, after costs and expenses of $2,000.

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Amendment of Common Stock Purchase Agreement

On August 23, 2018, the Company entered into an Amended and Restated Common Stock and Warrant Purchase Agreement, which amended the Common Stock Purchase Agreement dated September 29, 2017, pursuant to which we issued warrants to the purchasers of our common stock thereunder. Pursuant to such agreement, the Company issued an additional 85,719 warrants to certain purchasers. The warrants have a term of 5 years and an exercise price of $6.25.

Risk Factors

Our business is subject to risks, as discussed more fully in the section entitled “Risk Factors.” Risks discussed in the “Risk Factors” section should be carefully considered before investing in our common stock. In particular, the following risks, among others, may have an adverse effect on our business, which could cause the trading price of our common stock to decline and result in a loss of all or a portion of your investment:

•	the uncertain market acceptance of our existing and future products;

•	our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	the success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	the level of competition from our existing and from new competitors in our marketplace; and

•	regulatory environment for our products and services.

Our Principal Executive Offices

Our principal executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Our telephone number is (866) 331-5324.

General

We maintain a website at www.audioeye.com (this reference to our website is an inactive textual reference only and is not intended to incorporate our website into this prospectus). We file reports with the Securities and Exchange Commission (“SEC”) and make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains a website at www.sec.gov containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Information on the SEC’s website does not constitute part of this prospectus. Our website also contains copies of our corporate governance guidelines, code of business conduct and ethics, related party transaction policy and whistleblower policy, and copies of the charters for our audit committee, compensation committee and nominating and corporate governance committee.

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THE OFFERING

Common stock offered by the Selling Stockholders:	2,322,925, with up to 380,719 shares of our common stock to be offered by the Selling Stockholders upon the exercise of outstanding common stock purchase warrants and up to 1,942,206 shares of our common stock to be offered by the Selling Stockholders.

Common stock outstanding prior to the offering:	7,656,046

Common stock outstanding after this offering:	8,036,765 (1)

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the Selling Stockholders. However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We will, however, bear the costs associated with the sale of shares by the Selling Stockholders.

NASDAQ trading symbol:	“AEYE”

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 11 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	The number of shares of common stock outstanding is based upon 7,656,046 shares outstanding as of June 14, 2019, which assumes the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

•	954,602 shares of common stock issuable upon the exercise of currently outstanding options at a weighted average exercise price of $4.41 per share;

•	1,707,820 shares of common stock issuable upon the exercise of currently outstanding warrants at a weighted average exercise price of $4.27 per share; and

•	288,819 shares of common stock issuable upon the conversion of all shares of Series A Convertible Preferred Stock; and

•	907,061 shares of common stock available for future issuance under the AudioEye, Inc. Equity Incentive Compensation Plans.

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Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the three months ended March 31, 2019 and 2018 and the years ended December 31, 2018 and 2017. Our historical results are not necessarily indicative of the results to be expected in the future, and our operating results for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2019.

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017
Revenues	$1,985,678	$1,149,342	$5,660,427	$2,739,439
Cost of revenue	902,984	587,464	2,626,815	1,384,145

Gross profit	1,082,694	561,878	3,033,612	1,355,294

Selling and marketing	871,875	610,662	2,462,865	1,421,127
Research and development	215,253	49,667	194,429	181,303
General and administrative	2,136,326	1,064,625	4,950,138	4,271,510

Operating expenses	3,223,454	1,724,954	7,607,432	5,873,940

Operating loss	(2,140,760)	(1,163,076)	(4,573,820)	(4,518,646)

Unrealized loss on derivative liabilities	-	-	-	(155,027)
Unrealized gain (loss) on marketable securities	(18)	228	(240)	(450)
Loss on settlement of debt	-	-	(267,812)	(15,724)
Interest income (expense), net	(648)	237	(178,002)	(917,992)

Net loss	(2,141,426)	(1,162,611)	(5,019,874)	(5,607,839)

Dividends on Series A convertible preferred stock	(12,945)	(13,750)	(53,740)	(75,206)

Net loss available to common stockholders	$(2,154,371)	$(1,176,361)	$(5,073,614)	$(5,683,045)

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RISK FACTORS

In addition to the other information included in this Prospectus, the following factors should be carefully considered in evaluating our business, financial position and future prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial position and future prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we have projected.  Investing in our common stock is highly speculative and involves a high degree of risk. Any potential investor should carefully consider the risks and uncertainties described below before purchasing any shares of our common stock.  There may be additional risks that we do not presently know or that we currently believe are immaterial which could also materially adversely affect our business, financial position and future prospects.  As a result, the trading price of our stock could decline, and you might lose all or part of your investment. Our business, financial condition and operating results, or the value of any investment you make in the common stock of our company, or both, could be adversely affected by any of the factors listed and described below.

Risks Relating to Our Business and Industry

We have a history of generating significant losses and may not be able to achieve and sustain profitability, in which case investors may lose their entire investment.

To date, we have not been profitable, and we may never achieve profitability on a full-year or consistent basis. We incurred net losses of $5,019,874 for the year ended December 31, 2018 and $2,141,426 for the quarter ended March 31, 2019. As of March 31, 2019, we have an accumulated deficit of $44,284,527. If we continue to experience losses, we may not be able to continue our operations, and investors may lose their entire investment in our Company.

Our future development requires substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, or at all, which would prevent us from fully developing our business and generating revenues.

As of March 31, 2019, our cash available was $4,089,717. Our business plan requires additional capital expenditures, and our capital outlays could increase substantially over the next several years as we continue to implement our business plan. As a result, we may need to raise additional capital, through future private or public equity offerings, strategic alliances and/or debt financing. Our future capital requirements will depend on many factors, including: market conditions, sales and marketing costs, mergers and acquisition activity, if any, costs of litigation in enforcing our patents, and information technology development and acquisition costs. No assurance can be given that we can successfully raise additional equity or debt capital, or that such financing will be available to us on favorable terms, if at all.

We have been subject to litigation and may in the future be subject to additional litigation, which could have a material adverse effect on our financial position and results of operations.

We have been and may become involved in various disputes and allegations incidental to our business operations. Because it is not possible to determine when and whether these disputes and allegations may arise or the ultimate disposition of such matters, the resolution of any such matters, should they arise, could have a material adverse effect on our financial position and results of operations.

Current economic and credit conditions could adversely affect our plan of operations.

Our ability to secure additional financing and satisfy our financial obligations under indebtedness outstanding from time to time will depend upon our future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control. The prolonged worsening of credit market conditions would have a material adverse effect on our ability to secure financing on favorable terms, if at all.

Our revenue and collections may be materially adversely affected by an economic downturn.

Recent macroeconomic conditions have shown signs of volatility and potential weakness. We believe commercial purchasing habits and corporate information technology budgets have improved in recent years but remain relatively constrained and subject to such volatile and potentially weak economic conditions. Any deterioration in prevailing economic conditions would likely result in reduced demand for our services and products, which could have a material adverse effect on our business financial position or results of operations.

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An increase in market interest rates could increase our interest costs on future debt and could adversely affect our stock price.

If interest rates increase, so could our interest costs for any new debt. This increased cost could make financing, including the financing of any acquisition, costlier. We may incur variable interest rate indebtedness in the future. Rising interest rates could limit our ability to refinance debt when it matures or cause us to pay higher interest rates upon any refinancing and increased interest expense on any refinanced indebtedness.

Our success is dependent on certain members of our management and technical teams.

Our success has depended, and continues to depend, on the efforts and talents of our senior management team and key material employees, including our engineers, product managers, sales and marketing personnel, and professional services personnel. Our future success will also depend upon our continued ability to identify, hire and retain additional skilled and highly qualified personnel, which will require significant time, expense and attention. We cannot assure you that our management will remain in place or as to the time it will take for us to identify, hire and retain any required additional members of our management and technical teams. We do not maintain “key person” life insurance policies. The loss of any of our management and technical team members, or our inability to identify, hire and retain any required additional management and technical personnel, could have a material adverse effect on our results of operations and financial condition, as well as on the market price of our common stock.

We intend to pursue new strategic opportunities which may result in the use of a significant amount of our management resources or significant costs, and we may not be able to fully realize the potential benefit of such opportunities.

We intend to seek other strategic partners to help us pursue our strategic, marketing, sales and technical objectives. Although we may devote significant time and resources in pursuit of such transactions, we may struggle to successfully identify such opportunities, or to successfully conclude transactions with potential strategic partners. Should we be unable to identify or conclude important strategic transactions, our business prospects and operations could be adversely affected as a result of the devotion of significant managerial effort required to pursue such opportunities and the challenges of achieving our objectives in the absence of strategic partners. In addition, we may incur significant costs in connection with seeking acquisitions or other strategic opportunities regardless of whether the transaction is completed, and in combining operations if such a transaction is completed. In the event that we consummate an acquisition or strategic alternative in the future, we cannot assure you that we would fully realize the potential benefit of such a transaction.

Our business plan may not be realized. If our business plan proves to be unsuccessful, our business may fail, and you may lose your entire investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise with a limited operating history. The likelihood of our success must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the development of a new business. Unanticipated events may occur that could affect the actual results achieved during the forecast periods. Consequently, the actual results of operations during the forecast periods will vary from the forecasts, and such variations may be material. In addition, the degree of uncertainty increases with each successive year presented in our business plan. We cannot assure you that we will succeed in the anticipated operation of our business plan. If our business plan proves to be unsuccessful, our business may fail, and you may lose your entire investment.

We have experienced and will continue to experience competition as more companies seek to provide products and services similar to our products and services and because larger and better-financed competitors may adversely affect our ability to compete in the marketplace and achieve profitability, our business may be damaged or fail.

Competition in our market is intense, and we expect competition for our products and services to become even more intense. We compete directly against other companies offering similar products and services that compete or will compete directly with our products and services. We also compete against established vendors in our markets. These companies may incorporate other competitive technologies into their product offerings, whether developed internally or by third parties. There are also established consultants who offer services to help their customers obtain compliance with accessibilities standards. In many cases these consultants compete for the same funding from our prospective customers. For the foreseeable future, substantially all of our competitors are likely to be larger, better-financed companies that may develop products superior to our current and future products and services, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors, and we may have difficulty competing with larger, established competitors. Generally, these competitors have:

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•	substantially greater financial, technical, and marketing resources;

•	a larger customer base;

•	better name recognition; and

•	more expansive or different product and service offerings.

These competitors may command a larger market share than we do, which may enable them to establish a stronger competitive position, in part, through greater marketing opportunities. Further, our competitors may be able to respond more quickly than we are to new or emerging technologies and changes in user preferences and to devote greater resources to developing new products and offering new services. These competitors may develop products or services that are comparable or superior to ours. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable business.

If we are not able to adequately protect our patented and other intellectual property rights, our operations and revenues would be negatively impacted.

Our ability to compete largely depends on the superiority, uniqueness and value of our technology and intellectual property. To protect our intellectual property rights, we rely on a combination of patent, trademark, copyright, and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. We cannot assure you that infringement or invalidity claims (or claims for indemnification resulting from any infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.

Regardless of whether any future claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products and offering our services. In addition to challenges against our existing patents, any of the following could also reduce the value of our intellectual property now or in the future:

•	applications for patents, trademarks, and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights or patents may not provide us with any competitive advantages;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our intellectual property and technology; and

•	our efforts may not prevent the development and design by others of products, services or technologies similar to, competitive with, or superior to those that we have developed or may in the future develop.

Also, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. Obtaining patents will not necessarily protect our technology or prevent our international competitors from developing similar products or technologies. Our inability to adequately protect our patented and other intellectual property rights would have a negative impact on our operations and revenues.

In addition, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights in Internet-related businesses are uncertain and still evolving. Because of the growth of the Internet and Internet-related businesses, patent applications are continuously and simultaneously being filed in connection with Internet-related technology. There are a significant number of U.S. and foreign patents and patent applications in our areas of interest, and we believe that there has been, and is likely to continue to be, significant litigation in the industry regarding patent and other intellectual property rights.

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We may commence legal proceedings against third parties who we believe are infringing on our intellectual property rights, and if we are forced to litigate to defend our intellectual property rights, or to defend claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect our financial condition and potentially limit or even end our business.

At present, we do not have any active or pending litigation related to any violation of our patents. We expect an increase in the number of third parties who could violate our patents as the market develops new uses of similar products and services and begin to increase their adoption of the technology and integrate it into their businesses. We foresee the potential need to enter into active litigation to defend and enforce our patents. We anticipate that these legal proceedings could continue for several years and may require significant expenditures for legal fees and other expenses. In the event we are not successful through appeal and do not subsequently obtain monetary and injunctive relief, these litigation matters may significantly reduce our financial resources and have a material impact on our ability to continue our operations. The time and effort required of our management to effectively pursue or defend these litigation matters may adversely affect our ability to operate our business, since time spent on matters related to the lawsuits would take away from the time spent on managing and operating the business. Any such potential lawsuits may result in an outcome that is unfavorable to our stockholders and the Company.

The burdens of being a public company may adversely affect our ability to develop our business and pursue a litigation strategy.

Since we are a public company, our management must devote substantial time, attention, and financial resources to comply with U.S. securities laws and stock exchange requirements. This may have a material adverse effect on our management’s ability to effectively and efficiently develop our business initiatives. In addition, our disclosure obligations under U.S. securities laws may require us to disclose information publicly that could have a material adverse effect on our potential litigation strategies.

The current U.S. regulatory environment for our products and services remains unclear, and new or revised regulations may adversely affect our U.S. business.

We cannot assure you that our existing or planned product and service offerings will be in compliance with local, state, and/or federal U.S. laws or the laws of any foreign jurisdiction where we operate or may operate in the future. Further, we cannot assure you that we will not unintentionally violate such laws or that such laws will not be modified, or that new laws will not be enacted in the future, which would cause us to be in violation of such laws. More aggressive domestic or international regulation of the Internet may materially and adversely affect our business, financial condition, operating results, and future prospects.

As pressure of legal ramifications from non-compliance with Web Accessibility increases, customers may not be inclined to permit or may delay AudioEye from promoting customer relationships and/or the specifics associated with those relationships, and if this restricts our public communications about our business with existing or potential investors and stockholders, it may negatively impact our ability to maintain or gain interest in our business from those investors and stockholders.

Due to an undefined regulatory environment and a heightened sensitivity by plaintiffs seeking retribution for inaccessible and unusable digital interfaces, any organization may be sued or faced with legal demands claiming non-compliance with the Americans with Disabilities Act of 1990. As these legal actions or demands may be initiated with or without merit, they present a new level of risk for website owners and publishers. In an effort to avoid any potential unwanted attention pertaining to the subject of compliance, AudioEye clients have enforced or may enforce rigid restrictions pertaining to AudioEye’s promotion of their involvement or engagement with AudioEye, regardless of the level of success or positive impact any such engagement may have or have had on their businesses. Whether through the enforcement of non-disclosure agreements or through specific non-disclosure language associated with client contracts, if AudioEye is not empowered to promptly make public announcements about its client base and the adoption and success of AudioEye products and services, there may be a deleterious effect on the Company’s capacity to accelerate its business growth or attract investment from existing or future investors and stockholders.

Our business greatly depends on the growth of online services, Internet of Things (“IOT”), kiosks, streaming, and other next-generation Internet-based applications, which growth may not occur as expected, or at all, which would harm our business.

The Internet may ultimately prove not to be a viable commercial marketplace for such applications for several reasons, including:

•	unwillingness of consumers to shift to and use other such next-generation Internet-based audio applications;

•	refusal to purchase our products and services;

•	perception by end-users with respect to product and service quality and performance;

•	limitations on access and ease of use;

•	congestion leading to delayed or extended response times;

•	inadequate development of Internet infrastructure to keep pace with increased levels of use; and

•	increased government regulations.

Because of these and other factors, the growth of online services, IOT, kiosks, streaming, and other next-generation Internet-based applications may be impeded or not occur as expected. As a result, our business and operations could be adversely impacted.

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If the market for our online services does not grow as anticipated, our business would be adversely affected.

While other next-generation Internet-based applications have grown rapidly in personal and professional use, we cannot assure you that the adoption of our products and services will grow at a comparable rate or grow at all, which would adversely affect our business and results of operations.

We expect that we will experience long and unpredictable sales cycles, which may impact our operating results.

We expect that our sales cycles will be long and unpredictable due to a number of uncertainties such as:

•	the need to educate existing and potential customers about the current state of accessibility for those with disabilities;

•	customers’ willingness to invest potentially substantial resources and infrastructures to take advantage of our products and services;

•	customers’ budgetary constraints;

•	the timing of customers’ budget cycles; and

•	delays caused by customers’ internal review and procurement processes.

These factors may create additional lead time before a sale is finalized and may lead to longer than expected and unpredictable sales cycles, which could delay or reduce our revenue and impact our operating results.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks.

We may have limited or no experience in our newer market segments, and our customers may not adopt our new offerings. These offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth, and negatively affect our operating results.

We face risks related to system interruption and lack of redundancy.

We experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently providing services to third parties, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our business and operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from providing services, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant, and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and business and, to the extent, if any, that such events can be remedied, may be expensive to remedy.

 Government regulation is evolving, and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of unmanned aircraft systems. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

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We could be subject to additional sales tax or other indirect tax liabilities.

U.S. Supreme Court decisions restrict the imposition of obligations to collect state and local sales taxes with respect to remote sales. However, an increasing number of states have considered or adopted laws or administrative practices that attempt to impose obligations on out-of-state businesses to collect taxes on their behalf. A successful assertion by one or more states or foreign countries requiring us to collect taxes where we do not currently do so could result in substantial tax liabilities, including for past sales, as well as penalties and interest.

We may be subject to risks related to government contracts and related procurement regulations.

Our contracts with U.S., as well as state, local, and foreign, government entities are subject to various procurement regulations and other requirements relating to their formation, administration, and performance. We may be subject to audits and investigations relating to our government contracts, and any violations could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refunding or suspending of payments, forfeiture of profits, payment of fines, and suspension or debarment from future government business. In addition, such contracts may provide for termination by the government at any time, without cause.

If we do not successfully continue to develop our products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for next-generation Internet-based applications and services, our business may fail.

The market for next-generation Internet-based applications and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, and frequent new service and product introductions. Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical expertise and proprietary technology, to enhance our existing products and services, and to develop new products and services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements, and industry standards. If we fail to use new technologies effectively, to develop our technical expertise and new products and services, or to enhance existing products and services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

In addition, if we are unable to, for technological, legal, financial, or other reasons, adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, any strategic alliances, and market share. Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features, and reliability of our products and services. Our survival and success will depend, in part, on our ability to:

•	design, develop, launch and/or license our products, services, and technologies that address the increasingly sophisticated and varied needs of our existing and prospective customers; and

•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of our products and services and other patented technology involves significant technological and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively. Updating our technology internally and licensing new technology from third parties may also require us to incur significant additional expenditures.

If our products and services do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products or services or any other products or services we develop or acquire, including, among others:

•	the price of our products or services relative to other competitive products and services;

•	the perception by users of the effectiveness of our products and services;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

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If our products and services do not gain market acceptance, we may not be able to fund future operations, including the development of new products and services and/or our sales and marketing efforts for our current products and services, which inability would have a material adverse effect on our business, financial condition, and operating results.

We continually develop new products and product enhancements and actively capitalize software development costs, while making educated assumptions to anticipate the attributed revenue to be derived from each development or enhancement. If our assumptions are incorrect or if we are unable to accurately attribute revenue to each respective product or product enhancement, we may have to account for impairment, thus causing us to reverse the capitalized expenditures.

Our product developers are consistently programming new products and enhancements to existing products. Under the guidance of U.S. Accounting Standard, ASC 350-40, we make determinations to estimate the useful life of each of these products and enhancements. Based on these determinations, we amortize software expenses over a pre-determined period of time. Based on our financial forecasts and regular impairment testing, we believe that cash flows will be realized from our product development and product enhancements and will be sufficient to recover the value of the Company’s expenditures. Should our estimates turn out to be inaccurate or should the business fail to attract new revenue in relation to each respective product or product enhancement, we may have to reverse or write off the related capitalized expenses.

Our products and services are highly technical and may contain undetected errors, which could result in claims against us and cause harm to our reputation and adversely affect our business.

Our products and services are highly technical and complex and, when deployed, may contain errors or defects. Despite testing, some errors in our products and services may only be discovered after they have been installed and used by customers. Any errors or defects discovered in our products and services after commercial release could result in failure to achieve market acceptance, loss of revenue or delay in revenue recognition, loss of customers, and increased service and warranty cost, any of which could adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, tort, or breach of warranty. The performance of our products and services could have unforeseen or unknown adverse effects on the networks over which they are delivered as well as on third-party applications and services that utilize our products and services, which could result in legal claims against us, harming our business. Furthermore, we expect to provide implementation, consulting, and other technical services in connection with the implementation and ongoing maintenance of our products and services, which typically involves working with sophisticated software, computing systems, and communications systems. While our contracts with customers may contain provisions relating to warranty disclaimers and liability limitations, those provisions may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert our management’s attention and adversely affect the market’s perception of us and our products and services. In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business, operating results and financial condition could be adversely impacted.

Malfunctions of third-party communications infrastructure, hardware and software expose us to a variety of risks we cannot control, and those risks could result in harm to our business.

Our business depends upon the capacity, reliability and security of the infrastructure owned by third parties over which our product and service offerings are deployed. We have no control over the operation, quality or maintenance of a significant portion of that infrastructure or over whether those third parties will upgrade or improve their equipment. We do depend on these companies to maintain the operational integrity of our integrated connections. If one or more of these companies is unable or unwilling to supply or expand its levels of service in the future, our operations could be adversely impacted. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the services to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain strategic partners and customers.

Security breaches, computer viruses, and computer hacking attacks could harm our business, financial condition, results of operations, or reputation.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, or the inadvertent transmission of computer viruses could adversely affect our business, financial condition, results of operations or reputation.

Our corporate systems, third-party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data or any third-party data we may possess. Any such security breach could require us to comply with various breach notification laws and may expose us to litigation, remediation and investigation costs, increased costs for security measures, loss of revenue, damage to our reputation, and potential liability.

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System failure or interruption or our failure to meet increasing demands on our systems could harm our business.

The success of our product and service offerings depends on the uninterrupted operation of various systems, secure data centers, and other computer and communication networks that we use or establish. To the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and hosting services which will be required to accommodate a higher volume of traffic may result in slower response times, service interruptions or delays or system failures. The deployment of our products, services, systems and operations will also be vulnerable to damage or interruption from:

•	power loss, transmission cable cuts and other telecommunications failures;

•	damage or interruption caused by fire, earthquake and other natural disasters;

•	computer viruses or software defects; and

•	physical or electronic break-ins, sabotage, intentional acts of vandalism, terrorist attacks and other events beyond our control.

System interruptions or failures and increases or delays in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of our products and services to users. These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain strategic partners and customers.

Our ability to sell our solutions can be affected by the quality of our technical support and our failure to deliver high-quality technical support services could have a material adverse effect on our sales and results of operations.

If we do not effectively assist our customers in deploying our products and services, succeed in helping our customers quickly resolve post-deployment issues and provide effective ongoing support, or if potential customers perceive that we may not be able to successfully deliver the foregoing, our ability to sell our products and services would be adversely affected, and our reputation with customers and potential customers could be harmed. As a result, our failure to deliver and maintain high-quality technical support services to our customers could result in customers choosing to use our competitors’ products or services in the future.

Growth of internal operations and business may strain our financial resources.

We may need to significantly expand the scope of our operating and financial systems in order to build our business. Our growth rate may place a significant strain on our financial resources for several reasons, including, but not limited to, the following:

•	the need for continued development of our financial and information management systems;

•	the need to manage relationships with resellers, distributors and strategic partners;

•	the need to hire and retain skilled management, technical and other personnel necessary to support and manage our business; and

•	the need to train and manage our employee base.

The addition of products and services and the attention they demand may also strain our management resources.

We do not expect to pay any dividends for the foreseeable future, which will affect the extent to which our investors realize any future gains on their investment.

We have not paid and do not anticipate that we will pay any dividends to holders of our convertible preferred and common stock in the foreseeable future. Accordingly, investors must rely on the ability to convert preferred stock to common stock and on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

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We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as technical personnel. Inability to attract and retain such personnel could adversely affect our business. Competition for technical, sales, marketing and executive personnel is intense, particularly in the technology and Internet sectors. We cannot assure you that we will be able to attract or retain such personnel.

If we fail to establish and maintain effective internal control over financial reporting and effective disclosure controls, we may not be able to report financial results accurately or on a timely basis, or to detect fraud, which could have a material adverse effect on our business and stock price.

In connection with our annual report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”) and our Annual Report on Form 10-K for the year ended December 31, 2017, our management carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, our Principal Executive and Financial Officer concluded that, primarily due to material weaknesses in our internal control over financial reporting as described in those filings, our disclosure controls and procedures were not effective as of December 31, 2018 or 2017.

In addition, our management has identified, and we have disclosed in our 2018 Annual Report, control deficiencies in our financial reporting process that, as of December 31, 2018, constituted material weaknesses in our internal control over financial reporting. These material weaknesses, which relate to the segregation of duties and the lack of formal policies that provide for multiple levels of supervision and reviews, also existed at December 31, 2017. Management has evaluated, and continues to evaluate, avenues for mitigating our internal controls weaknesses, but mitigating controls to completely mitigate internal control weaknesses have been deemed to be impractical and prohibitively costly, due to the size of our organization at the current time and limited capital resources. Management expects to continue to use reasonable care in following and seeking improvements to effective internal control processes that have been and continue to be in use at the Company. Our management also determined that our internal control over financial reporting was ineffective as of December 31 in each of 2012 through 2016.

Failure to establish and maintain the required internal control over financial reporting or related procedures, and to establish and maintain effective disclosure controls and procedures, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting, our management and/or our auditors have in the past and may in the future identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting and disclosure of management's assessment of the Company’s internal control over financial reporting could adversely impact the price of and our ability to list our common stock and may lead to stockholder claims and regulatory action against us. Failure to remediate our current material weaknesses or to maintain effective internal controls in the future could also result in a material misstatement of our annual or quarterly financial statements that would not be prevented or detected on a timely basis and that could cause us to restate our financial statements for a prior period, cause investors to lose confidence in our financial statements and/or limit our ability to raise capital.

Moreover, effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. We may also face claims by our investors, which could harm our business and financial condition.

Additionally, any such failure may also negatively impact our operating results and financial condition, impair our ability to timely file our periodic and other reports with the SEC, consume a significant amount of management's time, and cause us to incur substantial additional costs periods relating to the implementation of remedial measures.

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Risks Related to this Offering and the Market for Our Common Stock

Although our shares of common stock are now listed on the NASDAQ Capital Market, we currently have a limited trading volume, which results in higher price volatility for, and reduced liquidity of, our common stock.

Although our shares of common stock are now listed on the NASDAQ Capital Market under the symbol “AEYE,” trading volume in our common stock has been limited and an active trading market for our shares of common stock may never develop or be maintained. The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

If we cannot continue to satisfy the continuing listing criteria of the NASDAQ Capital Market, the exchange may subsequently delist our common stock.

The NASDAQ Capital Market requires us to meet certain financial, public float, bid price, liquidity and standards on an ongoing basis in order to continue the listing of our common stock. Generally, we must maintain a minimum amount of stockholders’ equity and a minimum number of holders of our securities, as well as meet certain disclosure and corporate governance requirements. If we fail to meet any of the continuing listing requirements, our common stock may be subject to delisting. If our common stock is delisted and we are not able to re-list our common stock or to list our common stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

The market price for our common stock may fluctuate significantly, which could result in substantial losses by our investors.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	the outcomes of potential future patent litigation;

•	our ability to monetize our future patents;

•	changes in our industry;

•	announcements of technological innovations, new products or product enhancements by us or others;

•	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•	changes in earnings estimates or recommendations by security analysts, if our common stock is covered by analysts;

•	investors’ general perception of us;

•	future issuances of common stock;

•	investors’ future resales of our securities including under this registration statement;

•	the addition or departure of key personnel;

•	general market conditions, including the volatility of market prices for shares of technology companies generally, and other factors, including factors unrelated to our operating performance; and

•	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

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Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.

Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. We have previously been the target of securities litigation and may in the future be subject to additional securities litigation, which could result in substantial costs to us and divert resources and attention of management from our business, even if we are successful in any such litigation.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading price of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including pursuant to our registration statements, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

When we issue additional shares of common stock in the future, including additional shares of common stock upon conversion of Series A Convertible Preferred Stock, it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock with a $0.00001 par value per share and 10,000,000 shares of preferred stock with a $0.00001 par value per share, of which 7,656,046 shares of common stock were issued and outstanding as of June 14, 2019 and 105,000 shares of Series A Convertible Preferred Stock were issued and outstanding as of June 14, 2019. Upon any conversion of the Series A Convertible Preferred Stock, based upon the applicable conversion rate as of June 14, 2019, approximately 288,819 shares of common stock would be issued, resulting in dilution to our existing holders of common stock. From time to time we may increase the number of shares available for issuance in connection with our equity compensation plans. Our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock and may choose to issue some or all of such shares to provide additional financing or to acquire businesses in the future.

Moreover, as of June 14, 2019, we had outstanding warrants and options to purchase an aggregate of 2,662,422 shares of our common stock, and outstanding unvested (or vested but not yet settled) restricted stock units covering an aggregate of 357,254 shares of common stock. The exercise of such options and warrants and the settlement of such restricted stock units would further increase the number of our outstanding shares of common stock and dilute the interests of our holders of common stock. The issuance of any shares for acquisition, licensing or financing efforts, upon conversion of any preferred stock, upon exercise of warrants and options, or upon settlement of restricted stock units may result in a reduction of the market price of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all then current stockholders.

The interests of our controlling stockholders may not coincide with yours and such controlling stockholders may make decisions with which you may disagree.

As of June 14, 2019, three of our stockholders, one of whom is our Executive Chairman, beneficially owned in the aggregate over 50% of our outstanding shares of our common stock and 40% of the total voting power of the Company (i.e., the total number of outstanding shares of common stock including Series A Convertible Preferred Stock on an as-converted basis). As a result, these stockholders may be able to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of our controlling stockholders may not coincide with the interests of the Company or the interests of other stockholders.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts, if any cover us, publish about us or our business. We currently have new research coverage by securities and industry analysts. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are subject to financial reporting and other requirements that place significant demands on our resources.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources.

A substantial number of shares of our common stock may be sold into the market at any time.  This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Our common stock has in the past been a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

In the past, our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our common stock will not be classified as a “penny stock” in the future.

We are close to being controlled by a small number of “insider” stockholders, which could determine corporate and stockholder action on significant matters.

As of June 14, 2019, our directors, executive officers and certain other beneficial owners of our common stock, owned an aggregate of 5,666,488 shares of our outstanding shares of common stock, which represented approximately 74.0% of our outstanding 7,656,046 shares of common stock. Such holders also beneficially owned approximately 65.0% of the total voting power of the Company as of such date. Through their collective ownership of our outstanding common stock and Series A Convertible Preferred Stock, such holders, if they were to act together, would be close to controlling the voting of our shares at all meetings of stockholders and, because the common stock does not have cumulative voting rights, would determine the outcome of the election of all of our directors and determine corporate and stockholder action on other matters. The beneficial holdings of our directors and executive officers as a group represent 24.4% of our shares of common stock on a fully diluted basis.

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Risks Relating to Our Charter Documents and Capital Structure

Provisions of our Certificate of Incorporation and By-laws could discourage potential acquisition proposals and could deter or prevent a change in control that could be advantageous to our stockholders.

Some provisions in our Certificate of Incorporation and By-laws, as well as statutes, may have the effect of delaying, deterring or preventing a change in control. These provisions, including those providing for the possible issuance of additional shares of our preferred stock, which may be divided into series and with the preferences, limitations and relative rights to be determined by our board of directors, and the right of the board of directors to amend the By-laws, may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire a substantial number of shares of our common stock or to launch other takeover attempts that a stockholder might consider to be in his or her best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

Delaware law may delay or prevent takeover attempts by third parties and therefore inhibit our stockholders from realizing a premium on their stock.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. These provisions prevent any stockholder who owns 15% or more of our outstanding shares of common stock from engaging in certain business combinations with us for a period of three years following the time that the stockholder acquired such stock ownership unless certain approvals were or are obtained from our board of directors or from the holders of 66 2/3% of our outstanding shares of common stock (excluding the shares of our common stock owned by the 15% or more stockholder). Our board of directors can use these and other provisions to discourage, delay or prevent a change in the control of our company or a change in our management. Any delay or prevention of a change of control transaction or a change in our board of directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then current market price of our shares. These provisions could also limit the price that investors might be willing to pay for shares of our common stock.

The elimination of the monetary liability of our directors under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Incorporation contains specific provisions that eliminate the liability of our directors for monetary damages to our company and stockholders and requires indemnification of our directors and officers to the extent provided by Delaware law. Our By-laws also contain provisions that require the indemnification of our directors, officers and employees. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing limitation of liability and indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and our stockholders.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders, including shares issuable upon the exercise of warrants by the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. We will, however, bear the costs associated with the sale of shares by the Selling Stockholders.

We may receive proceeds upon the exercise of the warrants, which, if all such warrants are exercised in full and in cash, would be $1,273,244. The Selling Stockholders are under no obligation to exercise the warrants. We intend to use all proceeds from exercise of the warrants for working capital and other general corporate purposes. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities.”

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BUSINESS

Overview

AudioEye is a marketplace leader providing digital accessibility technology solutions for our clients’ customers through our Ally Platform products. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience of users. We believe that, when implemented our solutions offer businesses the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing population of individuals with disabilities throughout the world. In addition, our solutions help organizations comply with internationally accepted Web Content Accessibility Guidelines (“WCAG”) as well as U.S., Canadian, Australian, and United Kingdom accessibility laws.

We generate revenues through the sale of subscriptions of our software-as-a-service (“SaaS”) technology platform, called the AudioEye Ally Platform, to website owners, publishers, developers, Content Management System (“CMS”) platform providers and operators through the delivery of managed services combined with the implementation of our solutions. Our solutions have been adopted by some of the largest and most influential companies in the world. Our customers span disparate industries and target market verticals, which encompass (but are not limited to) the following categories: human resources, finance, retail/ecommerce, food services, automotive, transportation, hospitality, media, and education. Government agencies, both at the federal level and state and local levels have also integrated our software in their digital platforms.

AudioEye customers fall into one of two distinct sales channels: direct and indirect. In the direct channel, AudioEye sales personnel engage directly with the customer. In the indirect channel, AudioEye engages with customers, who are referred to as Indirect Channel Partners, who provide a website hosting platform for their end-user customers, and who serve as an authorized reseller of the AudioEye solution to their customers. Indirect channel sales have been a key factor in the acceleration of the AudioEye sales and marketing strategy. By working with strategically identified resellers, these partners provide a unique opportunity allowing AudioEye to onboard more end-user customers in a shorter period of time. By working with providers of the proprietary content management systems, AudioEye leverages economies of scale to deliver the AudioEye solution in a cost-effective and highly efficient way. In middle and lower markets, this strategy has helped make accessibility accessible to industries that would otherwise neglect the important issue of digital inclusion, altogether. We believe that there is significant opportunity for us to increase revenues by delivering our solutions through this indirect channel and therefore will continue to invest capital and resources in expanding our strategic partner business.

Industry Background

Millions of Internet users are impacted by disabilities that prevent them from accessing and using digital content on an equivalent basis. If not coded properly, a website may not offer full functionality for all users, in particular for users of assistive technology (“AT”), such as a screen reader. As a result, they may exclude potential users and customers. These sites also may not comply with U.S. and foreign laws addressing equal access and digital inclusion.

Traditional solutions addressing web accessibility may be costly and difficult to implement. Historically, the process for achieving compliance has been driven by costly consulting services and has not fully utilized emerging technologies to reduce the compliance cost burden. At the same time, web accessibility efforts have generally focused on a limited number of disability use cases, leaving many users’ accessibility needs for digital inclusion unaddressed. Businesses may have been reluctant to invest further in web accessibility solutions due to a perceived lack of commercial return on the significant investment required in order to design and implement a thorough and usable compliance solution.

Conventional solutions have been developed to help users access websites, but these systems often require plug-ins or software to be installed on the user’s computer. Many of these solutions are tailored to single or a limited number of use cases and do not encompass a more holistic approach for addressing a wider range of use cases. In some cases, these systems can be costly, unwieldy and inconvenient. Furthermore, the assistive software’s ability to understand, process, and interpret complex and dynamic web applications that are prevalent across the web today is dependent on the quality in which the code was designed and developed, including the level to which the website adheres to best practices and standards.

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Intellectual Property

Our intellectual property is primarily comprised of trade secrets, trademarks, issued, published and pending patent applications, copyrights and technological innovation. We have a patent portfolio comprised of six issued patents in the United States and we have received notice of allowance from the U.S. Patent and Trademark Office for a seventh patent; we have four published/pending patent applications, one pending patent application and one patent application being prepared for filing with the Patent Cooperation Treaty (“PCT”) (internationally).

We have a trademark portfolio comprised of one allowed trademark application, two published trademark applications, and six trademark registrations.

Our current patented invention relates to a server-side method and apparatus that enables users to audibly navigate websites and hear high-quality streaming audio narration and descriptions of websites. This patented invention involves creating an audio-enabled web experience by utilizing voice talent and automated text-to-speech conversion methods to read and describe web content.

Our current portfolio has established a foundation for building unique technology solutions that contribute to the way in which we differentiate ourselves from other competitors in the B2B Web Accessibility marketplace. We plan to continue to invest in research and development and expand our portfolio of proprietary intellectual property.

Business Plan and Strategy

Leveraging our own patented Ally Platform product suite, we provide cloud-based, enterprise-grade technology solutions, as well as managed services to fully implement our solution and position our clients’ sites to more fully conform with web accessibility best practices. Our technology and professional service offerings may be purchased through a subscription service for either a one-year or multi-year term. Functionally, the business is organized into Executive, Sales, Marketing, Engineering (which includes intellectual property development), Implementation, Quality Assurance, and Customer Experience. Intellectual property development is tasked with the development of new leading-edge intellectual property.

Through the sale of managed and self-service contracts, our business model is to sell Business to Business and to secure revenue from multiple business channels, including (but not limited to): providers of CMS, corporate website owners, publishers, developers, and operators, federal, state and local governments, educational institutions, e-learning and e-commerce websites, kiosk companies, and not-for-profit organizations.

In what Forrester Research, Inc., a market research company that provides advice on existing and potential impact of technology, has called the “age of the customer”, we believe that, by adopting our solutions, our customers gain a competitive advantage by ensuring a superior digital experience for all of their customers, in particular for persons with diverse abilities. Some of the many leading advantages of our solution include:

1.	Maintaining a mission of inclusion and accessibility for the approximately 15% of the population with a disability or physical limitation who are denied full access to online digital content.

2.	Increasing the client return on investment by opening access to the spending power of the 15% of the population that is denied equal access to the internet.

3.	Maximizing conformance with WCAG 2.1 Success Criteria.

4.	Deploying a cost-effective and fully-managed solution that is scalable with rapid deployment and little to no project management.

5.	Consistently providing an enhanced customer experience for our client customers by providing access to innovative and universally designed technology solutions.

Our primary objective is to establish and maintain a long-standing relationship with our customers, as a trusted and reliable provider of web accessibility technology and services.

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Product Service Offerings

AudioEye uses proprietary technology and development tools to offer advanced web accessibility fully-managed solutions that offer significant savings in time and money relative to traditional solutions. Our compliance solutions focus on rapid remediation of common accessibility issues, followed by in-depth analysis identifying and addressing a more comprehensive compliance program. Our technology was built to not only provide users with a cloud-based assistive toolset that gets embedded and made freely available to users within our client websites, but to also improve the code in a way that optimizes the user experience for users of existing third-party assistive technologies, such as screen readers.

We offer a diversified portfolio of service offerings that are broken into two broad business categories: subscription to our web accessibility technology platform and managed services.

Our web accessibility technology platform (The AudioEye Ally Platform) consists of the Digital Accessibility Platform and Ally Managed Service, which are offered as an Internet Cloud SaaS subscription service. AudioEye offers two distinct Web Accessibility solution offerings: Digital Accessibility Platform and Ally Managed Service.

The AudioEye Digital Accessibility Platform empowers web developers to improve their websites using the most current, innovative, and industry-leading tools. The Digital Accessibility Platform is primarily a self-service solution for clients who want to own the accessibility process from beginning to end and puts the power of accessibility issue tracking, auditing and remediation in the hands of developers. This improves the usability and accessibility of their web infrastructures. For organizations that are developing web accessibility, this robust site evaluation tool provides detailed information to help developers and designers fully understand the identified issues as well as the different WCAG 2.1 best practices that may be implemented in order to improve their website through changes implemented at the source. WCAG 2.1 covers a wide range of recommendations for making Web content more accessible. Following these guidelines will make content more accessible to a wider range of people with disabilities, including accommodations for blindness and low vision, deafness and hearing loss, limited movement, speech disabilities, photosensitivity, and combinations of these, and some accommodation for learning disabilities and cognitive limitations.

For organizations looking to offload the accessibility process, the Ally Managed Service allows AudioEye Accessibility Engineers and AT Usability Testers to do the vast majority of the heavy lifting in order to achieve accessibility and compliance for our clients. This unique offering leverages a balance of system and engineer generated remediation techniques to programmatically fix website problems that inhibit full access to our customers’ electronic information technologies. By providing our customers with full access to the Digital Accessibility Platform and working with them on a long-term basis to provide automated and manual testing in order to allow them to fully understand the issues of accessibility and how to develop with web accessibility in mind, AudioEye is able to reduce the burden on IT resources, leaving only limited work for finite client resources. In conjunction with the implementation of the AudioEye JavaScript, AudioEye makes available the option to publish the Ally Toolbar, which includes the Help Desk and Certification Statement. The Help Desk provides support for end-users who have issues accessing content, while the Certification Statement outlines our client’s commitment to providing an accessible and usable website experience for individuals with disabilities. As part of the Ally Managed Service, AudioEye makes available detailed reporting that provide the client with the results of web accessibility remediation efforts.

As an additional revenue source, AudioEye provides Managed Services that support the SaaS model infrastructure. When clients adopt the Digital Accessibility Platform as a self-service tool, AudioEye markets and sells managed services that include the following: Product Support, Accessibility Training from accessibility engineers and subject matter experts, Manual Assistive Technology Usability Testing, and other ad hoc services such as Video Transcription & Captioning, PDF Accessibility Solutions, Audio Description Authoring, Accessibility Help Desk, and more. These same services are also provided to customers adopting the Ally Managed Service solution and go beyond the inherent managed services that are part of the implementation of website remediation, the provision of the Ally Toolbar, and, ultimately, the certification of our clients’ websites and web applications.

Customers

Our potential customer base includes a broad range of private and public sector customers, including, in particular:

•	Corporate enterprises;

•	Educational institutions;

•	Federal, state, and local governments and agencies;

•	Not-for-profit organizations; and

•	End-user customers of the CMS website hosting providers.

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If we are unable to establish, maintain or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate, and our growth may be limited. The Company had one major customer (including their affiliates) which generated approximately 11.8% of its revenue in the fiscal year ended December 31, 2018. The Company had two major customers (including their respective affiliates) which generated approximately 18.0% and 10.4%, respectively, of its revenue in the fiscal year ended December 31, 2017.

Corporate Enterprises

Our management believes that corporate enterprises and the CMS platform providers are both markets for the Company’s products and services. Management believes that the AudioEye Ally Managed Service product provides a business advantage for our clients by enabling them to better reach the large population of customers who are not able to gain equal access to our clients’ content, products, and services delivered via their websites.

Title III of the Americans with Disabilities Act was enacted to help eliminate barriers to access. Just as building owners must implement physical accommodations to remove any physical barrier to access, transportation, or communication, website owners must adhere to Web Accessibility best practices in order to ensure barrier-free access to their websites and online materials. Over time, a website owner must maintain and prove their implementation of those techniques, such as those outlined within the globally recognized WCAG.

Government and Not-for-Profit Organizations

Federal and state laws require that the information and services made available across government agency websites meet the diverse and unique needs of all site visitors. Conforming to Web Accessibility best practices and guidelines helps ensure public access to government information and improves the value of agency investment in their websites and online services.

The Rehabilitation Act of 1973 (“Rehabilitation Act”) requires that individuals with disabilities, who are members of the public seeking information or services from a federal department or agency, have access to and use of information and data that is comparable to that provided to the public without disabilities. The federal government also requires vendors selling to the government to be compliant under Section 508 of the Rehabilitation Act, unless covered by a provable exception. Canada and the European Union have similar requirements.

Seniors and print-impaired individuals need the Internet’s critical access to fundamental state, local and federal government services and information such as tax forms, social programs, emergency services and legislative representatives. In addition, the roughly 120,000 federal employees with disabilities require Internet accessibility for workplace productivity. The AudioEye Reader in the cloud provides an intuitive Internet experience across all Internet-enabled devices without imposing any additional costs on end-users. For government site administrators, our Digital Accessibility Platform is designed to be user-friendly so that sites can be made accessible and maintained as part of any web management process.

Over 100 governments have signed and ratified the UN Convention on the Rights of Persons with Disabilities. The Company’s certification seal demonstrates a website owner’s commitment to meeting internationally accepted accessibility standards (). As a result, our management believes that providing accessibility services for website owners and developers has become a significant market opportunity in view of the potential demand across millions of internet websites.

The AudioEye solution provides a unique approach to solving a pervasive issue that has inhibited government agencies from embracing efficiencies gained through adopting new cost-effective technological capabilities. More and more federal agencies are beginning to embrace cloud-based service offerings and to leverage the capabilities afforded through the adoption of third-party cloud-based service providers. Implementing the AudioEye solution allows federal, state, and local governments to provide constituents with a reliable, scalable, and fully accessible web environment. By pairing the AudioEye Solution with other disparate SaaS offerings, organizations can more readily comply with the ADA standards. Implementing AudioEye mitigates risk of non-conformance and goes beyond basic levels of compliance through the inclusion of free cloud-based assistive tools, which lives up to the spirit of ADA - a noble and necessary aspiration for all federal, state and local government agencies.

Our solutions are sold by our direct sales team and through strategic partnerships and resellers. This strategy enables us to address all the broad markets covered by our technology and allows for a depth and market penetration that we could never approach on our own.

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Our management believes that the government market imposes certain barriers to entry to new potential entrants. However, our management believes that the potential for recurring revenue generation, the data value appreciation that occurs over time, and low turnover upon establishment of government business all contribute to ideal long-term conditions that make this a good market for us to conduct direct sales.

The federal government boasts nearly 2,000 top-level .gov domains and 24,000 websites of varying purpose, design, navigation, usability and accessibility. Including the 50 states and all local government websites, there are over 600,000 government websites in the United States.

Potential additional market segments of focus include, but are not limited to:

•	Finance & Banking Institutions;

•	Travel & Hospitality;

•	Public & Private Transportation Companies;

•	Retail and Ecommerce Companies;

•	Educational Institutions (K-12 and universities as a result of frequent and recent settlement agreements involving and structured by the Department of Justice);

•	Automotive;

•	Food Services; and

•	SaaS Providers.

Marketing and Sales

In addition to direct sales with industry specialization and geographical diversification, we use strategic business partnerships and development referral partners, who maintain a long-standing successful track record in securing introductions with C-level executives and key stakeholders that directly influence the buying decision of our technology and services. As a proven means of breaking down barriers to entry and shortening sales cycles, these strategic relationships contribute to the success of our sales operation. Conveying the return on investment of our technology to our prospective clients is critical as a differentiator in our space. Success in all these efforts is not only critical in order to meet our sales objectives, but also raises market awareness of the Company’s products and brand.

The Company also attends selected accessibility and industry trade conferences, maintains memberships with key, industry-specific organizations, serves as subject matter experts within well-attended panels covering industry-related topics, leverages paid search engine optimization for those looking online to learn about or purchase accessibility products or services, and a variety of other conventional marketing and social marketing techniques.

Competition

Website accessibility can be achieved in one of two ways.

The traditional approach is called a “Shift Left” strategy. On the continuum of an organization’s software development life cycle, shift left refers to integrating universal design and accessibility testing and analysis as early on in a project (the design and development process) as possible. The idea is to prohibit inaccessible content from reaching production environments. For many businesses and organizations with the right resources and afforded a healthy amount of time, this is absolutely the right thing to do. Without a doubt, websites should be designed, developed, and created with web accessibility in mind. This is why AudioEye offers the Digital Accessibility Platform and provides resources for organizations seeking to empower internal stakeholders to become the subject matter experts. This approach, however, does little to assist organizations being sued for websites that are already live and public facing. No one has ever been sued for a website that was being built. By the thousands, per year, businesses are being sued because of the sites they have, today, and not the sites they are looking to build in the future.

This is where we come in. AudioEye makes websites accessible. In fact, we are proud to be the web accessibility company that revolutionized the way businesses and organizations achieve and maintain a sustainable path to digital inclusion. Our solution identifies and remediates accessibility issues with both automated and manual testing and engineering and provides continuous monitoring to ensure sites meet or exceed legal compliance with ADA-related laws and substantially conform with the WCAG, which is the internationally recognized benchmark used to ensure the needs of individuals of disabilities are addressed when it comes to creating and publishing websites and digital content.

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Other competitive solutions are insufficient when it comes to actually achieving substantial conformance with WCAG and removing access barriers that may impede or limit access for individuals with disabilities. These tools include:

•	Automated Testing Tools. These tools are insufficient and not a viable solution. There are a vast number of automated testing tools. These solutions provide businesses that tend to have very little knowledge of the issues with insights into, approximately, 35% of the overall potential access barriers. Unfortunately, they do next to nothing to assist businesses in understanding true access barriers and may even provide misleading evidence (e.g. false positives) that further waste product stakeholders time (assuming the business even controls its website – i.e. many businesses rely on outsourced niche CMS providers, which leaves their hands tied when it comes to meeting compliance requirements). Further, and most importantly, these solutions do nothing to fix anything. At the very best, they offer potential insight to assist internal stakeholders with information as to how to find and potentially fix, up to only 35% of, the issues that are detected by the automated testing suite. The remaining issues require subject matter experts to uncover issues through manual accessibility (AT) testing.

•	Accessibility Toolbars. These tools are insufficient and not a viable solution. For as many automated testing tools that can be found in the marketplace, there are just about as many low-cost accessibility toolbars, many of which emulate the leading edge, industry-first web personalization tools that AudioEye supplies free with the Ally Managed Service. On their own, these solutions provide businesses with only incremental benefits that address a small percentage of potential access barriers. Automatic remediation (if any) narrowly addresses WCAG Success Criteria, which provides very little benefit for AT users, who are the ones filing lawsuits against businesses for non-compliance. This approach has worked well in countries outside of the U.S. as evidenced by the large number of international firms attempting to enter the market in the U.S. Until these tool providers achieve validation from U.S.-based security organizations and can pass stringent due diligence examinations, they face an uphill climb. Further, and more importantly, until these tool providers are able to securely and reliably deliver human-based remediation as delivered through their dynamic remediation technology, U.S. companies will see through their façade and/or gain very little benefit by incorporating and using these highly limited solutions.

In summary, our management believes that the Company’s technology and solutions will primarily compete against the following:

1.	Web Accessibility Assessment Technology Providers and Automated Testing Tools. There are a small number of Web Accessibility audit and tracking platform providers, but we do not believe their technology solutions offer the specific end-to-end services offered through the AudioEye Digital Accessibility Platform. Furthermore, their solutions are currently more standalone in that they are not combined with a cloud-based tool with a full suite of comparable assistive tools for end-users.

2.	Web Accessibility Remediation Technology Providers. Currently, other technology providers that utilize technology to apply compliance remediation through a server-side technology do not effectively deploy human-deployed remediations, nor do they pair their solution with the full breadth of services offered through the AudioEye Ally Platform product suite, including, for example, assistive tools for end-users. These providers are therefore limited in their capacity to provide a fully inclusive user experience for the customers adopting the technology.

3.	Web Accessibility Consulting Service Providers. There are a substantial number of consulting service providers in the Web Accessibility industry. Each generally provides an analysis of the various compliance issues associated with its clients’ websites. They ultimately provide resources and assistance in applying fixes and changes at the source. While we provide these services, we also provide tools that empower an end-to-end fully managed service, as well as tools that empower self-directed developers to fix issues without requiring source-code remediation.

4.	Cloud-Based Assistive Technology Providers and Accessibility Toolbars. There are other cloud-based assistive technology providers. However, they do not offer a reliable and trusted solution with compliance detection and remediation for users of existing, native assistive technologies, such as screen readers.

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Competitive Strengths

Our management believes the following competitive strengths will enable our success in the marketplace:

•	Unique combination of technology and specialized managed service. Our management believes that AudioEye, unlike any other company in the marketplace, has addressed the problem of Web Accessibility, holistically, and has uniquely positioned itself to provide a combination of leading-edge technology and high-quality specialized managed service. Our one-of-a-kind, combined solution empowers our clients to provide the highest level of access and usability across their digital infrastructure, while reducing burden on finite IT resources, which leads to cost-savings and reduced time-to-market for our customers. Our management believes that the AudioEye solution allows our customers to focus not only on achieving compliance, but also on maintaining compliance throughout the life of the subscription and enabling a tangible and non-trivial return on investment – a true competitive advantage. This return on investment is derived from opening access to the approximately 15% of the population with a disability or physical limitation. This has allowed our clients to reach more customers, improve brand image, and build additional brand loyalty from their customers in a competitive manner.

•	Unique patented technology. First and foremost, AudioEye builds all its products with the primary goal of enhancing the user experience, in every way possible, regardless of the end-user’s individual disability or physical limitation. AudioEye is a marketplace technology leader providing what we believe to be unparalleled Web Accessibility solutions for our clients’ customers through our Ally Platform products. We own a unique patent portfolio comprised of six issued patents in the United States and we have additional U.S. patents pending. Our portfolio includes patents and pending patent applications in the United States with over 60 issued claims.

Our current portfolio has established a foundation for building unique technology solutions that contribute to the way in which we differentiate ourselves from other competitors in the B2B Web Accessibility marketplace. We are actively pursuing the expansion of this portfolio to include a broad range of pertinent and novel concepts that AudioEye has employed (or is in the process of employing) for our growing client list. In this continued pursuit of expanding the capabilities of our technology and meeting the demands of our customers, AudioEye is committed to growing its IP portfolio.

•	Highly experienced inventors, technologists and product development team. Our team is comprised of experienced software, e-commerce, mobile marketing and Internet broadcasting developers and technologists that have worked together for over fifteen years. During their careers, this team has developed several technologies programs for Fortune 500 organizations; federal, state and local governments in the United States, and several leading organizations across the global marketplace.

Patent and Trademark Rights

We have a portfolio comprised of six approved patents in the United States, and we have received a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent. We also have several additional patents that are either pending or are being prepared for filing.

The patents have been extended and cover a period from 2002 through 2026. We have six issued patents and six registered trademarks with the U.S. Patent and Trademark Office.

Legal Landscape and Government Regulation

Government regulation in the United States that affects the market and commercial potential for our products and services includes the Rehabilitation Act, the ADA, Section 508 of the Rehabilitation Act, Section 504 of the Rehabilitation Act, the Twenty-First Century Communications and Video Accessibility Act of 2010 (“CVAA”), the Air Carrier Accessibility Act (“ACAA”), and various State Laws.

The Rehabilitation Act requires that individuals with disabilities, who are members of the public seeking information or services from a federal department or agency, have access to and use of information and data that is comparable to that provided to the public without disabilities. The federal government also requires vendors selling to the government be compliant under Section 508 of the Rehabilitation Act, unless covered by a provable exception. Canada and the European Union have similar requirements.

The ADA was passed to ensure equal opportunity for people with disabilities. It applies to employment, transportation, state and local government services, and businesses that provide public accommodations or facilities.

Title II and Title III of the ADA prevent discrimination on the basis of disability in services, programs, and activities provided by public entities (Title II) and private entities considered to be places of public accommodation (Title III). Title II and Section 504 of the Rehabilitation Act continue to be actively enforced by the Office of Civil Rights (“OCR”), who has entered into hundreds of resolution agreements with School Districts and Education Institutions requiring conformance to WCAG 2.1 Success Criteria as managed and monitored through an OCR-validated Accessibility Auditor.

Under the previous administration, the Department of Justice (“DOJ”) was in the process of formulating rules regarding the accessibility of websites and mobile applications. The DOJ had divided its rulemaking into two efforts: the first was intended to provide guidance to state and local entities to comply with Title II, and the second was intended to establish rules for private entities to comply with Title III. Under the new administration, the DOJ has placed the issuance of those rulemakings on the inactive list. However, we believe the absence of any rulemaking will only increase the prevalence of lawsuits filed by plaintiffs seeking issue resolution in continued pursuit of their civil rights as protected under ADA. According to a leading ADA law firm, Seyfarth Shaw, with over 2,258 federal lawsuits filed, federal ADA Title III lawsuits increased by 17% in 2018 due largely to Website Access Lawsuits. This trend is expected to increase in 2019.

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Learn more at www.ada.gov.

Section 508 of the Rehabilitation Act Requires that federal agencies’ electronic and information technology is accessible to people with disabilities, including employees and the public.

The U.S. Government Access Board has updated the requirements to Section 508 compliance standards, commonly referred to as the “Section 508 ICT Refresh,” further formalizing the mandate to adhere to specific web accessibility best practices, namely those outlined under the WCAG, the international standards for web accessibility. Already, a growing number of legal mandates and recent settlements point to the WCAG 2.1 standards as well as making it a requirement to hire third-party Accessibility Subject Matter Experts to maintain an accessibility audit and provide certification – sources range from the DOJ, the U.S. Access Board, and the OCR.

For more information, visit www.section508.gov.

Section 504 of the Rehabilitation Act entitles individuals with disabilities to equal access to any program or activity that receives federal subsidy – this includes Web-based communications for educational institutions and government agencies.

In October 2010, the CVAA was enacted to update existing federal laws requiring communications and video programming accessibility and to fill in any current gaps in accessibility to ensure the full inclusion of people with disabilities in all aspects of daily living through accessible, affordable and usable communication and video programming technologies.

Per the Department of Transportation, the ACAA (49 U.S.C. 41705) prohibits discrimination by U.S. and foreign air carriers on the basis of physical or mental disability. The Department of Transportation, in interpreting and implementing the ACAA, has issued a rule setting forth the standards of service which air carriers are expected to provide to disabled individuals.

Beyond the federal level, many states have enacted accessibility laws and, going further, internationally, over 100 Governments have signed and ratified the UN Convention on the Rights of Persons with Disabilities.

As an example, the California Unruh Civil Rights Act, among other things, prohibits discrimination based on disability. More recently, a new law enacted in California, Assembly Bill 434 State Web Accessibility, states that prior to July 1, 2019, each State Agency Director or its Chief Information Officer must post on the homepage of its agency a declaration that the site has been made accessible by meeting the WCAG standards.

Given the many government regulations in place and/or in process, actions must be taken for businesses to comply with best practices and international standards. This presents a significant business opportunity as more pressure is being put on businesses and organizations to improve the accessibility of their web environments. In addition, from a risk mitigation standpoint, it is best if they consistently and reliably track and demonstrate their level of conformance to these internationally recognized standards over time, the WCAG 2.1.

Employees

As of June 14, 2019, we had 78 full-time employees. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good.

Corporate Information

AudioEye, Inc. was formed as a Delaware corporation on May 20, 2005. On August 1, 2018, the Company amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized shares of common stock from 250,000,000 to 50,000,000. As a result, 186,994,384 shares of the Company’s common stock were exchanged for 7,479,775 shares of the Company's common stock. Our financial statements have been retroactively restated to reflect the reverse stock split.

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Our principal executive offices are located at 5210 East Williams Circle, Suite 750, Tucson Arizona, 85711, and our telephone number at that address is (866) 331-5324. We maintain a website at www.audioeye.com (this reference to our website is an inactive textual reference only and is not intended to incorporate our website into this report). We file reports with the SEC and make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains a website at www.sec.gov containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Information on the SEC’s website does not constitute part of this report. Our website also contains copies of our corporate governance guidelines, code of business conduct and ethics, related party transaction policy and whistleblower policy, and copies of the charters for our audit committee, compensation committee and nominating and corporate governance committee.

Description of Property

The Company’s principal executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, consisting of approximately 5,151 square feet as of June 14, 2019 in a facility that is leased under an agreement that expires on October 31, 2022.

The Company also leases offices in Scottsdale, Arizona; Atlanta, Georgia; and New York, New York.

We believe our current premises are suitable and adequate for our current and expected operations. We believe that suitable additional or substitute space will be available as needed to accommodate changes in our operations.

Legal Proceedings

For a description of our material legal proceedings, see the section titled “Litigation” included in Note 10 – “Commitments and Contingencies” in the notes to our consolidated financial statements for the years ended December 31, 2018 and 2017, which section is incorporated by reference herein.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Common Stock Information

Our common stock has been listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “AEYE” since September 4, 2018. Prior to September 4, 2018, our common stock was quoted on the OTCQB (the Venture Market) and the Over the Counter “OTC” Bulletin Board (each being part of the OTC Markets Group) since April 15, 2013 under the same symbol.

In August 2018, the Company sold in a private placement 1,000,000 shares of its common stock at $6.25 per share for net proceeds of $5,609,215, after costs and expenses of $640,785 (the “Private Placement”). The Shares were offered and sold in the Private Placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. At the closing of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors pursuant to which the Company agreed to register the shares of common stock for resale. On September 4, 2018, the Company filed a registration statement on Form S-1 covering the resale or other disposition of the securities subject to the Registration Rights Agreement.

On May 31, 2019, there were 230 holders of record of our common stock, and a greater number of beneficial holders of our common stock for whom shares were held in a “nominee” or “street” name. As of that same date, there were nine holders of record of our preferred stock.

The transfer agent of our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209, telephone number: (303) 282-4800.

Dividend Policy

In April 2015, the Company issued 175,000 shares of Series A Convertible Preferred Stock with cumulative 5% dividend rights payable when declared by the board of directors of the Company.

Dividends to preferred stockholders take precedence over any dividends to common stockholders. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. We have not declared or paid any dividends on our preferred or common stock since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. There are no restrictions in our Certificate of Incorporation or by-laws that prevent us from declaring dividends. Any future declaration of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, and capital requirements.

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Securities Authorized for Issuance Under Equity Compensation Plans

We currently maintain equity compensation plans that provide for the issuance of our common stock to our officers, employees, directors and consultants upon the vesting and exercise of stock options, the vesting and settlement of RSUs, and pursuant to certain other types of equity awards. The plans are our:

•	2012 Incentive Compensation Plan;

•	2013 Incentive Compensation Plan;

•	2014 Incentive Compensation Plan;

•	2015 Incentive Compensation Plan;

•	2016 Incentive Compensation Plan, as amended; and

•	2019 Equity Incentive Plan.

All of these equity incentive plans, other than our 2016 Incentive Compensation Plan, as amended, have been approved by our stockholders. The following table summarizes the information about outstanding options and RSUs, and available shares, under our equity compensation plans as of December 31, 2018:

				(c)
				Number of securities
				remaining available for
	(a)		(b)	future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
Plan Category	warrants and rights		warrants and rights(1)	column (a))
Equity compensation plans approved by security holders	1,100,149	(2)	$4.67	45,180
Equity compensation plans not approved by securityholders	120,352	(3)	-	103,414
Total	1,220,501		-	148,594

(1)	The weighted average exercise price of outstanding options does not take into account outstanding RSUs since they do not have an exercise price.
(2)	Represents 997,989 shares of common stock issuable upon the exercise of outstanding stock options and 102,160 shares of common stock issuable upon the vesting and/or settlement of outstanding RSUs under our 2012, 2013, 2014, 2015 and 2016 Incentive Compensation Plans.
(3)	Represents shares of common stock issuable upon the vesting and/or settlement of outstanding RSUs under our 2016 Incentive Compensation Plan, as amended.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated audited financial statements and related notes for the years ended December 31, 2018 and 2017 and our consolidated unaudited financial statements and the related notes for the three months ended March 31, 2019 and 2018 that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus.

Result of Operations

Our consolidated audited financial statements are stated in United States Dollars and are prepared to conform to accounting principles, generally accepted in the United States of America, and consistently applied in the preparation of the financial statements. The discussion of the results of our operations compares the year ended December 31, 2018 with the year ended December 31, 2017 and the three months ended March 31, 2019 with the three months ended March 31, 2018, and is not necessarily indicative of the results which may be expected for any subsequent periods. Our prospects should be considered in light of the risks, expenses and difficulties described in the “Risk Factors” section of this prospectus beginning on page 11 and those encountered by companies in similar positions. We may not be successful in addressing these risks and difficulties.

Comparative for the Years ended December 31, 2018 and December 31, 2017

	Year Ended December 31,
	2018	2017
Results of Operations
Revenues	$5,660,427	$2,739,439
Cost of revenue	2,626,815	1,384,145
Gross profit	3,033,612	1,355,294

Selling and marketing expenses	2,462,865	1,421,127
Research and development expenses	194,429	181,303
General and administrative expenses	4,950,138	4,271,510
Operating loss	(4,573,820)	(4,518,646)
Unrealized loss on investments	(240)	(450)
Unrealized loss on derivative liabilities	-	(155,027)
Loss on settlement of debt	(267,812)	(15,724)
Interest expense, net	(178,002)	(917,992)
Net loss	$(5,019,874)	$(5,607,839)
Dividend on Series A convertible preferred stock	(53,740)	(75,206)
Net loss attributable to common stockholders	$(5,073,614)	$(5,683,045)
Net loss per weighted average common share-basic and diluted	$(0.74)	$(1.21)

In 2018, our net loss decreased to $5,073,614 from $5,683,045 in 2017, primarily as a result of the following:

Revenue

For the years ended December 31, 2018 and 2017, revenue in the amount of $5,660,427 and $2,739,439, respectively, consisted primarily of various levels of revenue from core product sales, software development, website design and maintenance. Revenues increased due to the execution of the Company’s business plan which includes the hiring of additional sales team members, securing new negotiated channel partnerships thus increasing the volume of reselling of the AudioEye products and services, and a continued marketing focus on highly transactional industry verticals.

 The following table presents our revenues disaggregated by sales channel:

	Year ended December 31,
	2018	2017
Subscription revenue and support – Direct	$4,315,168	$2,543,947
Subscription revenue and support – Indirect (Strategic partners)	1,345,259	195,492
Total revenues	$5,660,427	$2,739,439

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Cost of Revenue

For the years ended December 31, 2018 and 2017, cost of revenue in the amount of $2,626,815 and $1,384,145, respectively, consisted primarily of employee-related costs, including payroll, benefits and stock-based compensation expense for our technology operations and customer experience teams, fees paid to our managed hosting providers and other third-party service providers, amortization of capitalized software development costs and acquired technology, and allocated overhead costs. The increase in cost of revenue was due to significant increase in direct labor headcount and related payroll and use of sub-contracting to support the increase in revenues.

Gross Profit

The increase in revenue and increase in sub-contracting and direct labor costs resulted in a gross profit of $3,033,612 and $1,355,294 for the years ended December 31, 2018 and 2017, respectively. Gross profit increased as a result of increasing sales, partially offset by an increase in sub-contracting and direct labor costs. The increase in gross profit was primarily due to increased sales volume, an increasing revenue renewal rate and recognition of deferred revenue as a result of longer contracts. Advancements in the Company’s technology also led to certain efficiencies in the delivery of service.

Selling and Marketing Expenses

Selling and marketing expenses were $2,462,865 and $1,421,127 for the years ended December 31, 2018 and 2017, respectively. The increase in expenses resulted primarily from staff and salary increases as we expand and grow our business lines.

Research and Development Expenses

Research and development expenses were $194,429 and $181,303 for the years ended December 31, 2018 and 2017, respectively. Research and development expenses increased predominantly as a result of an increase in technology staff.

General and Administrative Expenses

General and administrative expenses were $4,950,138 and $4,271,510 for the years ended December 31, 2018 and 2017, respectively. General and administrative expenses increased primarily as a result of added headcount, higher contract labor costs, and higher benefits costs.

Loss on Change in Fair Value of Derivative Liabilities

In each of October 2015, 2016 and 2017, we issued warrants with an embedded reset provision requiring us to calculate the fair value of these derivatives each reporting period and to mark them to market as a non-cash adjustment to our current period operations. This resulted in a loss of $155,027 on change in fair value of derivative liabilities for the year ended December 31, 2017. The primary driver of the change in our derivative liability is our stock price. Generally, as our stock price increases, the liability increases resulting in a larger non-cash loss for the period to period change.

On January 1, 2018, we adopted Accounting Standards Update (“ASU”) 2017-11 by electing the retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, we are no longer required to treat as derivatives our financial instruments with embedded anti-dilutive (reset) provisions.

Loss on Settlement of Debt

In October 2018, we issued common stock upon the conversion of convertible notes payable in the amount of $224,975 plus accrued interest. In connection with this issuance, we incurred a $267,812 loss on settlement.

In November 2017, we issued common stock upon the conversion of a convertible note payable in the amount of $50,000 plus accrued interest. In connection with this issuance, we incurred a $15,724 loss on settlement.

Interest Expense, Net

Interest expense, net during the year ended December 31, 2018 was $178,002 compared to $917,992 for the year ended December 31, 2017. For 2018 and 2017, interest expense, net consists primarily of amortization of debt discounts and interest incurred relating to our issued convertible notes payable.

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Contracts in Process/Revenue Recognition

Under current accounting procedures, revenue is recognized when delivery of the promised goods or services is transferred to customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services. Certain Software as a Service (“SaaS”) invoices are prepared on an annual basis. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. Subscription revenue is recognized on a ratable basis over the contractual subscription term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue. The Company only records accounts receivable for the amount of revenue recognized as service is rendered, even if the client has been billed for the entire contract value. The table below summarizes the amount of contract value in excess of the revenue recognized of $7,601,875, our deferred revenue of $3,028,787 and amount recognized as revenue in the amount of $5,660,427 in 2018. Contract and deferred revenues are expected to be recognized in future periods. The Company also receives contracts for service hours but where total contract value is uncertain. These “fee for service contracts” are recorded in the table below only if the services have been delivered and the associated revenue has been recognized.

A summary of our contracts in process is as follows:

Contracts in Process
December 31, 2018
		Revenue	Revenue Recognized	Deferred	Contract Amount in Excess of Deferred
	Contract	Recognized	12 Months Ended	Revenue	Revenue and
	Amount	prior to 2018	December 31, 2018	December 31, 2018	Recognized Revenue
Fixed Contracts	$18,482,925	$2,191,836	$5,660,427	$3,028,787	$7,601,875

Revenues for the fourth quarter of 2018 were a record $1.78 million, representing an increase of 103% from $876,000 in the same year-ago period. The revenues for the fourth quarter of 2018 represent the 12th consecutive quarter of topline growth for the Company. In addition, both deferred revenues and cash contracts in excess of revenues and deferred revenues continue to grow.

Contract bookings for the fourth quarter of 2018 were the highest quarter of such contract bookings in Company history, totaling approximately $3.50 million. This represents an increase of 124% from $1.56 million in the same year-ago period.

For the full year 2018, the Company secured a record $11.55 million in contract bookings, representing an increase of 83% compared to $6.31 million in 2017. During the fourth quarter as well as throughout 2018, we continued to see significant growth within our direct and indirect sales channels. The increasing number of legal cases related to issues of accessibility has driven adoption of our solutions from a compliance perspective. Further, more companies are recognizing the business value of making their sites accessible to millions more consumers. Recognition of the business ROI is being sparked by demand from end-users who are letting companies and organizations know of the significant importance of accessibility to their websites.

Comparative for the Three Months ended March 31, 2019 and March 31, 2018

	Three Months Ended
	March 31,
	2019	2018
Revenue	$1,985,678	$1,149,342

Cost of sales	902,984	587,464
Gross profit	1,082,694	561,878
Operating expenses:
Selling & marketing	871,875	610,662
Research & development	215,253	49,667
General and administrative expenses	2,136,326	1,064,625
Total operating expenses	3,223,454	1,724,954
Operating loss	(2,140,760)	(1,163,076)

Unrealized (loss) gain on marketable securities	(18)	228
Interest income	(648)	237

Net loss	(2,141,426)	(1,162,611)
Deemed dividend on Series A Convertible preferred stock	(12,945)	(13,750)
Net loss attributable to common stockholders	$(2,154,371)	$(1,176,361)
Net income per common share – basic and diluted	$(0.28)	$(0.18)
Weighted average common shares outstanding – basic and diluted	7,611,296	6,466,563

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Revenue

For the three months ended March 31, 2019 and 2018, revenue was $1,985,678 and $1,149,342, respectively, consisting primarily of revenues from core product sales, software development, website design and maintenance services. Revenues increased due to the execution of the Company’s business plan which includes the hiring of additional sales and marketing team members, securing new negotiated channel partnerships, increasing the volume of resales of the AudioEye products and services, and continued marketing focus on highly transactional industry verticals.

The following table presents our revenues disaggregated by type of good or service and sales channel:

	Three Months Ended March 31,
	2019	2018
Subscription revenue and support – Direct	$1,460,624	$945,637
Subscription revenue and support – Indirect (Strategic partners)	525,054	203,705
Total revenues	$1,985,678	$1,149,342

Cost of Revenue

For the three months ended March 31, 2019 and 2018, cost of revenue was $902,984 and $587,464, respectively, consisting primarily of employee-related costs, including payroll, benefits and stock-based compensation expense for our technology operations and customer experience teams, fees paid to our managed hosting providers and other third-party service providers, amortization of capitalized software development costs and acquired technology, and allocated overhead costs. The increase in cost of revenue was due to significant increase in direct labor headcount and related payroll and use of sub-contracting to support the increase in revenues.

Gross Profit

An increase in our revenues and increase in cost of revenue resulted in a gross profit of $1,082,694 for the current period, as compared to a gross profit of $561,878 during the three months ended March 31, 2018. Gross profit increased as a result of increased sales volume, an increasing revenue renewal rate and recognition of deferred revenue as contractual obligations are fulfilled, offset in part by an increase in sub-contracting and direct labor costs.

Selling and Marketing Expenses

Selling and marketing expenses were $871,875 and $610,662 for the three months ended March 31, 2019 and 2018, respectively.  The increase resulted primarily from staff additions and salary increases as we expand our business lines.

Research and Development Expenses

Research and development expenses were $215,253 and $49,667 for the three months ended March 31, 2019 and 2018, respectively. Research and development expenses increased primarily as a result of an increase in technology staff.

General and Administrative Expenses

General and administrative expenses were $2,136,326 and $1,064,625 for the three months ended March 31, 2019 and 2018, respectively. General and administrative expenses increased $1,071,701 due primarily to higher salaries and service provider costs in the 2019 period as compared to the 2018 period. Salaries, wages and benefits expenses increased to $799,749 in the current year period compared to $236,106 in the first quarter of 2018. Legal, consulting and recruiting fees increased significantly over such fees for the prior year period and were $489,410 in the first quarter of 2019 compared to $18,130 in the prior year comparable period. Stock based compensation for the three months ended March 31, 2019 was $448,900 as compared to $367,303 for the same period last year.

Interest Income (Expense), net

Interest expense, net, during the three months ended March 31, 2019 was $648 compared to Interest income, net, of $237 for the three months ended March 31, 2018.

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Contracts in Process/Revenue Recognition

Under current accounting procedures, revenue is recognized when delivery of the promised goods or services is transferred to customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services. Certain Software as a Service (“SaaS”) invoices are prepared on an annual basis. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. Subscription revenue is recognized on a ratable basis over the contractual subscription term of the arrangement beginning on the date that our service is made available to the customer.

Payments received in advance of services being rendered are recorded as deferred revenue. The Company only records accounts receivable for the amount of revenue recognized as service is rendered, even if the client has been billed for the entire contract value. The table below summarizes the amount of contract value in excess of the revenue recognized of $9,154,561, our deferred revenue of $2,885,064 and the amount recognized as revenue in the amount of $1,985,678 in 2019. Contract and deferred revenues are expected to be recognized in future periods. The Company also receives contracts for service hours but where total contract value is uncertain. These “fee for service contracts” are recorded in the table below only if the services have been delivered and the associated revenue has been recognized.

A summary of our contracts in process is as follows:

Contracts in Process
March 31, 2019
			Revenue		Contract Amount in
		Revenue	Recognized	Deferred	Excess of Deferred
	Contract	Recognized	3 Months Ended	Revenue	Revenue and
	Amount	prior to 2019	March 31, 2019	March 31, 2019	Recognized Revenue
Fixed Contracts	$18,968,057	$4,942,754	$1,985,678	$2,885,064	$9,154,561

Revenues for the first quarter of 2019 were a record $1.99 million, representing an increase of 73% from $1.15 million in the prior year comparable period and an increase of 12% from $1.78 million in the fourth quarter of 2018. The revenues for the first quarter of 2019 represent the 13th consecutive quarter of topline growth for the Company. In addition, cash contracts in excess of revenues and deferred revenues continue to grow.

Contract bookings (as defined below) for the first quarter of 2019 were approximately $3.43 million. This represents an increase of 56% from $2.20 million in the prior year comparable period.

About Key Operating Metrics

To supplement our financial information presented in accordance with U.S. GAAP, we consider certain operating measures that are not prepared in accordance with GAAP, including monthly recurring revenue and contract bookings. AudioEye reviews a number of operating metrics such as these to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. We believe these metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other similar companies.

AudioEye's “Contract Bookings” are the contracted amount of money the customer commits to spend with the Company over an agreed amount of time, generally ranging from 12 to 60 months. Contract Bookings are stated at total contract value committed during a specified time and recognized as revenue when services are delivered. While some contracts are cancellable under certain circumstances during the contract period, the Company has a very good track record of customer retention.

AudioEye's “Monthly Recurring Revenue” as of a certain date is the annualized spend commitment of a customer divided by 12.

“Partner” or “Strategic Partner” is a company which provides a web-hosting platform for private and public entities and resells the AudioEye Ally managed service as a new accessibility service offering to its customers.

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Liquidity and Capital Resources

Comparative for the Years ended December 31, 2018 and December 31, 2017

Working Capital

As of December 31, 2018, the Company had cash of $5,741,549 and working capital of $3,370,983. The Company used actual net cash in operations of $1,643,854 during the year ended December 31, 2018. While the Company has been successful in raising capital in the past, there is no assurance that it will be successful at raising additional capital in the future. Additionally, if the Company’s plans are not achieved and/or if significant unanticipated events occur, the Company may have to further modify its business plan.

	At December 31,
	2018	2017
Current assets	$6,140,350	$2,134,403
Current liabilities	2,769,367	4,333,329
Working capital (deficit)	$3,370,983	$(2,198,926)

The working capital (deficit) as of December 31, 2018 and 2017 was $3,370,983 and $(2,198,926), respectively. The change in working capital was primarily due to the increase in cash balances and elimination of the non-cash derivative liability recorded in current liabilities in 2017.

Cash Flows

	Year Ended December 31,
	2018	2017
Net cash used in operating activities	$(1,643,854)	$(1,622,719)
Net cash used in investing activities	(425,783)	(424,969)
Net cash provided by financing activities	5,850,756	2,598,700
Net increase in cash	$3,781,119	$551,012

We had cash in the amount of $5,741,549 and $1,960,430 as of December 31, 2018 and December 31, 2017, respectively.

In August 2018, the Company sold 1,000,000 shares of its common stock in a private placement for a purchase price of $6.25 per share resulting in net proceeds of $5,609,215, after costs and expenses of $640,785. In addition, the Company received proceeds of $100,000 from the issuance of convertible notes in September 2018 and an additional $124,975 from the issuance of convertible notes in the subsequent month of October.

Comparative for the Three Months ended March 31, 2019 and March 31, 2018

	At March 31,	At December 31,
	2019	2018
Current assets	$4,686,720	$6,140,350
Current liabilities	3,119,181	2,769,367
Working capital	$1,567,539	$3,370,983

The working capital surplus (current liabilities in excess of current assets) for the periods ended March 31, 2019 and December 31, 2018 was $1,567,539 and $3,370,983, respectively. The decrease in working capital was primarily due to uses of cash described below. The Company has incurred net losses since inception.

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Cash Flows

	For the Three Months Ended
	March 31,
	2019	2018

Net cash used in operating activities	$(1,625,491)	$(596,715)
Net cash used in investing activities	(60,284)	(86,718)
Net cash provided by financing activities	33,943	-
Net decrease in cash	$(1,651,832)	$(683,433)

We had cash in the amount of $4,089,717 and $5,741,549 as of March 31, 2019 and December 31, 2018, respectively. Cash used in operating activities resulted from increased headcount, personnel, sales and marketing costs, an increase in our accounts receivable of $115,958, deferred revenue of $143,723, and deferred costs of $65,469, partially offset by a decrease in accounts payable and a decrease in accrued expenses of $247,317. In addition, the Company used actual net cash in operations of $1,625,491 during the three months ended March 31, 2019 compared to $596,715 during the three months ended March 31, 2018. It is anticipated that the Company has cash sufficient to fund operations for at least the next twelve months.

We may raise additional capital through the sale of equity or debt securities or borrowings from financial institutions or third parties or a combination of the foregoing. Capital raised will be used to implement our business plan, grow current operations, make acquisitions and/or start new vertical businesses among some of the possible uses of such capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

As of March 31, 2019, the Company had cash of $4,089,717 and working capital of $1,567,539. While the Company has been successful in raising capital in the past, there is no assurance that it will be successful at raising additional capital in the future. Additionally, if the Company’s plans are not achieved and/or if significant unanticipated events occur, the Company may have to further modify its business plan, which may require us to raise additional capital.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Preparing financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by our management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Our critical accounting policies, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, relate to revenue recognition, cost of revenue, capitalized legal patent costs, income taxes, goodwill, intangible assets, share-based payments, and research and development. There have been no material changes to our critical accounting policies as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Among the significant judgments made by management in the preparation of our financial statements are the following:

Revenue Recognition

The Company recognizes revenue when delivery of the promised goods or services is transferred to its customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services. We determine revenue recognition through the following five steps:

•	Identify the contract with the customer;

•	Identify the performance obligations in the contract;

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•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue when, or as, the performance obligations are satisfied.

Certain SaaS invoices are prepared on an annual basis. Subscription revenue is recognized on a ratable basis over the contractual subscription term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. We generate substantially all our revenue from subscription services, which are comprised of subscription fees from customer accounts on the Ally Platform.

Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The Company adopted the standard using the modified retrospective approach effective January 1, 2018.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Stock-based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Capitalization of Software Development Costs

In accordance with ASC 350-40, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining computer software, (ii) compensation and related benefits for employees who are directly associated with the software project and (iii) any interest costs incurred while developing internal-use computer software. Capitalized software costs are included in intangible assets on our balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the software.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. We record an estimated valuation allowance on our deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized. We recognize a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

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SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may use this prospectus for the resale of shares of common stock being registered hereunder, although no Selling Stockholder is obligated to sell any such shares. The table below sets forth information as of August 23, 2018 to reflect the sale of shares being offered by the Selling Stockholders.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated by the Exchange Act pursuant to which a Selling Stockholder is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days of August 23, 2018. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no Selling Stockholder has had any material relationship with us or our predecessors or affiliates during the last three years. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. Unless otherwise, noted, none of the Selling Stockholders are or were broker-dealers or are or were affiliated with broker-dealers. See our discussion entitled “Plan of Distribution” for further information regarding the method of distribution of these shares.

We are not able to estimate the number of shares that will be held by the Selling Stockholders after the completion of this offering because the Selling Stockholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

The information provided in the table and discussions below has been obtained from the Selling Stockholders at the time of the original offering in 2018. The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “Selling Stockholders” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors in interest to such persons who received shares of our common stock from the named Selling Stockholders as a gift, pledge, distribution or as a result of another non-sale-related transfer. Information about the Selling Stockholders may change over time. Since August 23, 2018, a number of Selling Stockholders have exercised warrants and/or sold shares registered under the Registration Statement. The share information contained in the below table has not been updated to reflect any such exercises and/or sales.

43

	Ownership Before Offering					Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)		Percentage of common Stock beneficially owned (1) (2)	Number of shares offered		Number of shares of common stock beneficially owned (1)		Percentage of common Stock beneficially owned (1) (2)
James Baker	4,800	(3)	*	4,800	(3)	-		*
Timothy J. Lilly	4,000	(4)	*	4,000	(4)	-		*
J. Scott Liolios	16,000	(5)	*	16,000	(5)	-		*
Bradley Silver	4,000	(6)	*	4,000	(6)	-		*
Marathon Micro Fund LP	80,000	(7)	1.07%	80,000	(7)	-		*
Michael Guzman	4,000	(8)	*	4,000	(8)	-		*
Salomon Kamalodine	8,000	(9)	*	8,000	(9)	-		*
Manatuck Hill Scout Fund, LP	28,800	(10)	*	28,800	(10)	-		*
Manatuck Hill Navigator Master Fund, LP	11,200	(11)	*	11,200	(11)	-		*
Michael Frank IRA	20,000	(12)	*	20,000	(12)	-		*
Pleiades Investment Partners-HC, L.P.	90,400	(13)	1.21%	90,400	(13)	-		*
Nova Equity Trading LLC (f/k/a Perilune Orbital Sciences LLC)	24,800	(14)	*	24,800	(14)	-		*
Harspring Capital, LP	124,800	(15)	1.67%	124,800	(15)	-		*
Pegasus Capital II, L.P.	100,000	(16)	1.35%	80,000	(17)	20,000	(18)	*
B. Riley FBR, Inc.	235,200	(19)	3.14%	235,200	(19)	-		*
Alan Geller	96,100	(20)	1.28%	40,000	(21)	56,100	(22)	*
Gordon Holmes	38,560	(23)	*	8,000	(24)	30,560	(25)	*
Jeffrey Tarrant Revocable Trust u/a dated 12/4/2017	32,000	(26)	*	32,000	(26)	-		*
CSB IV US Holdings, LLC (27)	962,505	(28)	12.32%	16,000	(29)	946,505	(30)	12.12%
HZ Investments Family LP (31)	174,446	(32)	2.30%	10,400	(33)	164,046	(34)	2.16%
Todd Bankofier (35)	92,810	(36)	1.23%	1,600	(37)	91,210	(38)	1.21%
Anthony Coelho (39)	77,704	(40)	1.03%	4,000	(41)	73,704	(42)	*
St. Croix Trust	40,000	(43)	*	40,000	(43)	-		*
Paul Padda Law PLLC	34,287	(44)	*	34,287	(44)	-		*
Daniel Shamoon	323,675	(45)	4.33%	32,000	(46)	291,675	(47)	4.00%
Sero Capital LLC	2,584,598	(48)	30.74%	1,031,132	(49)	1,596,324	(50)	20.77%
Ernest W. Purcell (51)	490,536	(52)	6.39%	32,000	(53)	458,536	(54)	5.98%
Ryan Schaper	8,000	(55)	*	8,000	(55)	-		*
Seth Kaplan	59,445	(56)	*	12,441	(57)	47,004	(58)	*
Charles Cagnon	83,024	(59)	1.11%	12,441	(60)	70,583	(61)	*
Cory Armand	44,881	(62)	*	24,881	(63)	20,000	(64)	*
Greg McCabe	332,573	(65)	4.43%	137,144	(66)	195,429	(67)	2.61%
MEL Capital, LLC	34,287	(68)	*	34,287	(68)	-		*
Benjamin Paul Barton	8,572	(69)	*	8,572	(69)	-		*
Clifford Alan Barton II	8,572	(70)	*	8,572	(70)	-		*
David Moradi	406,756	(71)	5.44%	24,881	(72)	381,875	(73)	5.11%
Alan Geller Revocable Trust dated 12/13/17	34,287	(74)	*	34,287	(74)	-		-

* Less than 1%

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of August 23, 2018, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 7,487,775 shares of common stock outstanding as of August 23, 2018.

(3)	Comprised of 4,800 shares of common stock. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(4)	Comprised of 4,000 shares of common stock. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(5)	Comprised of 16,000 shares of common stock.

(6)	Comprised of 4,000 shares of common stock. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

44

(7)	Comprised of 80,000 shares of common stock. We have been advised by the selling stockholder that Marathon Micro Partners LLC, the general partner of the selling stockholder, exercises voting and dispositive power over the shares. James G. Kennedy and Angus Burton control Marathon Micro Partners LLC.

(8)	Comprised of 4,000 shares of common stock. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(9)	Comprised of 8,000 shares of common stock. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(10)	Comprised of 28,800 shares of common stock. We have been advised by the selling stockholder that Mark Broach has voting and dispositive control over the shares.

(11)	Comprised of 11,200 shares of common stock. We have been advised by the selling stockholder that Mark Broach has voting and dispositive control over the shares.

(12)	Comprised of 20,000 shares of common stock held in the selling stockholder’s IRA. The selling stockholder is an employee of B. Riley FBR, Inc. and may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(13)	Comprised of 90,400 shares of common stock. We have been advised by the selling stockholder that Harry Gail has voting and dispositive control over the shares.

(14)	Comprised of 24,800 shares of common stock. We have been advised by the selling stockholder that Harry Gail has voting and dispositive control over the shares.

(15)	Comprised of 124,800 shares of common stock. We have been advised by the selling stockholder that Harry Gail has voting and dispositive control over the shares.

(16)	Comprised of 100,000 shares of common stock. We have been advised by the selling stockholder that Mark Lanier has voting and dispositive control over the shares.

(17)	Comprised of 80,000 shares of common stock.

(18)	Comprised of 20,000 shares of common stock.

(19)	Comprised of 235,200 shares of common stock. We have been advised by the selling stockholder that Bryant R. Riley has voting and dispositive control over the shares. The selling stockholder is a broker-dealer. The selling stockholder did not receive the shares as compensation for investment banking services. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(20)	Comprised of 96,100 shares of common stock.

(21)	Comprised of 40,000 shares of common stock.

(22)	Comprised of 56,100 shares of common stock.

(23)	Comprised of 38,560 shares of common stock.

(24)	Comprised of 8,000 shares of common stock.

(25)	Comprised of 30,560 shares of common stock.

(26)	Comprised of 32,000 shares of common stock. We have been advised by the selling stockholder that Jeffrey Tarrant has voting and dispositive control over the shares.

(27)	Dr. Carr Bettis, our Executive Chairman/Chairman of the Board and Director has sole voting and dispositive power over the securities held for the account of this selling stockholder.

45

(28)	Comprised of (i) 508,988 shares of common stock and warrants to purchase 11,680 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018; (ii) 50,000 shares of common stock, options to purchase 140,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and warrants to purchase 149,705 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Dr. Carr Bettis, the beneficial owner of CSB IV US Holdings, LLC; (iii) 18,600 shares of common stock held by Carr Bettis IRA, an entity along with CSB IV US Holdings, LLC that is beneficially owned by Dr. Carr Bettis; and (iv) 54,856 shares of common stock, warrants to purchase 1,875 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 26,801 shares of common stock issuable upon conversion of 10,000 shares of Series A Convertible Preferred Stock and accrued dividends held by J. Carr & Stephanie V. Bettis Revocable Trust, Dated 1/1/03, an entity along with CSB IV US Holdings, LLC that is beneficially owned by Dr. Carr Bettis.

(29)	Comprised of 16,000 shares of common stock.

(30)	Comprised of (i) 492,988 shares of common stock and warrants to purchase 11,680 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018; (ii) 50,000 shares of common stock, options to purchase 140,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and warrants to purchase 149,705 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Dr. Carr Bettis, the entity deemed the beneficial owner of CSB IV US Holdings, LLC; (iii) 18,600 shares of common stock held by Carr Bettis IRA, an entity along with CSB IV US Holdings, LLC that is beneficially owned by Dr. Carr Bettis; and (iv) 54,856 shares of common stock, warrants to purchase 1,875 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 26,801 shares of common stock issuable upon conversion of 10,000 shares of Series A Convertible Preferred Stock and accrued dividends held by J. Carr & Stephanie V. Bettis Revocable Trust, Dated 1/1/03, an entity along with CSB IV US Holdings, LLC that is beneficially owned by Dr. Carr Bettis.

(31)	Alexandre Zyngier, one of our directors, has sole voting and dispositive power over the securities held for the account of HZ Investments Family LP.

(32)	Comprised of (i) 10,400 shares of common stock held by HZ Investments Family LP, of which Alexandre Zyngier has sole voting and dispositive power, (ii) 50,046 shares of common stock, warrants to purchase 40,000 of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and options to purchase 70,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Equity Trust Custodian, FBO Alexandre Zyngier IRA and (iii) warrants to purchase 4,000 of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Research Agency Inc. an entity for which Alexandre Zyngier is deemed the beneficial owner.

(33)	Comprised of 10,400 shares of common stock.

(34)	Comprised of (i) 50,046 shares of common stock, warrants to purchase 40,000 of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and options to purchase 70,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Equity Trust Custodian, FBO Alexandre Zyngier IRA and (ii) warrants to purchase 4,000 of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 held by Research Agency Inc. an entity for which Alexandre Zyngier is deemed the beneficial owner.

(35)	Todd Bankofier is our Chief Executive Officer.

(36)	Comprised of 12,010 shares of common stock, warrants to purchase 800 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and options to purchase 80,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(37)	Comprised of 1,600 shares of common stock.

(38)	Comprised of 10,410 shares of common stock, warrants to purchase 800 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and options to purchase 80,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(39)	Anthony Coelho is one of our directors.

(40)	Comprised of 9,704 shares of common stock and options to purchase 68,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(41)	Comprised of 4,000 shares of common stock.

46

(42)	Comprised of 5,704 shares of common stock and options to purchase 68,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(43)	Comprised of 40,000 shares of common stock. We have been advised by the selling stockholder that Paul Padda has voting and dispositive control over the shares.

(44)	Comprised of 28,572 shares of common stock and of warrants to purchase 5,715 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018. We have been advised by the selling stockholder that Paul Padda has voting and dispositive control over the shares.

(45)	Comprised of 276,725 shares of common stock and warrants to purchase 46,950 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(46)	Comprised of 32,000 shares of common stock.

(47)	Comprised of 244,725 shares of common stock and of warrants to purchase 46,950 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(48)	Comprised of 1,656,740 shares of common stock and warrants to purchase 927,858 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018. We have been advised by the selling stockholder that David Moradi has voting and dispositive control over the shares.

(49)	Comprised of 693,274 shares of common stock and warrants to purchase 337,858 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(50)	Comprised of 963,466 shares of common stock and warrants to purchase 632,858 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018. We have been advised by the selling stockholder that David Moradi has voting and dispositive control over the shares.

(51)	Ernest W. Purcell is one of our directors.

(52)	Comprised of (i) 239,201 shares of common stock, warrants to purchase 47,200 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018, options to purchase 120,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 26,801 shares of common stock issuable upon conversion of 10,000 shares of Series A Convertible Preferred Stock and (ii) 57,334 shares of common stock held by Ernest W. Purcell & Anne M. Purcell JTTENN, an entity for which Mr. Purcell is deemed the beneficial owner.

(53)	Comprised of 32,000 shares of common stock.

(54)	Comprised of (i) 207,201 shares of common stock, warrants to purchase 47,200 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018, options to purchase 120,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 26,801 shares of common stock issuable upon conversion of 10,000 shares of Series A Convertible Preferred Stock and (ii) 57,334 shares of common stock held by Ernest W. Purcell & Anne M. Purcell JTTENN, an entity for which Mr. Purcell is deemed the beneficial owner.

(55)	Comprised of 8,000 shares of common stock.

(56)	Comprised of 56,245 shares of common stock and warrants to purchase 3,200 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(57)	Comprised of 12,441 shares of common stock.

(58)	Comprised of 43,804 shares of common stock and warrants to purchase 3,200 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(59)	Comprised of 81,424 shares of common stock and warrants to purchase 1,600 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(60)	Comprised of 12,441 shares of common stock.

47

(61)	Comprised of 68,983 shares of common stock and warrants to purchase 1,600 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(62)	Comprised of 44,881 shares of common stock.

(63)	Comprised of 24,881 shares of common stock.

(64)	Comprised of 20,000 shares of common stock.

(65)	Comprised of 301,715 shares of common stock and warrants to purchase 30,858 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(66)	Comprised of 114,286 shares of common stock and warrants to purchase 22,858 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(67)	Comprised of 187,429 shares of common stock and warrants to purchase 8,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(68)	Comprised of 28,572 shares of common stock and warrants to purchase 5,715 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(69)	Comprised of 7,143 shares of common stock and warrants to purchase 1,429 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(70)	Comprised of 7,143 shares of common stock and warrants to purchase 1,429 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018.

(71)	Comprised of 155,169 shares of common stock, warrants to purchase 117,584 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 134,003 shares of common stock issuable upon conversion of 50,000 shares of Series A Convertible Preferred Stock and accrued dividends.

(72)	Comprised of 24,881 shares of common stock.

(73)	Comprised of 130,288 shares of common stock, warrants to purchase 117,584 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018 and 134,003 shares of common stock issuable upon conversion of 50,000 shares of Series A Convertible Preferred Stock and accrued dividends.

(74)	Comprised of 28,572 shares of common stock and warrants to purchase 5,715 shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2018. We have been advised by the selling stockholder that Alan Geller has voting and dispositive control over the shares.

48

EXECUTIVE OFFICERS AND DIRECTORS

The following information is as of July 1, 2019 with respect to those persons who were serving as our directors and executive officers as of such date.

Name	Age	Director/Position
Dr. Carr Bettis	55	Executive Chairman/Chairman of the Board, and Director
Todd Bankofier	59	Chief Executive Officer
Sachin Barot	45	Chief Financial Officer
Sean Bradley	38	President, Chief Strategy Officer, and Co-Founder
Lonny Sternberg	38	Chief Operating Officer
Anthony Coelho	77	Director
Ernest Purcell	68	Director
Alexandre Zyngier	49	Director

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Dr. Carr Bettis. Dr. Bettis has served as a director since December 2012, and previously served as a director from July 2007 to April 2010. Dr. Bettis has served as Executive Chairman/Chairman of the Board since March 2015. Dr. Bettis founded and has been the Chief Architect of numerous financial technology innovations and businesses over the last 15 years that have been acquired by Merrill Lynch, Thomson Financial, Primark/Disclosure and Advanced Equities/Greenbook Financial. From 1996 to 2011, Dr. Bettis was the Chairman and Founder of Gradient Analytics, one of the largest independent equity research firms in the United States. He has served as Chairman and Co-Founder of Verus Analytics, a quantitative analytics and financial technology firm, since 1996. He also serves as the Executive Chairman and interim CEO of Formulus Black Corporation, a New Jersey founded technology company. Dr. Bettis also manages his family’s private equity portfolio. Dr. Bettis is a former tenured professor and maintains a clinical-affiliation with Arizona State University as Research Professor of Finance at the W. P. Carey School of Business. He has been frequently cited in national and international financial media. His research has been published in academic and professional journals such as the Journal of Financial Economics, Review of Financial Studies, Journal of Accounting and Economics, Journal of Financial and Quantitative Analysis and the Financial Analyst Journal. Dr. Bettis holds undergraduate degrees in finance and accounting and received his Ph.D. from Indiana University in 1992. We believe that Dr. Bettis’ extensive education and background in finance make him qualified to serve as our Executive Chairman/Chairman of the Board and as a director.

Todd Bankofier. Mr. Bankofier was a principal in Fairmont Capital Group (FCG) from 2008 to April 2015. In that role, Mr. Bankofier was responsible for day-to-day oversight of multiple asset holdings, including strategic planning, revenue generation, technology evolution, operational effectiveness and public relations for all FCG entities.  Mr. Bankofier served as General Manager of Ensynch, which at the time was one of Arizona’s largest Information Technology services companies.  He was President and CEO of the Arizona Technology Council (ATC) from 2002 to 2006.  Before joining the ATC, he spent four years as Vice President of National Sales for XO Communications, a national telecommunications company, where he managed a national sales team to four years of record sales growth for that company.  Mr. Bankofier also served in Washington, D.C. for four years as a lobbyist for the Department of Energy and served as Chief of Staff for Maricopa County Supervisor, Jim Bruner.  He serves on the Advisory Board of Mutual of Omaha Bank, and he has served on the Arizona Governor’s Council for Innovation and Technology.  He received a gubernatorial appointment to the State Board of Education where he served from 1998 to 2002. We believe that Mr. Bankofier’s extensive experience in leadership roles in technology companies, as well as his experience in overseeing diverse holdings, qualify him to serve as our Chief Executive Officer.

Sachin Barot. Mr. Barot joined the Company in May 2019 as Chief Financial Officer. Mr. Barot spent the last 18 years at Dun & Bradstreet Corporation, a global business information provider, where he held various roles and served as Chief Financial Officer, Global Operations 2015 until February 2019. Prior to that role, Mr. Barot had most recently served as VP Finance, North American Operations and Corporate Financial Planning & Analysis.

Sean Bradley. Mr. Bradley has been involved with us from our founding in 2005 to the present and has served as Secretary since April 2010, as Vice President from April 2010 to April 2015, as a director from August 2012 to June 2014, as Chief Technology Officer from August 2012 to February 2019, as Chief Strategy Officer since February 2019, and as President since April 2015.  Mr. Bradley co-founded several technology companies, including Kino Digital, LLC and Kino Communications, LLC, from 1999 to 2005.  Over the past ten years, he has led an international team of software developers, has produced global webcasting technologies and planned, designed and managed the fulfillment of intellectual property assets, including the next generation mobile marketing solutions for industry leading Hipcricket.  In the past, Mr. Bradley was chief architect of AdLife, BoomBox® Video and Audio Platforms for Augme Technologies, Inc.  Mr. Bradley is proficient in several programming and web development languages and has engineered online communications systems for IBM, General Dynamics, Avnet and many others.  In 2005, he was recognized by Arizona State’s W. P. Carey School of Business as a leader in his field for work he completed for the Arizona Department of Health and Human Services.

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Mr. Bradley is a former managing member of Bradley Brothers, LLC, an Arizona-based investment company.  In 2003, Mr. Bradley obtained his BA from Arizona International College at the University of Arizona, graduating summa cum laude and with highest academic distinction for all eight undergraduate semesters.  We believe that Mr. Bradley’s extensive education and background in business and technology qualify him to serve as our President, Chief Strategy Officer and Secretary.

Lonny Sternberg.  Mr. Sternberg joined the Company in October 2014 as Operations Manager.  He held that position until October 2015, at which time he became Director of Operations.  Mr. Sternberg served as Director of Operations from October 2015 through December 2016, and subsequently served as Vice President of Operations from January 2017 until January 2018.  In January 2018, Mr. Sternberg was promoted to the position of Chief Operating Officer and, in February 2019, the Board designated him as an executive officer in that position.  Prior to joining AudioEye, Mr. Sternberg had most recently served as Director of Sales and Marketing of Simply Bits, a business technology solutions company.  Mr. Sternberg is a BS cum laude graduate of the University of Arizona. We believe that Mr. Sternberg’s experience maximizing operational efficiencies, program development and strategic planning qualify him to serve as our Chief Operating Officer.

Anthony Coelho. Mr. Coelho has served as a director since June 2014.  Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989, where he authored the Americans With Disabilities Act (ADA).  After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services from 1990 to 1995.  From 1995 to 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold.  In 1998, President Clinton appointed him as the U.S. Commissioner General for the World’s Fair in Lisbon Portugal.  He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000.  Since 1997, Mr. Coelho has worked independently as a business and political consultant.  Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001.  He previously served as Chairman of the Board of the Epilepsy Foundation and Chairman of the Board for the American Association For People With Disabilities.  Mr. Coelho has served on a number of boards, including those of Circus Circus, Warren Resources, Kaiser Resources and Cyberonics.  Since 1991, he has been a member of the Board of Service Corporation International, a publicly traded company, as its Lead Director.  Mr. Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964. We believe that Mr. Coelho’s political acumen and contacts, as well as his extensive executive, financial and business experience, qualify him to serve as a director.

Ernest Purcell. Mr. Purcell has served as a director since March 2014.  Mr. Purcell has more than two decades of experience in the financial services and advisory industries and has been involved in providing fairness and solvency opinions on numerous U.S. and European transactions.  He has technical expertise in financial due diligence, strategic business valuation, financial restructurings and divestitures.  From 1997 to December of 2017, Mr. Purcell was employed by Houlihan Lokey, Inc., where he served as a Senior Managing Director, a member of the Board of Directors of their European and Asian subsidiaries, and the Head of International Financial Advisory Services.  Houlihan Lokey is an international investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring and valuation.  The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe and Asia.  Houlihan Lokey is ranked as the No. 1 global restructuring advisor, the No. 1 M&A fairness opinion advisor for U.S. transactions over the past 10 years, and the No. 1 M&A advisor for U.S. transactions under $3 billion, according to Thomson Reuters.  Mr. Purcell was based in Houlihan Lokey’s Miami office, having returned to the U.S. after serving more than six years in the London office. He officially retired from the firm at the end of 2017.  With significant experience in the valuation of securitized vehicles and structured investment vehicles, Mr. Purcell has advised numerous hedge fund and private equity sponsors on the valuation of their portfolio assets.  He has structured, negotiated and closed complex financial and capital transactions in many industries, including transportation, financial services, telecommunications, energy, aviation, consumer products and industrial products.  From 1989 to 1996, Mr. Purcell served in a number of positions with Valuemetrics, Inc. / VM Equity Partners, where he specialized in the valuation of publicly owned and privately held companies, strategic financial planning and bankruptcy analysis.  Mr. Purcell earned a bachelor’s degree in Economics and Finance from the University of Florida in 1973 and earned his MBA, with concentrations in Finance and Statistics, from the University of Chicago.  He is a member of the Institute of Directors, British American Business and the Corporate Development Association.  He is also a member of the Valuation Special Interest Group of the Institute of Chartered Financial Accountants in England and Wales, the Society of Share and Business Valuers and the Business Valuation Association. We believe that Mr. Purcell’s extensive education and background in finance qualify him to serve as a director.

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Alexandre Zyngier. Mr. Zyngier has served as a director since September 2015.  Mr. Zyngier founded Batuta Advisors in 2013 to pursue high return investment opportunities in the distressed and turnaround sectors.  Mr. Zyngier has over 20 years of investment, strategy and business operations experience.  He is a director and member of the audit committees of each of Applied Minerals Inc., Torchlight Energy Resources and Atari SA.  Mr. Zyngier currently serves as the Chairman of the Audit Committees of each of Applied Minerals Inc. and Torchlight Energy Resources.  He has worked as a Portfolio Manager, investing in public and private opportunities, at Alden Global Capital, Goldman Sachs & Co. and Deutsche Bank Co.  Mr. Zyngier was also a strategy consultant at McKinsey & Company and a technical brand manager at Procter & Gamble.  Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and a BSc. in Chemical Engineering from UNICAMP in Brazil. We believe that Mr. Zyngier’s extensive education and background in finance, investment, strategic planning and business operations, as well as his service as a director of new technology companies and on the boards of directors and compensation and audit committees of public companies, qualify him to serve as a director.

All of our directors hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Our officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

There are no family relationships among our directors or executive officers.

Corporate Governance Policies

We have adopted the Corporate Governance Guidelines that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning.  The Corporate Governance Guidelines are available on our website at www.audioeye.com/investors/governance-documents.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics applicable to all directors and to all officers and other employees of the Company. The Code of Business Conduct and Ethics is available without charge upon request in writing to Sean Bradley, President, Chief Strategy Officer and Secretary, AudioEye, Inc. at 5210 E. Williams Circle, Suite 750, Tucson, AZ 85711. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website or in filings under the Exchange Act as required by applicable law.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Messrs. Anthony Coelho, Ernest Purcell and Alexandre Zyngier do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the NASDAQ listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or has had with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation paid to or earned by our principal executive officer and each of our two most highly compensated executive officers who were serving as executive officers at December 31, 2018 (collectively, our “named executive officers”), for the fiscal years ended December 31, 2018 and December 31, 2017.

				Stock		Option
Name and Principal		Salary	Bonus(1)	Awards(2)		Awards	Total
Position	Year	($)	($)	($)		($)	($)
Dr. Carr Bettis	2018	175,000	40,000	171,000	(3)	-	386,000
Executive Chairman, Chairman and Director	2017	87,499	-	287,355		268,300	643,154

Todd Bankofier	2018	250,000	80,000	-		-	330,000
Chief Executive Officer	2017	177,867	-	41,250		268,300	487,417

Sean Bradley	2018	200,000	45,000	-		-	245,000
President, Chief Strategy Officer and Secretary(4)	2017	149,085	-	41,250		201,225	391,560

(1)	In January 2019, our Compensation Committee approved the payment of discretionary bonuses to each of our named executive officers in recognition of the Company’s financial performance for the 2018 fiscal year. The bonuses were paid in March 2019.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards and option awards granted during the reported fiscal years. For additional information regarding the assumptions we used to calculate the amounts in these columns, please refer to Note 11 to our audited consolidated financial statements included in our 2018 Annual Report filed with the SEC on March 27, 2019.

(3)	Dr. Carr Bettis’ 2018 stock award was comprised of a grant on December 31, 2018 of 20,000 RSUs. See Executive Compensation – Outstanding Equity Awards at Fiscal Year End” for additional information regarding these RSUs.

(4)	During 2018, Mr. Bradley served as President, Chief Technology Officer and Secretary. On February 27, 2019, he was appointed as our Chief Strategy Officer and now serves as President, Chief Strategy Officer and Secretary.

Summary of Compensatory Arrangements with Named Executive Officers, including in connection with a Termination or a Change in Control

Executive Employment Agreement with Dr. Carr Bettis.  An Executive Employment Agreement dated as of July 1, 2015 (the “Dr. Bettis Employment Agreement”) between the Company and Dr. Carr Bettis provided for Dr. Bettis to be our Executive Chairman during its term.  The Dr. Bettis Employment Agreement was terminable at will by either the Company or Dr. Bettis and was subject to extension upon mutual agreement.  Under the Dr. Bettis Employment Agreement, Dr. Bettis received a base annual salary of $175,000 and was eligible to receive bonuses and equity awards at the sole discretion of our Board of Directors or Compensation Committee.  In November 2018, following the expiration of the Bettis Employment Agreement in July 2018, the Board determined to continue Dr. Bettis’ employment as Executive Chairman on an at-will basis at a base annual salary of $175,000.

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Executive Employment Agreements with Todd Bankofier.  Pursuant to an Executive Employment Agreement dated as of February 13, 2018, effective December 31, 2017 (the “Bankofier Employment Agreement”), Mr. Bankofier was employed as our Chief Executive Officer during 2018.  The Bankofier Employment Agreement provided for a term of two years commencing December 1, 2017, subject to extension upon mutual agreement.  Under the Bankofier Employment Agreement, Mr. Bankofier received a base annual salary of $250,000 and was eligible to receive bonuses and equity awards at the sole discretion of our Board of Directors or Compensation Committee.

The Bankofier Employment Agreement further provided that if, during its term, Mr. Bankofier had been terminated by the Company without cause or had resigned for good reason, including upon a change in control of the Company (as each such term was defined in the Bankofier Employment Agreement), then Mr. Bankofier would have been eligible to receive (i) a separation payment equal to his base salary for the greater of 12 months or the remainder of the term of the Bankofier Employment Agreement and (ii) payment of the cost of COBRA continuation coverage for him and his eligible dependents until the earlier of (x) Mr. Bankofier and his eligible dependents ceasing to be eligible under COBRA or (y) 12 months following the termination date of his employment or until such time as Mr. Bankofier obtained reasonably equivalent benefits for himself and his eligible dependents.

In February 2019, the Bankofier Employment Agreement was amended and restated pursuant to an Amended and Restated Executive Employment Agreement dated as of February 25, 2019, effective January 1, 2019 (the “Amended and Restated Bankofier Employment Agreement”).  Pursuant to the Amended and Restated Bankofier Employment Agreement, Mr. Bankofier has continued his employment with the Company on the terms and conditions set forth therein.  The Amended and Restated Bankofier Employment Agreement provides for an initial term that ends on December 31, 2019 and automatically renews for successive one-year periods unless earlier terminated as provided therein.  Under the Amended and Restated Bankofier Employment Agreement, Mr. Bankofier receives a base annual salary of $300,000 and is eligible to be granted a bonus or bonuses at the sole discretion of the Board or the Compensation Committee and awards under the Company’s equity incentive compensation plans as the Compensation Committee may from time to time determine.

If, during the term of the Amended and Restated Bankofier Employment Agreement, Mr. Bankofier is terminated by the Company without cause or resigns for good reason, including upon a change in control (as each such term is defined in the Amended and Restated Bankofier Employment Agreement), then Mr. Bankofier will be eligible to receive (i) a separation payment equal to his base salary for the greater of 12 months or the remainder of the employment term, paid in accordance with the customary payroll practices of the Company (or in a lump sum in the case of any resignation for good reason within 120 days after a change in control) and (ii) payment of the cost of COBRA continuation coverage for him and his eligible dependents until the earlier of (x) Mr. Bankofier and his eligible dependents ceasing to be eligible under COBRA or (y) 12 months following his termination date or until such time as Mr. Bankofier shall obtain reasonably equivalent benefits for himself and his eligible dependents.

Executive Employment Agreements with Sean Bradley.  Pursuant to an Executive Employment Agreement dated as of February 13, 2018, effective December 31, 2017 (the “Bradley Employment Agreement”), Sean Bradley was employed as our President and Chief Technology Officer during 2018.  The term of the Bradley Employment Agreement was two years and provided for Mr. Bradley to receive a base annual salary of $200,000.  He was also eligible to receive bonuses at the sole discretion of our Board of Directors or Compensation Committee and was eligible to receive equity awards under our equity compensation plans.

The Bradley Employment Agreement also provided that if, during the term thereof, Mr. Bradley’s employment with the Company had been terminated by the Company without cause or by Mr. Bradley with good reason, including in connection with a change of control (as each such term was defined in the Bradley Employment Agreement), Mr. Bradley would have been eligible to receive (i) a separation payment equal to his base salary for the greater of 12 months or the remainder of the term of the Bradley Employment Agreement and (ii) reimbursement for the employer portion of the cost of COBRA continuation coverage for him and his eligible dependents until the earlier of (x) Mr. Bradley and his eligible dependents ceasing to be eligible under COBRA or (y) 12 months following the termination date or until such time as Mr. Bradley obtained reasonably equivalent benefits for him and his eligible dependents.

On February 27, 2019, the Company entered into an Executive Employment Agreement (the “2019 Bradley Employment Agreement”) with Sean Bradley pursuant to which Mr. Bradley continued his employment with the Company.  The 2019 Bradley Employment Agreement terminated and superseded the Bradley Employment Agreement and was deemed to have become effective on January 1, 2019 other than with respect to Mr. Bradley’s title, which was changed by the Board on February 27, 2019 from President, Chief Technology Officer and Secretary to President, Chief Strategy Officer and Secretary.  The 2019 Bradley Employment Agreement provides for a one-year term unless earlier terminated as provided therein.  Under the 2019 Bradley Employment Agreement, Mr. Bradley receives a base annual salary of $210,000 and is eligible to be granted a bonus or bonuses at the sole discretion of the Board or the Compensation Committee and awards under the Company’s equity incentive compensation plans as the Compensation Committee may from time to time determine.  The 2019 Bradley Employment Agreement provides that, in the event the Company terminates Mr. Bradley’s employment without cause or Mr. Bradley terminates his employment for good reason, including in connection with a change of control of the Company (as each such term is defined in the 2019 Bradley Employment Agreement), Mr. Bradley will be entitled to receive a severance benefit in an aggregate amount equal to his base salary during the 12 months prior to termination, which benefit will be payable over a 12-month period.

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Equity Compensation Plans.  On May 10, 2019, our stockholders adopted the AudioEye, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) pursuant to which AudioEye is authorized to grant stock options, stock awards and stock appreciation rights of up to 1,000,000 shares of our common stock to our officers, directors, employees, consultants and other service providers. Prior to the adoption of the 2019 Equity Incentive Plan, AudioEye granted equity awards to its officers, directors, employees, consultants and other service providers under the AudioEye, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), the AudioEye, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”), the AudioEye, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”), the AudioEye, Inc. 2015 Incentive Compensation Plan (the “2015 Plan”), the AudioEye, Inc. 2016 Incentive Compensation Plan (the “2016 Plan”), and the AudioEye, Inc. 2016 Incentive Compensation Plan, as amended (the “Amended 2016 Plan” and, collectively with the 2016 Plan, 2015 Plan, 2014 Plan, 2013 Plan and 2012 Plan, the “Old Plans”). Each of the Old Plans terminated on May 10, 2019, and no new awards will be granted under the Old Plans. Any awards that were issued and outstanding under the Old Plans as of May 10, 2019 remain outstanding in accordance with their terms.

On December 31, 2018, the Company granted to Dr. Bettis 20,000 RSUs for services provided as a Board member.  The RSUs will vest upon the earlier of (i) on April 30, 2019, provided that his service as a director is not terminated before such date, and (ii) the date of a meeting of the stockholders of the Company at which Dr. Bettis, being willing and available to serve as a director, is nominated for election but is not re-elected by the stockholders.  The settlement date for such RSUs, if they vest, will be the earlier of (i) April 30, 2025 or (ii) the date on which the Company undergoes a change of control during the seven-year term of the award.  No other equity awards were granted to our named executive officers in 2018.  As of December 31, 2018, Dr. Bettis also held 97,340 RSUs that were vested and that will settle on the earlier of (i) July 1, 2024 or (ii) the date on which the Company undergoes a change of control (as defined in the RSU award agreements).

Health, Welfare and Retirement Benefits.  Our named executive officers are eligible to participate in our broad-based employee benefit plans, including a tax-qualified Section 401(k) savings plan, that are generally provided for all of our full-time employees.  Our executive officers may participate in such plans on the same basis as all of our other full-time employees.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as of December 31, 2018 concerning stock options and RSUs held as of such date by our named executive officers:

	Option Awards					Stock Awards
	Number of		Number of			Number of
	Securities		Securities			shares or		Market value
	Underlying		Underlying			units of		of shares or
	unexercised		Unexercised	Option	Option	stock that		units of stock
	options (#)		options (#)	Exercise	Expiration	have not		that have not
Name	Exercisable		Unexercisable	Price ($)	Date	vested (#)(1)		vested ($)(2)
Dr. Carr Bettis	12,000		-	11.25	3/24/2019
	20,000		-	1.025	1/15/2019	-		-
	80,000	(3)	-	0.95	1/15/2021	-		-
						20,000	(4)	171,000

Todd Bankofier	80,000	(3)	-	0.95	1/15/2021	-		-

Sean Bradley	6,000		-	0.95	1/15/2019	-		-
	60,000	(3)	-	0.95	1/15/2021	-		-
	1,989		-	4.475	4/15/2019	-		-
	2,255		-	3.90	7/15/2019	-		-
	2,464		-	3.125	10/15/2019	-		-

(1)	In addition to the equity awards set forth in this table, as of December 31, 2018, Dr. Bettis held 97,340 RSUs that were vested and will settle on the earlier of (i) July 1, 2024 or (ii) the date on which the Company undergoes a change of control (as such term is defined in the applicable RSU award agreements).

(2)	The market value of unvested stock awards is calculated using a value of $8.55 per share, which was the closing price of AudioEye common stock on NASDAQ on December 31, 2018, which was the last trading day of the Company’s fiscal year ended December 31, 2018.

(3)	Each of Dr. Carr Bettis, Todd Bankofier and Sean Bradley was granted performance-based stock options in December 2015 which provided that they would vest provided (i) a share price condition was met and (ii) individual performance goals were achieved. In January 2018, our Compensation Committee determined that the performance-based stock options had become vested at each such officer’s target number of shares.

(4)	On December 31, 2018, the Company granted to Dr. Bettis 20,000 RSUs for services provided as a Board member. The RSUs vest upon the earlier of (i) on April 30, 2019, provided that Dr. Bettis’ service as a director is not terminated prior to that date, and (ii) the date of a meeting of the stockholders of the Company at which Dr. Bettis, being willing and available to serve as a director, is nominated for election but is not re-elected by the stockholders. The settlement date for such RSUs, if they vest, is the first to occur of (x) April 30, 2025 or (y) the date on which the Company undergoes a change of control (as defined in the RSU award agreement).

The above table does not include any warrants acquired by a named executive officer in any private placement or similar transaction.

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DIRECTOR COMPENSATION

The following table sets forth summary information concerning the compensation paid to our non-employee directors for the fiscal year ended December 31, 2018 for services provided to us in their capacity as directors.  Compensation paid to or earned by Dr. Carr Bettis, who is a director and a named executive officer, for the fiscal year ended December 31, 2018 is set forth in the Summary Compensation Table in the section below titled “Executive Compensation–Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Anthony Coelho	-	96,444	96,444
Ernest Purcell	-	96,444	96,444
Alexandre Zyngier	-	96,444	96,444
Total:	-	289,332	289,332

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 11 to our audited consolidated financial statements included in our 2018 Annual Report filed with the SEC on March 27, 2019. In December 2018, the Compensation Committee granted each of our non-employee directors an award of RSUs with respect to 11,280 shares of the Company’s common stock. Each such award will vest in full on the first to occur of (i) April 30, 2019, provided the director’s service with us has not terminated prior to such date, and (ii) the date of a stockholder meeting at which such director, being willing and available to serve as a director, is nominated for election but is not re-elected by our stockholders. The settlement date for any RSUs that become vested will be the first to occur of (x) April 30, 2025 or (y) the date on which the Company undergoes a change of control (as defined in the award agreements).

(2)	As of December 31, 2018, our non-employee directors and their respective affiliates held the following stock awards and option awards that had been granted to them as compensation for services provided to us in their capacity as directors: Anthony Coelho held (i) vested stock options to purchase a total of 68,000 shares, (ii) 16,600 RSUs that had vested but not yet settled and (iii) 11,280 unvested RSUs; Ernest Purcell held (i) vested stock options to purchase a total of 120,000 shares, (ii) 18,200 RSUs that had vested but not yet settled and (iii) 11,280 unvested RSUs; and Alexandre Zyngier held (i) stock options to purchase a total of 70,000 shares, (ii) 18,200 RSUs that had vested but not yet settled and (iii) 11,280 unvested RSUs. See Footnote (1) above for additional information regarding the unvested RSUs.

The above table does not include warrants acquired by any director in any private placement or similar transaction.

The Company’s non-employee directors do not receive any cash retainers or meeting attendance fees. Their compensation typically consists of periodic grants of equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of June 14, 2019 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock or Series A Convertible Preferred Stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The following table also sets forth, for the beneficial owners listed in the table, their respective percentages of the Company’s total voting power on June 14, 2019.  Such percentages are based on our shares of common stock and Series A Convertible Preferred Stock outstanding as of the close of business on June 14, 2019.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and Series A Convertible Preferred Stock beneficially owned by them, subject to community property laws where applicable.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated under the Exchange Act, pursuant to which a person is deemed to have beneficial ownership of any shares of common stock and Series A Convertible Preferred Stock that such stockholder has the right to acquire within 60 days after June 14, 2019.  The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

	Common Stock			Series A Convertible Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (1)(2)	Number of Shares Beneficially Owned on an As-Converted Basis		Percentage Beneficially Owned(3)

5% Owners
David Moradi (4)	2,995,822	(5)	33.89%	138,470		47.62%

KTK Capital Inc. (6)	614,931	(7)	7.87	27,695		9.52

Officers and Directors
Dr. Carr Bettis (8)	923,399	(9)	11.73	27,695	(10)	9.52

Todd Bankofier	92,810	(11)	1.20	-		-

Sean Bradley	265,922	(12)	3.44	11,374		3.91

Anthony Coelho	67,704	(13)	*	-		-

Ernest Purcell (14)	481,431	(15)	6.14	27,695		9.52

Alexandre Zyngier (16)	203,830	(17)	2.62	-		-

All directors and executive officers as a group (8 persons)	2,055,734	(18)	24.40	66,764		22.95

* Less than 1%

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Unless otherwise indicated, the business address of each of the individuals is c/o AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711.

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise or conversion of all options, warrants and convertible securities beneficially owned by such person or entity that are exercisable or convertible as of, or become exercisable or convertible within 60 days after, June 14, 2019, inclusive of the effect of additional dividend accruals in the case of shares of our Series A Convertible Preferred Stock. Shares of common stock issuable pursuant to the exercise of stock options or warrants or pursuant to the conversion of convertible securities as of or within 60 days after June 14, 2019 are deemed outstanding and held by the holder of such options, warrants or convertible securities for the purpose of computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 7,656,046 shares of the Company’s common stock outstanding on June 14, 2019.

(3)	Shares of Series A Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Convertible Preferred Stock assume the conversion of all such shares beneficially owned by such person or entity into common stock within 60 days after June 14, 2019, inclusive of the effect of additional dividend accruals. These percentages have been calculated based on 105,000 shares of the Company’s Series A Convertible Preferred Stock outstanding on June 14, 2019, which shares were convertible as of such date into an aggregate of 288,819 shares of common stock.

(4)	David Moradi’s business address is c/o Sero Capital LLC, 119 Washington Avenue, Suite 406, Miami Beach, Florida 33139.

(5)	Based solely on a Schedule 13G filed with the SEC by Sero Capital LLC (“Sero Capital”) and David Moradi on February 5, 2019, includes (i) 155,169 shares of common stock and warrants to purchase 117,584 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, all held by Mr. Moradi, and (ii) 1,656,740 shares of common stock and warrants to purchase 927,858 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, all held by Sero Capital, an entity for which David Moradi is deemed the beneficial owner. Also includes 138,471 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of 50,000 shares of Series A Convertible Preferred Stock held by Mr. Moradi.

(6)	KTK Capital’s business address is 100 South Pointe Drive #1610, Miami Beach, Florida 33139.

(7)	Based solely on a Schedule 13G filed with the SEC on February 26, 2019 by Keith Kosow and KTK Capital, Inc. (“KTK Capital”), includes (i) 172,703 shares of common stock held by Mr. Kosow and (ii) 285,158 shares of common stock and warrants to purchase 129,375 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, all held by KTK Capital, a company controlled by Mr. Kosow for which he is deemed the beneficial owner. Also includes 27,695 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of 10,000 shares of Series A Convertible Preferred Stock held by KTK Capital.

(8)	Dr. Bettis’ business address is c/o Reach4Partners, 16211 N. Scottsdale Road, Suite A6A-628, Scottsdale, Arizona 85254.

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(9)	Comprised of (i) 123,920 shares of common stock, options to purchase 80,000 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, and warrants to purchase 95,785 shares of common stock that are exercisable or become exercisable within 60 days after June 14, 2019, all held by Dr. Bettis; (ii) 508,988 shares of common stock and warrants to purchase 11,680 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, all held by CSB IV US Holdings LLC, an entity for which Mr. Bettis is deemed a beneficial owner; (iii) 18,600 shares of common stock held by Carr Bettis IRA, an account for which Mr. Bettis is deemed the beneficial owner; and (iv) 54,856 shares of common stock, warrants to purchase 1,875 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, and 27,695 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of 10,000 shares of Series A Convertible Preferred Stock, all held by J. Carr & Stephanie V. Bettis Revocable Trust, dated January 1, 2003, an entity for which Mr. Bettis is deemed a beneficial owner.

(10)	Comprised of 27,695 shares of common stock that are issuable as of or within 60 days after June 14, 2019 upon conversion of 10,000 shares of Series A Convertible Preferred Stock held by J. Carr & Stephanie V. Bettis Revocable Trust, dated January 1, 2003, an entity for which Mr. Bettis is deemed a beneficial owner.

(11)	Comprised of 12,010 shares of common stock, options to purchase 80,000 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, and warrants to purchase 800 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019.

(12)	Comprised of (i) 15,965 shares of common stock, options to purchase 64,719 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, and 11,374 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of 4,107 shares of Series A Convertible Preferred Stock, all held by Sean Bradley, and (ii) 173,864 shares of common stock held by Banyon Tree LLC, an entity for which Mr. Bradley is deemed the beneficial owner.

(13)	Comprised of 9,704 shares of common stock and options to purchase 58,000 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019.

(14)	Mr. Purcell’s business address is 1395 Brickell Avenue, Suite 1130, Miami, Florida 33131.

(15)	Comprised of (i) 239,202 shares of common stock, options to purchase 110,000 shares of common stock that are exercisable or become exercisable within 60 days after June 14, 2019, warrants to purchase 47,200 shares of common stock that are exercisable or become exercisable within 60 days after June 14, 2019, and 27,695 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of 10,000 shares of Series A Convertible Preferred Stock, all held by Ernest Purcell, and (ii) 57,334 shares of common stock held by Ernest W. Purcell & Anne M. Purcell JT TEN, an account for which Mr. Purcell is deemed a beneficial owner.

(16)	Mr. Zyngier’s business address is 286 Madison Ave, 8th Floor, New York New York 10017.

(17)	Comprised of (i) options to purchase 70,000 shares of common stock that are currently exercisable or exercisable within 60 days after June 14, 2019; (ii) 63,430 shares of common stock and warrants to purchase 60,000 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019, all held by Equity Trust Custodian, FBO Alexandre Zyngier IRA, an account for which Mr. Zyngier is deemed the beneficial owner; and (iii) 10,400 shares of common stock held by HZ Investments Family LP, an entity for which Mr. Zyngier is deemed the beneficial owner.

(18)	Comprised of (i) an aggregate of 1,288,272 shares of common stock; (ii) options to purchase an aggregate of 483,358 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019; (iii) warrants to purchase an aggregate of 217,340 shares of common stock that are exercisable as of or become exercisable within 60 days after June 14, 2019; and (iv) an aggregate of 66,764 shares of common stock that are issuable as of or become issuable within 60 days after June 14, 2019 upon conversion of an aggregate of 24,107 shares of Series A Convertible Preferred Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 10, 2017, the Company, following consideration of a report prepared by Farient Advisors LLC, granted 16,600 RSUs to each of Alexandre Zyngier and Ernest Purcell for their continuing service on the Board of Directors. On the same date, the Company also granted 1,600 RSUs to each of Alexandre Zyngier and Ernest Purcell for their continued service as the chairs of committees of the Board of Directors. The total fair value of such RSU awards at the grant date for each director was $75,079. All such RSUs vested on April 30, 2018. The settlement date for the RSUs is the earlier of (i) April 30, 2024 or (ii) the date on which the Company undergoes a change of control (within the meaning of Section 409A of the Code).

In 2017, in a private placement, the Company issued to David Moradi, a principal stockholder of the Company, convertible notes in the aggregate principal amount of $762,500 and warrants to acquire 305,000 shares of the Company’s common stock.  The warrants have a term of five years and an exercise price of $1.75 per share.  Upon issuance, the convertible note immediately and automatically converted into 453,869 shares of the Company’s common stock at a conversion rate of $1.68 per share.

In 2017, the Company sold to Anthion Partners II, LLC, an entity under the control of Mr. Moradi, in a private placement 214,286 shares of the Company’s common stock for an aggregate purchase price of $750,000.

In 2017, the Company issued to David Moradi 729,028 shares of the Company’s common stock upon the net exercise of warrants to purchase 734,133 shares at an exercise price of $0.025 per share for an aggregate purchase price of $18,353.

In August 2018, in a private placement, the Company sold shares of its common stock for a purchase price of $0.25 per share and entered into a Securities Purchase Agreement and Registration Rights Agreement with each investor. The investors included CSB IV US Holdings, LLC, of which Dr. Bettis is deemed a beneficial owner, which acquired 16,000 shares for an aggregate purchase price of $100,000; Anthion Partners II, LLC, an affiliate of Mr. Moradi, which acquired 1,000,000 shares for an aggregate purchase price of $250,000 (which shares were thereafter transferred to Sero Capital LLC); and Mr. Purcell, who acquired 32,000 shares for an aggregate purchase price of $200,000.

On September 26, 2018, pursuant to a Note and Warrant Purchase dated as of October 9, 2015 between Equity Trust Custodian FBO Alexandre Zyngier IRA (the “Zyngier IRA”) and the Company, as amended, the Zyngier IRA acquired from the Company a $50,000 convertible note and warrants to acquire 20,000 shares of the Company’s common stock having a term of five years and an exercise price of $2.50 per share. Alexandre Zyngier, a member of the Company’s board of directors, is deemed a beneficial owner of the Zyngier IRA. On October 29, 2018, upon the Zyngier IRA’s conversion of this note, including accrued interest, the Company issued 13,384 shares of common stock to the Zyngier IRA at a conversion rate of $3.75 per share.

On December 31, 2018, the Company granted 11,280 RSUs to each of Alexandre Zyngier, Anthony Coelho and Ernest Purcell, our non-employee directors, for services provided to us in their capacity as directors for the fiscal year ended December 31, 2018. The total fair value of such RSU awards at the grant date for each director was $96,444. Each such award vested in full on April 30, 2019. The settlement date will be the first to occur of (x) April 30, 2025 or (y) the date on which the Company undergoes a change of control (as defined in the award agreements).

On December 31, 2018, the Company granted Dr. Carr Bettis 20,000 RSUs for services provided as a Board member. The total fair value of such RSUs at the grant date was $171,000. The RSUs vested on April 30, 2019. The settlement date will be the first to occur of (x) April 30, 2025 or (y) the date on which the Company undergoes a change of control (as defined in the award agreements).

On June 3, 2019, the Company granted 11,280 RSUs to each of Alexandre Zyngier, Anthony Coelho and Ernest Purcell, our non-employee directors, for services provided to us in their capacity as directors for the fiscal year ended December 31, 2019. The total fair value of such RSU awards at the grant date for each director was $73,658. Each such award will vest on the first anniversary of the grant date, June 3, 2020. The settlement date will be the first to occur of (z) June 3, 2026 or (y) the date on which the Company undergoes a change of control (within the meaning of Section 409A of the Code).

On June 3, 2019, the Company granted Sachin Barot 80,900 RSUs in accordance with his employment as the Company’s chief financial officer. The total fair value of the RSU award at the grant date was $528,277. Granted under the AudioEye, Inc. 2019 Equity Incentive Plan, such RSUs will vest in installments of 26,967 RSUs on the first anniversary of the Grant Date (i.e. on June 3, 2020), 26,967 RSUs on the second anniversary of the Grant Date (i.e. on June 3, 2021) and 26,966 RSUs on the third anniversary of the Grant Date (i.e. on June 3, 2022), subject to the Mr. Barot's continuous service with the Company on each vesting date. Such RSUs will be settled promptly following the vesting dates, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs.

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DESCRIPTION OF SECURITIES

Common Stock

On August 1, 2018, we amended our Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized common stock from 250,000,000 to 50,000,000. As a result, 186,994,384 shares of our common stock were exchanged for 7,479,775 shares of our common stock. Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 10,000,000 shares of preferred stock. $.00001 par value, authorized of which 105,000 shares of Series A Convertible Preferred Stock were issued and outstanding as of March 31, 2019. Each share of Series A Convertible Preferred Stock, issued at $10 per share, pays a 5% cumulative annual dividend and is convertible by dividing the original $10 purchase price per share of Series A Convertible Preferred Stock plus any accumulated dividends with respect to such share by an initial conversion price of $4.385 (subject to adjustment for stock splits, stock dividends and similar actions). On any matter presented to the stockholders of the Company for their action or consideration, holders of Series A Convertible Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Convertible Preferred Stock are convertible as of the record date for determining stockholders entitled to vote on such matter. As long as any shares of Series A Convertible Preferred Stock are outstanding, we are subject to certain restrictions on share repurchases or amendments to our Certificate of Incorporation in a manner that adversely affects any rights of the holders of Series A Convertible Preferred Stock. In addition, the holders of Series A Convertible Preferred Stock have a liquidation preference for purposes of which the Series A Convertible Preferred Stock would be valued at $10 per share plus accrued cumulative annual dividends.

Our board of directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Anti-Takeover Provisions

We are governed by the Delaware General Corporation Law (“DGCL”). Certain provisions of the DGCL and our Certificate of Incorporation and By-laws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise.

Vacancies on Board of Directors

Our by-laws provide that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, removal from office (with or without cause) or any other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings

Under our by-laws and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the Chief Executive Officer or the President may call special meetings of stockholders. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of our company.

The overall effect of the foregoing provisions may be to deter an acquisition attempt or other transaction that our stockholders might view to be in their best interest or that might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Business Combinations

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not “opted out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Listing

As of September 4, 2018, our common stock began trading on NASDAQ under the symbol “AEYE.”

Warrants

We are registering 380,719 shares of common stock hereunder which are issuable upon exercise of the warrants. Each warrant issued is exercisable into a common share for a period of up to five years at a weighted average exercise price of $3.34 per share.

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PLAN OF DISTRIBUTION

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales and in which case may be subject to certain statutory liabilities under the Exchange Act.

The Selling Stockholders will be subject to the applicable prospectus delivery requirements of the Securities Act unless subject to an exemption therefrom, including under Rule 172 thereunder.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed 8.0%.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus; in accordance with the related registration rights agreement or we may be entitled to contribution.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the securities have been passed upon for us by DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701-3799.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act covering the sale by the Selling Stockholders of the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed therewith.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s website at http://www.sec.gov.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

AudioEye, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AudioEye, Inc. and its subsidiary (collectively the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2011.

Houston, Texas

March 27, 2019

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AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current assets:
Cash	$5,741,549	$1,960,430
Accounts receivable, net	172,384	105,817
Marketable securities, held in related party	510	750
Deferred costs, short term	176,006	-
Prepaid expenses and other current assets	49,901	67,406
Total current assets	6,140,350	2,134,403

Property and equipment, net	108,007	34,994

Deferred costs, long term	93,790	-
Intangible assets, net	2,061,404	2,164,463
Goodwill	700,528	700,528

Total assets	$9,104,079	$5,034,388

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$93,544	$82,628
Related party payables	14,467	23,535
Derivative liabilities	-	2,984,010
Capital leases, short term	30,172	-
Deferred rent	4,472	9,402
Deferred revenue	2,626,712	1,233,754
Total current liabilities	2,769,367	4,333,329

Long term liabilities:
Capital leases, long term	51,150	-
Deferred rent	6,585	5,048
Deferred revenue	402,075	-

Total liabilities	3,229,177	4,338,377

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000,000 shares authorized
Series A Convertible Preferred stock, $0.00001 par value, 200,000 shares designated, 105,000 and 110,000 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1	1
Common stock, $0.00001 par value, 50,000,000 shares authorized, 7,579,995 and 6,467,066 shares issued and outstanding as of December 31, 2018 and 2017, respectively	76	65
Additional paid-in capital	48,017,926	40,121,845
Accumulated deficit	(42,143,101)	(39,425,900)
Total stockholders' equity	5,874,902	696,011

Total liabilities and stockholders' equity	$9,104,079	$5,034,388

See Notes to Consolidated Financial Statements

67

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2018	2017
Revenues	$5,660,427	$2,739,439

Cost of revenue	2,626,815	1,384,145

Gross profit	3,033,612	1,355,294

Operating expenses:
Selling and marketing	2,462,865	1,421,127
Research and development	194,429	181,303
General and administrative	4,950,138	4,271,510
Total operating expenses	7,607,432	5,873,940

Operating loss	(4,573,820)	(4,518,646)

Other income (expense):
Unrealized loss on derivative liabilities	-	(155,027)
Unrealized loss on marketable securities	(240)	(450)
Loss on settlement of debt	(267,812)	(15,724)
Interest income (expense), net	(178,002)	(917,992)
Total other (expenses) income	(446,054)	(1,089,193)

Net loss	(5,019,874)	(5,607,839)

Dividends on Series A convertible preferred stock	(53,740)	(75,206)

Net loss available to common stockholders	$(5,073,614)	$(5,683,045)

Net loss per common share-basic and diluted	$(0.74)	$(1.21)

Weighted average common shares outstanding-basic and diluted	6,892,238	4,693,437

See Notes to Consolidated Financial Statements

68

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

TWO YEARS ENDED DECEMBER 31, 2018

					Additional
	Common stock		Preferred stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2016	4,460,983	$45	160,000	$2	$34,125,251	$(33,818,061)	$307,237
Common stock and warrants sold for cash	442,857	5	-	-	1,549,995	-	1,550,000
Common stock issued upon conversion of preferred stock	128,161	1	(50,000)	(1)	-	-	-
Common stock issued for services	6,667	-	-	-	25,001	-	25,001
Common stock issued in exchange for exercise of warrants on a cashless basis	793,317	8	-	-	(8)	-	-
Common stock issued in exchange for exercise of warrants at $1.75 per share	120,000	1	-	-	209,999	-	210,000
Common stock issued in settlement of convertible notes and accrued interest	515,081	5	-	-	865,331	-	865,336
Loss on settlement of convertible note payable	-	-	-	-	15,724	-	15,724
Reclassify fair value of liability warrants issued in connection with sale of common stock	-	-	-	-	(6,062)	-	(6,062)
Reclassify fair value of liability warrants exercised	-	-	-	-	758,911	-	758,911
Restricted stock units, warrants and options issued for services	-	-	-	-	1,750,620	-	1,750,620
Restricted stock units issued in payment of accrued compensation	-	-	-	-	14,583	-	14,583
Beneficial conversion feature and warrants issued with convertible notes	-	-	-	-	812,500	-	812,500
Net loss	-	-	-	-	-	(5,607,839)	(5,607,839)
Balance, December 31, 2017	6,467,066	$65	110,000	$1	$40,121,845	$(39,425,900)	$696,011

69

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

TWO YEARS ENDED DECEMBER 31, 2018

					Additional
	Common stock		Preferred stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2017	6,467,066	$65	110,000	$1	$40,121,845	$(39,425,900)	$696,011
Common stock sold for cash	1,000,000	10	-	-	5,609,205	-	5,609,215
Common stock issued upon conversion of preferred stock	13,204	-	(5,000)	-	-	-	-
Common stock issued in exchange for exercise of warrants on a cashless basis	5,842	-	-	-	-	-	-
Common stock issued in exchange for exercise of options on a cashless basis	3,701	-	-	-	-	-	-
Common stock issued in settlement of convertible notes and accrued interest	60,182	1	-	-	225,686	-	225,687
Common stock issued in exchange for exercise of options at $1.025 per share	20,000	-	-	-	20,500	-	20,500
Common stock issued in exchange for exercise of warrants at $1.025 per share	10,000	-	-	-	10,250	-	10,250
Effect of adoption of Accounting Codification Standard 2014-09, Revenue from Contracts with Customers	-	-	-	-	-	80,153	80,153
Reclassify derivative liability to equity upon adoption of Accounting Codification Standard 2017-11, Earnings Per Share	-	-	-	-	761,490	2,222,520	2,984,010
Warrants issued with convertible notes	-	-	-	-	175,617	-	175,617
Loss on settlement of debt	-	-	-	-	267,812	-	267,812
Restricted stock units, warrants and options issued for services	-	-	-	-	825,521	-	825,521
Net loss	-	-	-	-	-	(5,019,874)	(5,019,874)
Balance, December 31, 2018	7,579,995	$76	105,000	$1	$48,017,926	$(42,143,101)	$5,874,902

See Notes to Consolidated Financial Statements

70

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,019,874)	$(5,607,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	551,335	538,761
Amortization of debt discounts	175,617	862,500
Bad debt expense	-	3,202
Non-cash interest expense associated with derivative warrants	-	39,944
Option, warrant, RSU and PSU expense	825,521	1,750,620
Stock issued for services	-	25,001
Change in fair value of liability warrants due to exercise price reduction	-	13,262
Unrealized loss on marketable securities	240	450
Change in fair value of derivative liabilities	-	155,027
Amortization of deferred commission	103,383	-
Loss on settlement of debt	267,812	15,724
Changes in operating assets and liabilities:
Accounts receivable	(66,567)	(64,374)
Deferred costs	(293,026)	-
Other current assets	17,505	(47,846)
Accounts payable and accruals	11,628	(160,213)
Deferred rent	(3,393)	(207)
Deferred revenue	1,795,033	847,269
Related party payables	(9,068)	6,000
Net cash used in operating activities	(1,643,854)	(1,622,719)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(10,893)	(41,167)
Purchase of domain name	(10,000)	-
Software development costs	(404,890)	(383,802)
Net cash used in investing activities	(425,783)	(424,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock and warrants for cash	5,609,215	1,550,000
Issuance of convertible note payable-related party	50,000	-
Issuance of convertible notes payable	174,975	862,500
Proceeds from exercise of warrants	10,250	210,000
Proceeds from exercise of options	20,500	-
Repayments of notes payable and capital leases	(14,184)	(23,800)
Net cash provided by financing activities	5,850,756	2,598,700

Net increase in cash	3,781,119	551,012
Cash-beginning of period	1,960,430	1,409,418
Cash-end of period	$5,741,549	$1,960,430

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$3,491	$-
Income taxes paid	-	-

Non-cash investing and financing activities:
Reclassify fair value of liability warrants from equity to liability upon issuance	$-	$6,062
Reclassify fair value of liability warrants from liability to equity upon exercise	-	758,911
Debt discount originated from derivative feature of warrants attached to note	-	50,000
Common stock issued in settlement of convertible notes payable and accrued interest	225,687	865,336
Debt discount originated from issuance of warrant attached to notes payable	175,617	812,500
Restricted stock units issued in payment of accrued compensation	-	14,583
Common stock issued for cashless exercise of warrants and options	-	8
Common stock issued on conversion of preferred stock	-	1
Equipment acquired from capital leases	95,506	-
Reclassify fair value of warrant liabilities to equity upon adoption of ASU 2017-11	2,984,010	-
Effect of adoption of Accounting Codification Standard 2014-09, Revenue from Contracts with Customers	80,153	-

See Notes to Consolidated Financial Statements

71

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION

AudioEye, Inc. (“we”, “our”, the “Company”) was incorporated on May 20, 2005 in the state of Delaware. The Company has developed patented, Internet content publication and distribution software that enables conversion of any media into accessible formats and allows for real time distribution to end users on any Internet connected device. The Company’s focus is to create more comprehensive access to Internet, print, broadcast and other media to all people regardless of their network connection, device, location, or disabilities.

The Company is focused on developing innovations in the field of networked and device embedded audio technology. The Company owns a unique patent portfolio comprised of six issued patents in the United States, a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent, and two U.S. patents pending with additional patents being drafted for filing with the U.S. Patent and Trademark Office and internationally.

Our common stock is listed on The NASDAQ Capital Market under the symbol “AEYE” since September 4, 2018. Prior to September 4, 2018, our common stock was listed on the OTCQB and the OTC Bulletin Board since April 15, 2013 under the same symbol.

In August 2018, the Company sold 1,000,000 shares of its common stock at $6.25 per share for net proceeds of $5,609,215, after costs and expenses of $640,785 (the “Private Placement”). At the closing of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors pursuant to which the Company agreed to register the Shares for resale. On September 4, 2018, the Company filed a registration statement on Form S-1 covering the resale or other disposition of the securities subject to the Registration Rights Agreement.

On August 1, 2018, the Company amended its Articles of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized common stock from 250,000,000 to 50,000,000. As a result, 186,994,384 shares of the Company’s common stock were exchanged for 7,479,775 shares of the Company's common stock. These financial statements have been retroactively restated to reflect the reverse stock split. (See Note 11)

NOTE 2 — MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2018, the Company had cash of $5,741,549 and working capital of $3,370,983. In addition, the Company used actual net cash in operations of $1,643,854 during the year ended December 31, 2018.

In August 2018, the Company sold 1,000,000 shares of its common stock at $6.25 per share for net proceeds of $5,609,215, after costs and expenses of $640,785. In connection with the October 9, 2015 Note and Warrant Purchase Agreement, the Company has received proceeds from issuance of convertible notes payable of $100,000 in September 2018 and $124,975 in October 2018 (see Note 8). It is anticipated that the Company has cash sufficient to fund operations for the next twelve months.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The Company has a fiscal year ending on December 31. Certain prior period amounts have been reclassified to conform to current period classification.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Empire Technologies, LLC (“Empire”). All significant inter-company accounts and transactions have been eliminated. During the years ended December 31, 2018 and 2017, Empire had no activity. Empire had no assets or liabilities as of December 31, 2018 and 2017.

72

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Revenue Recognition

Revenue is recognized when delivery of the promised goods or services is transferred to its customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following five steps:

•	Identify the contract with the customer;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue when, or as, the performance obligations are satisfied.

Certain Software as a Service (“SaaS”) invoices are prepared on an annual basis. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. Subscription revenue is recognized on a ratable basis over the contractual subscription term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. We generate substantially all our revenue from subscription services, which are comprised of subscription fees from customer accounts on the Ally Platform.

The following table presents our revenues disaggregated by type of good or service and sales channel:

	Year ended December 31,
	2018	2017
Subscription revenue and support – Direct	$4,315,168	$2,543,947
Subscription revenue and support – Indirect (Strategic partners)	1,345,259	195,492
Total revenues	$5,660,427	$2,739,439

There were significant changes in contract liabilities balances during the year ended December 31, 2018. The table below summarizes the activity within the deferred revenue accounts, during the year ended December 31, 2018:

	December 31,	Cash	Revenue	December 31,
	2017	received	recognized	2018
Deferred revenue	$1,233,754	$5,969,417	$4,174,384	$3,028,787

As of December 31, 2018, $2,626,712 was classified as short term and is expected to be recognized over the next twelve months. The remaining $402,075 is long-term deferred revenue to be recognized thereafter.

At December 31, 2018, the Company had one customer representing 22% of the outstanding accounts receivable. At December 31, 2017, the Company had five customers representing 18%, 14%, 14%, 13% and 10% (an aggregate of approximately 69%) of the outstanding accounts receivable.

The Company had one major customer including their affiliates which generated approximately 11.8% of its revenue in the year ended December 31, 2018.

The Company had two major customers including their affiliates which generated approximately 28.4% (18.0% and 10.4%) of its revenue in the year ended December 31, 2017.

73

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The Company adopted the standard using the modified retrospective approach effective January 1, 2018.

The Company applied Topic 606 using the following practical expedients:

•	The measurement of the transaction price excludes all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from a customer;
•	The new revenue guidance has been applied to portfolios of contracts with similar characteristics;
•	The modified retrospective approach has been applied only to contracts that are not completed contracts at the date of initial adoption;
•	The value of unsatisfied performance obligations for contracts with an original expected length of one year or less has not been disclosed; and
•	the costs of obtaining contracts with customers are expensed when the amortization period would have been one year or less.

The most significant impact of the standard relates to capitalizing costs to acquire contracts, which have historically been expensed as incurred. As of December 31, 2017, the Company’s sales commission plans have included multiple payments, including initial payments in the period a customer contract is obtained and deferred payments over the life of the contract as future payments are collected from the customers. Under the standard, only the initial payment is subject to capitalization as the deferred payments require a substantive performance condition of the employee. These initial commission payments are now capitalized in the period a customer contract is obtained and payment is received; and will be amortized consistent with the transfer of the goods or services to the customer over the expected period of benefit. The expected period of benefit is the contract term, except when the commission payment is expected to provide economic benefit to the Company for a period longer than the contract term, such as for new customer or incremental sales where renewals are expected, and renewal commissions are not commensurate with initial commissions. Such commissions are amortized over the greater of contract term or technological obsolescence period when the underlying contracted products are technology-based, such as for the SaaS-based platforms, or the expected customer relationship period when the underlying contracted products are not technology-based, such as for patient experience survey products. Upon adoption of Topic 606, the Company reclassified $80,153 from equity previously expensed commissions to deferred costs effective January 1, 2018. See Note 6 below for a summary of activity in the deferred costs account during the year ended December 31, 2018.

Effects of adoption of ASU 2014-09 are as follows:

	At January 1, 2018:
	Prior to adoption of ASU 2014-09	Subsequent to adoption of ASU 2014-09	Change
Accumulated deficit	$(39,425,900)	$(39,345,747)	$(80,153)
Deferred commission costs	$-	$80,153	$80,153

Cost of Revenue

Cost of revenue consists primarily of employee-related costs, including payroll, benefits and stock-based compensation expense for our technology operations and customer experience teams, fees paid to our managed hosting providers and other third-party service providers, amortization of capitalized software development costs and acquired technology, and allocated overhead costs.

74

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Capitalization of Software Development Costs

In accordance with ASC 350-40, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining computer software, (ii) compensation and related benefits for employees who are directly associated with the software project and (iii) any interest costs incurred while developing internal-use computer software. Capitalized software costs are included in intangible assets on our balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the software (see Note 5).

Research and Technology Expenses

Research and technology expenses are expensed in the period costs are incurred. For the year ended December 31, 2018 and 2017, research and technology expenses totaled $194,429 and $181,303 respectively.

Cash and Cash Equivalents

The Company considers cash in savings accounts to be cash equivalents. The Company considers any short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. There were no cash equivalents as of December 31, 2018 and 2017.

Investments in Equity Securities

The Company has elected the fair value option under ASC 825 for its investments in marketable equity securities. Investments in marketable securities are measured at fair value through earnings and consist of common stock holdings of publicly traded companies. These equity securities are marked to market at the end of each reporting period based on the closing price of the security at each balance sheet date. Changes in fair value are recorded as unrealized gains or losses in the consolidated statement of operations in accordance with ASC 321.

From time to time, the Company invests in the securities of other entities where there exists no active market for the securities held. These strategic investments may consist of non-controlling equity investments in privately held companies. These investments without readily determinable fair values for which the Company does not have the ability to exercise significant influence are accounted for using the measurement alternative. Under the measurement alternative, the non-marketable securities are carried at cost less any impairments, plus or minus adjustments resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer. Fair value is not estimated for non-marketable equity securities if there are no identified events or changes in circumstances that may have an effect on the fair value of the investment.

Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of the Company’s customers. The Company does not generally require collateral for its accounts receivable. During the years ended December 31, 2018 and 2017, the Company incurred $-0- and $3,202 as bad debt expense. There was an allowance for doubtful accounts of $-0- as of December 31, 2018 and 2017.

75

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repairs and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of the Company’s property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 5 to 7 years.

Goodwill, Intangible Assets, and Long-Lived Assets

Goodwill is carried at cost and is not amortized. The Company tests goodwill for impairment on an annual basis at the end of each fiscal year, relying on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and marketplace data. Company management uses its judgment in assessing whether goodwill has become impaired between annual impairment tests according to specifications set forth in ASC 350. The Company completed an evaluation of goodwill at December 31, 2018 and 2017 and determined that there was no impairment.

The fair value of the Company’s reporting unit is dependent upon the Company’s estimate of future cash flows and other factors. The Company’s estimates of future cash flows include assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows. Estimated future cash flows are adjusted by an appropriate discount rate derived from the Company’s market capitalization plus a suitable control premium at date of the evaluation.

The financial and credit market volatility directly impacts the Company’s fair value measurement through the Company’s weighted average cost of capital that the Company uses to determine its discount rate and through the Company’s stock price that the Company uses to determine its market capitalization. Therefore, changes in the stock price may also affect the amount of impairment recorded.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company reviews its long-lived assets, including property and equipment, identifiable intangibles, and goodwill annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets.

Impairment of Long-Lived Assets

The Company’s long-lived assets, including intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Long-lived assets were evaluated for impairment and no impairment losses were incurred during the years ended December 31, 2018 and 2017, respectively.

Stock based compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

76

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that the Company will not realize a future tax benefit, a valuation allowance is established.

Earnings (loss) per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. “Diluted earnings per share” reflects the potential dilution that could occur if our share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of our share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock and convertible debentures is computed using the if-converted method, which assumes conversion at the beginning of the year.

Potentially dilutive securities excluded from the computation of basic and diluted net earnings (loss) per share for the year ended December 31, 2018 and 2017 are as follows:

	2018	2017
Preferred stock on a converted basis	283,407	284,360
Options to purchase common stock	997,989	1,003,836
Warrants to purchase common stock	1,781,715	1,919,906
Restricted stock units	222,514	156,340
Totals	3,285,625	3,364,442

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2018 and 2017, the Company did not have any derivative instruments that were designated as hedges.

In 2017 and prior and in accordance with ASC 815, certain warrants with anti-dilutive provisions were deemed to be derivatives. The value of the derivative instrument will fluctuate with the price of the Company’s common stock and is recorded as a current liability on the Company’s Consolidated Balance Sheet. The change in the value of the liability is recorded as “unrealized gain (loss) on derivative liability” on the Consolidated Statements of Operations.

Effective January 1, 2018, the Company adopted ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

77

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

On January 1, 2018, the Company adopted ASU 2017-11 by electing the modified retrospective method to the outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the fiscal year. Accordingly, the Company reclassified the fair value of the reset provisions embedded in previously issued warrants from liability to equity (accumulated deficit) in aggregate of $2,984,010.

Effects of adoption of ASU 2017-11 modified retrospective are as follows:

	At January 1, 2018:
	Prior to adoption of ASU 2014-09	Subsequent to adoption of ASU 2014-09	Change
Derivative liabilities	$2,984,010	$-	$(2,984,010)
Additional paid in capital	40,120,293	40,881,783	761,490
Accumulated deficit	$(39,425,900)	$(37,203,380)	$2,222,520

Financial Instruments

The carrying amount of the Company’s financial instruments, consisting of cash equivalents, short-term investments, account and notes receivable, accounts and notes payable, short-term borrowings and certain other liabilities, approximate their fair value due to their relatively short maturities.

Fair Value Measurements

Fair value is an estimate of the exit price, representing the amount that would be received to upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction cost. Fair value measurement under generally accepted accounting principles provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

78

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Level 3: Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

In October and November 2015 and April 2017, the Company issued warrants with an exercise price of $2.50 in connection with convertible debt instruments. The five-year warrants also contain a provision that the warrant exercise price will automatically be adjusted for any common stock equity issuances at less than $2.50 per share. The Company determined that the warrants were not afforded equity classification because the warrants are not considered to be indexed to the Company’s own stock due to the anti-dilution provision. Accordingly, the warrants are treated as a derivative liability and are carried at fair value.

The Company estimated the fair value of these derivative warrants at initial issuance and again at each balance sheet date. The changes in fair value are recognized in earnings in the Consolidated Statements of Operations under the caption “unrealized gain/(loss) – derivative liability” until such time as the derivative warrants are exercised or expire. The Company used the Black-Scholes Option Pricing model to estimate the fair value as of the dates of issuance, the price of the Company stock ranged $0.775 to $4.675, volatility was estimated to be 102% to 172%, the risk-free rate ranged 1.14% to 1.79% and the remaining term was 5 years.

In 2016 and 2017, the Company issued warrants with an exercise price of $6.25 in connection with the sale of the Company’s common stock. The five-year warrants also contain a provision that the warrant exercise price will automatically be adjusted for any common stock equity issuances at less than $6.25 per share. The Company determined that the warrants were not afforded equity classification because the warrants are not considered to be indexed to the Company’s own stock due to the anti-dilution provision. Accordingly, the warrants are treated as a derivative liability and are carried at fair value.

The Company estimated the fair value of these derivative warrants at initial issuance and again at each balance sheet date. The changes in fair value are recognized in earnings in the Consolidated Statements of Operations under the caption “unrealized gain/ (loss) – derivative liability” until such time as the derivative warrants are exercised or expire. The Company used the Black-Scholes Option Pricing model to estimate the fair value and as of the dates of issuance, the price of the Company stock ranged $3.80 to $4.875, volatility was estimated to be from 169% to 178%, the risk-free rate ranged 1.22% to 1.87% and the remaining term was 5 years. The estimated initial fair value of these warrants of $6,062 during 2017 was reclassified from equity to liability at the date of issuance.

On May 2, 2017, a warrant holder exercised a warrant to acquire 40,000 shares of the Company’s common stock under a cashless provision. The Company used the Black-Scholes Option Pricing model to estimate the fair value and as of the date of exercise, the price of the Company stock was $5.00, volatility was estimated at 171%, the risk-free rate of 1.45% and the remaining term was 3.4 years. The estimated fair value of the warrant of $184,569 was reclassified from liability to equity at the date of exercise.

In October and November 2017, the Company offered, as an inducement to exercise, to reduce the exercise price of previously issued warrants from $2.50 per share to $1.75 per share. The Company used the Black-Scholes Option Pricing model to estimate the change in fair value and the dates of exercise, the price of the Company’s common stock was $3.475 to $3.8725, volatility estimated from 165% to 166%, risk free rate from 1.60% to 1.99% and remaining term from 2.94 to 4.42 years. The estimated fair value of the change in warrant fair value of $13,262 was charged to current period interest expense. The estimated fair value of the warrants at the dates of exercise of $574,342 was reclassified from liability to equity at the date of exercise(s). In connection with the offering, the exercise price of an aggregate of 71,680 previously issued warrants with anti-dilutive provisions were reset from $6.25 to $1.75 per share

79

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

At December 31, 2017, the price of the Company stock was $3.8725, volatility was estimated to be 163.9%, the risk-free rate from 1.98% to 2.20% and the remaining term ranged from 2.77 to 4.03 years. As of December 31, 2017, the fair value of the warrants was determined to be $2,984,010, resulting in an unrealized loss on the change in the fair value of this derivative liability of $155,027 for the year ended December 31, 2017.

Effective January 1, 2018, the Company adopted ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). See discussion above. The following are the Company’s assets and liabilities, measured at fair value on a recurring basis, as of December 31, 2018 and 2017:

		Fair Value
	Fair Value	Hierarchy
Assets
Marketable securities, December 31, 2018	$510	Level 1
Marketable securities, December 31, 2017	$750	Level 1

Liabilities
Derivative liabilities, December 31, 2018	$-	Level 3
Derivative liabilities, December 31, 2017	$2,984,010	Level 3

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) established ASC Topic 842, Leases (Topic 842), by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. The Company adopted the new standard on January 1, 2019.

The new standard provides a number of optional practical expedients in transition. The Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company.

The new standard will have a material effect on the Company’s financial statements. The most significant effects of adoption relate to (1) the recognition of new ROU assets and lease liabilities on its balance sheet for real estate operating leases; and (2) providing significant new disclosures about its leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company will elect the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. Beginning in 2019, the Company expects changes to its disclosed lease recognition policies and practices, as well as to other related financial statement disclosures due to the adoption of this standard. These revised disclosures will be made in the Company’s first quarterly report in 2019.

In June 2018, the FASB issued ASU 2018-07, regarding ASC Topic 718 Compensation - Stock Compensation, which largely aligns the accounting for share-based compensation for non-employees with employees. The guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted. We do not expect the adoption of this standard to have a material effect on our consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

80

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2018 and 2017 is summarized as follows:

	2018	2017
Computer equipment	$62,170	$63,517
Equipment under capital lease	95,506	-
Furniture and fixtures	4,968	3,128
Total	162,644	66,645
Less accumulated depreciation	(54,637)	(31,651)
Property and equipment, net	$108,007	$34,994

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful life of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Included in net property are assets under capital leases of $95,506, less accumulated depreciation of $16,117 as of December 31, 2018 and $0, less accumulated depreciation of $0 as of December 31, 2017, respectively.

The Company spent $10,893 in purchases and leased $95,506 of equipment during the year ended December 31, 2018 and $41,167 in purchases of equipment during the year ended December 31, 2017. Depreciation expense was $33,386 and $6,173 for the year ended December 31, 2018 and 2017.

NOTE 5 — INTANGIBLE ASSETS

For the year ended December 31, 2018 and 2017, the Company invested in software development costs in the amounts of $404,890 and $383,802 respectively and acquired a domain name in 2018 in the amount of $10,000.

Patents, technology and other intangibles with contractual terms are generally amortized over their estimated useful lives of ten years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted. Due to the Company’s history of operating losses, intangible assets were evaluated for impairment and no impairment losses were incurred during the years ended December 31, 2018 and 2017, respectively.

Software development costs are amortized over their estimated useful life of three years.

Intangible assets consisted of the following:

	2018	2017
Patents	$3,697,709	$3,697,709
Capitalized software development	1,410,259	1,005,369
Domain name	10,000	-
Accumulated amortization	(3,056,564)	(2,538,615)
Intangible assets, net	$2,061,404	$2,164,463

Amortization expense for patents totaled $374,632 and $379,158 for the year ended December 31, 2018 and 2017, respectively. Amortization expense for software development totaled $143,317 and $153,430 for the years ended December 31, 2018 and 2017, respectively.

Total amortization expense totaled $517,949 and $532,588 for the year ended December 31, 2018 and 2017, respectively.

81

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 6 — DEFERRED COSTS

Effective January 1, 2018, the Company capitalizes initial and renewal sales commission payments in the period a customer contract is obtained, and payment is received; and is amortized consistent with the transfer of the goods or services to the customer over the expected period of benefit, which we have deemed to be the contract term.

Such commissions are amortized over the greater of contract term or technological obsolescence period when the underlying contracted products are technology-based, such as for the SaaS-based platforms, or the expected customer relationship period when the underlying contracted products are not technology-based, such as for patient experience survey products. The table below summarizes the activity within the deferred commission costs account, during the year ended December 31, 2018:

	January 1,	Commission	Commission	December 31,
	2018	Costs Deferred	Amortized	2018
Deferred costs, short term	$80,153	$199,236	$(103,383)	$176,006
Deferred costs, long term	-	93,790	-	93,790
Deferred commission costs	$80,153	$293,026	$(103,383)	$269,796

During the year ended December 31, 2018, the Company deferred an aggregate $293,026 commissions paid and reclassified from equity $80,153 previously paid and expensed commissions. Amortization of deferred costs for the year ended December 31, 2018 was $103,383.

NOTE 7 — CAPITAL LEASES

	2018	2017
Capital equipment lease dated April 5, 2018	$13,056	$-
Capital equipment lease dated May 8, 2018	14,525	-
Capital equipment lease dated June 27, 2018	21,701	-
Capital equipment lease dated September 18, 2018	15,368	-
Capital equipment lease dated September 28, 2018	16,672
Total capital leases payable	81,322	-
Less current portion	(30,172)	-
Long term portion	$51,150	$-

During the year ended December 31, 2018, the Company entered into five capital leases for computer equipment for a three-year term.  The Company recognized these arrangements as capital leases based on the determination the leases exceeded 75% of the economic life of the underlying assets.  The Company initially recorded the equipment and the capitalized lease liability at the estimated present value of the minimum lease payments of $95,506.

The leases include base monthly payments in aggregate of $2,894, due on the contract monthly anniversary of each calendar month.  At the expiration of the lease, the Company is required to return all leased equipment to the lessor with right of repurchase at fair value. The Company has made payments in the amount of $14,184 during the year ended December 31, 2018. The effective interest rate of the capitalized lease is estimated at 6.00% based on the implicit rate in the lease agreements.

The following summarizes the assets under capital leases:

	2018	2017
Classes of property
Computer equipment	$95,506	$-
Less: accumulated depreciation	(16,117)	-
	$79,389	$-

82

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The following summarizes total future minimum lease payments at December 31, 2018:

Period ending December 31,
2019	$34,729
2020	34,729
2021	18,985
Total minimum lease payments	88,443
Amount representing interest	7,121
Present value of minimum lease payments	81,322
Current portion of capital lease obligations	30,172
Capital lease obligation, less current portion	$51,150

NOTE 8 — CONVERTIBLE NOTES PAYABLE

2017:

On April 11, 2017, the Company issued a convertible promissory note in the principal amount of $50,000 (the “Note”) and warrant (the “Warrant”) to purchase 20,000 shares of common stock of the Company. The Note and Warrant were issued in connection with an election granted under our October 9, 2015 Note and Warrant Purchase Agreement (the “October 2015 Purchase Agreement”) whereby any investor in the October 2015 Purchase Agreement within the three-year period immediately following the initial closing date, may purchase an additional note in the principal amount equal to 50% of the principal amount of the initial note purchased by such investor at previous closings and an additional warrant with an aggregate exercise price equal to such investor’s the principal amount of such additional note.

The Note bears interest at 10% and matures the earlier of October 9, 2018 or after the occurrence an event of default (as defined in the Note). In the event of any conversion, all interest shall be also converted into equity and shall not be payable in cash.

If the Company sells equity securities in a single transaction or series of related transactions for cash of at least $1,000,000 (excluding the conversion of the Note and excluding the shares of common stock to be issued upon exercise of the warrants) on or before the maturity date, all of the unpaid principal on the Note plus accrued interest shall be automatically converted at the closing of the equity financing into a number of shares of the same class or series of equity securities as are issued and sold by the Company in such equity financing (or a class or series of equity securities identical in all respects to and ranking pari passu with the class or series of equity securities issued and sold in such equity financing) as is determined by dividing (i) the principal and accrued and unpaid interest amount of the Note by (ii) 60% of the price per share at which such equity securities are issued and sold in such equity financing.

The Warrant is exercisable at $2.50 per share and expires 5 years following the date of issuance. The Warrant is subject to anti-dilution protection, subject to certain customary exceptions.

The estimated fair value of the issued warrant of $89,944 was charged as a debt discount up to the net proceeds of the note ($50,000) and the excess ($39,944) recorded as current period interest expense. The Company amortized $50,000 of the debt discount to current period operations as interest expense for the year ended December 31, 2017.

On November 30, 2017, the Company issued 31,450 shares of the Company’s in full settlement of the promissory note and accrued interest of $2,836. In connection with the settlement, the Company incurred a $15,724 loss on settlement of debt.

83

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On October 11, 2017, the “Company entered into a Second Amendment to the Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) and an Omnibus Amendment to Common Stock Warrants (the “Warrant Amendment”), which collectively amend that certain Note and Warrant Purchase Agreement dated as of October 9, 2015 (the “Original Agreement”) and the warrants previously issued thereunder (the “Warrants”) to, among other things; (i) for the period from the Closing Date until November 8, 2017 (the “Discount Period”), provide parties to the Original Agreement the option to purchase additional notes (in an amount of up to 50% of their respective original investment as provided in the Original Agreement) that will immediately convert to shares of common stock of the Company (“Common Stock”) at a price of $1.68 per share along with warrants exercisable for shares of Common Stock at a price of $1.75 per share if exercised during the Discount Period or $2.50 per share if exercised during the term of the warrant following the Discount Period; (ii) provide for certain registration rights for shares of Common Stock issued pursuant to the Original Purchase Agreement, as amended, at any time after 30 days subsequent to the listing of the Common Stock on a national securities exchange; and (iii) amend the Warrants such that they are exercisable for shares of Common Stock at a price of $1.75 per share if exercised during the Discount Period or $0.10 per share if exercised during the term of the warrant following the Discount Period.

The Company recognized a charge of $13,262 to current period interest for change in fair value due to the warrant modifications using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, a risk-free interest rate of 1.60% to 1.99%, a dividend yield of 0%, and volatility of 165.18% to 166.12%.

In November 2017, the Company issued convertible promissory notes in aggregate of $812,500 and 325,000 warrants to acquire the Company’s common stock at $1.75 per share for five years under the above described terms. The notes were immediately converted into 483,631 shares of the Company’s common stock at a conversion rate of $1.68 per share. Of the issued 325,000 warrants, 30,000 warrants were exercised for net proceeds of $52,500.

In accordance with ASC 470-20, the Company recognized the value attributable to the warrants and the conversion feature in the aggregate amount of $812,500 to additional paid in capital and a discount against the November 2017 notes. The Company valued the warrants in accordance with ASC 470-20 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, a risk-free interest rate of 1.83% to 2.01%, a dividend yield of 0%, and volatility of 165.45% to 166.12%. Due to the immediate conversion feature, the debt discount attributed to the value of the warrants and conversion feature in aggregate of $812,500 was charged to current period as interest expense.

2018:

In connection with the October 9, 2015 Note and Warrant Purchase Agreement, in September 2018 and October 2018, the Company issued convertible promissory notes in aggregate principal amount of $224,975 (the “Notes”) and warrants (the “Warrants”) to purchase 89,990 shares of common stock of the Company. $50,000 of the principal was in connection with an entity that a member of the Company’s board of directors is deemed a beneficial owner (see Note 10). Subject to the agreement, any investor in the October 9, 2015 Purchase Agreement within the three-year period immediately following the initial closing date, may purchase an additional note in the principal amount equal to 50% of the principal amount of the initial note purchased by such investor at previous closings and an additional warrant equal to the principal amount of such additional note divided by the exercise price of the additional warrant.

The Notes bore interest at 10% and matured on the earlier of October 9, 2018 or after the occurrence of an event of default (as defined in the Note). In the event of any conversion, all interest was converted into equity and shall not be payable in cash.

84

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Under the terms of the October 9, 2015 Note and Warrant Purchase Agreement, if the Company sells equity securities in a single transaction or series of related transactions for cash of at least $1,000,000 (excluding the conversion of the Notes and excluding the shares of common stock to be issued upon exercise of the warrants) on or before the maturity date, all of the unpaid principal on the Note plus accrued interest shall be automatically converted at the closing of the equity financing into a number of shares of the same class or series of equity securities as are issued and sold by the Company in such equity financing (or a class or series of equity securities identical in all respects to and ranking pari passu with the class or series of equity securities issued and sold in such equity financing) as is determined by dividing (i) the principal and accrued and unpaid interest amount of the Notes by (ii) 60% of the price per share at which such equity securities are issued and sold in such equity financing.

On October 2, 2018, the Company’s board of directors approved to convert the debt, upon maturity, at $3.75 per share, which is 60% of the price per share at which equity was sold in August 2018 and will be treated as debt extinguishment at conversion. On October 29, 2018, the Company issued an aggregate of 60,182 shares of its common stock in settlement of the outstanding notes and accrued interest of $225,687 (principal plus accrued interest). In connection with the settlement, the Company incurred a loss on settlement of debt of $267,812, calculated as the difference between the fair value of the shares of common stock issued less the value of convertible debt settled.

The Warrants are exercisable at $2.50 per share and expire 5 years following the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions.

In accordance with Accounting Standards Codification subtopic 470-20, the Company estimated relative fair value of the issued warrants, determined to be $175,617 as a credit to additional paid in capital. The Company amortized $175,617 of the debt discount to current period operations as interest expense for the year ended December 31, 2018.

NOTE 9 — RELATED PARTY TRANSACTIONS

Issuance of convertible notes payable

In 2017, the Company issued an aggregate of $762,500 in convertible notes payable and warrants to acquire 305,000 shares of the Company’s common stock with a term of five years, an exercise price of $1.75 per share to David Moradi. Upon issuance, the convertible notes immediately and automatically convert into the Company’s common stock at a conversion rate of $1.68 per share.

In 2017, the Company issued an aggregate of 453,869 shares of the Company’s common stock in settlement of outstanding convertible notes, issued in 2017, for $762,500 to David Moradi.

On September 26, 2018, the Company issued a $50,000 convertible note payable and warrants to acquire 20,000 shares of the Company’s common stock with a term of five years, an exercise price of $2.50 per share to an entity that Alexandre Zyngier, a member of the Company’s board of directors is deemed a beneficial owner. On October 29, 2018, the Company issued 13,384 shares of the Company’s common stock in settlement of this outstanding convertible note, discussed further in Note 8, issued in 2018, for $50,000 and accrued interest.

Sales of common stock

In 2017, the Company sold to Anthion Partners II, LLC, an entity under the control of David Moradi, 214,286 shares of the Company’s common stock for net proceeds of $750,000.

In 2017, the Company issued 30,000 shares of the Company’s common stock in exchange for the exercise of warrants for net proceeds of $52,500 to David Moradi.

85

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In 2017, the Company issued 729,028 shares of the Company’s common stock in exchange for the exercise on a cashless basis of 734,133 warrants to David Moradi.

In summary, as of December 31, 2018 and 2017, the total balances of related party payable were $14,467 and $23,535, respectively.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating leases

The Company’s principal executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, consisting of approximately 5,151 square feet as of December 31, 2018. The Company’s principal executive office was leased for an aggregate amount of $4,724 per month through September 1, 2016, $5,474 through September 30, 2017 and an aggregate amount of $6,224 per month as of December 31, 2017. On December 21, 2017, effective February 1, 2018, the Company amended its existing lease to expand its Arizona office to approximately 4,248 square feet that expires September 30, 2021. As such, beginning February 1, 2018, the basic rent increased to $9,598 on February 1, 2018. On October 2, 2018, effective December 1, 2018, the Company amended further its existing lease to expand its Arizona office to approximately 5,151 square feet. In accordance with the amended lease, rent increases to $11,810 on January 1, 2019, escalating to $12,977 at the end of the lease, which was extended to October 31, 2022.

The Company also has offices in Atlanta, previously located at 1855 Piedmont Road, Suite 200, Marietta, Georgia leased for an aggregate of $2,763 per month. Beginning September 1, 2016, we re-located offices located at 3901 Roswell Road, Suite 134, leased for an aggregate of $3,937 per month as of December 31, 2017 and expiring September 30, 2019. On December 29, 2017, effective February 1, 2018, amended its existing lease to expand its Georgia office to approximately 3,831 square feet. As such, beginning February 1, 2018, the basic rent increases by $1,500 on February 1, 2018 through remainder of lease term. Subsequent to year end, in February 2019, the Company entered into a lease for new offices in Marietta, Georgia located at 450 Franklin Gateway, Marietta, Georgia consisting of approximately 9,662 square feet. The new lease will commence, depending on substantial completion of the landlord’s development but no later than June 1, 2019.

In 2018 and 2017, we leased office space in New York on a month to month basis for $300 per month.

Beginning November 1, 2015, we subleased an office from a company controlled by our Executive Chairman in Scottsdale, AZ for $3,578 per month as of December 31, 2018.

Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. During the years ended December 31, 2018 and 2017, rent expense was $220,407 and $144,030, respectively and as of December 31, 2018 and 2017, net deferred rent payable was $11,057 and $14,450, respectively.

The following is a schedule of future minimum lease payments for all non-cancelable operating leases for each of the next four years ending December 31 and thereafter:

Year ended December 31,
2019	195,454
2020	147,079
2021	150,386
2022	142,242
Total	$635,161

86

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Litigation

On January 23, 2017, the court granted preliminary approval of the settlement pursuant to the terms set forth in the Stipulation of Settlement, provisionally certified a settlement class of shareholders, and directed plaintiffs' counsel to provide notice to that class. The Court held a Settlement Hearing May 8, 2017 to consider any objections to the Settlement that might be raised by settlement class members, to consider plaintiffs’ counsel's application for an award of fees and costs, and to determine whether the Order and Final Judgment as provided under the Stipulation of Settlement should be entered, dismissing the case with prejudice. On May 8, 2017, this Court granted final approval to the settlement of the securities class action brought by Lead Plaintiffs, individually and on behalf of all others similarly situated. On February 9, 2018, the Court authorized distribution of the Net Settlement Fund and approved the proposed modified plan of allocation.

On May 16, 2016, a shareholder derivative complaint entitled LiPoChing, Derivatively and on Behalf of AudioEye, Inc., v. Bradley, et al., was filed in the United States District Court for the District of Arizona. As a derivative complaint, the plaintiff-shareholder purported to act on behalf of the Company against the Named Individuals. The Company was named as a nominal defendant. The complaint asserted causes of action including breach of fiduciary duty and others, arising from the Company’s restatement of its financial results for the first three quarters of 2014. The complaint sought, among other relief, compensatory damages, restitution and attorneys’ fees. In October 2016, the Company and Named Defendants filed a motion to dismiss. In response, the Plaintiff voluntarily dismissed the complaint without prejudice. Plaintiff’s counsel subsequently submitted a demand to the Company’s Board of Directors, to investigate the circumstances surrounding restatement of its financial results for the first three quarters of 2014. On June 22, 2018, the matter was resolved to the parties’ satisfaction. The resolution of the matter did not have a material adverse effect on our financial position or results of operations.

On July 26, 2016, a shareholder derivative complaint entitled Denese M. Hebert, derivatively on Behalf of Nominal Defendant AudioEye, Inc., v. Bradley, et al., was filed in the State of Arizona Superior Court for Pima County. The complaint generally asserted causes of action related to the Company’s restatement of its financial statements for the first three fiscal quarters of 2014. As a derivative complaint, the plaintiff-shareholder purported to act on behalf of the Company against the Named Individuals. The Company was named as a nominal defendant. The defendants filed a motion to dismiss, which the Court granted on May 8, 2017, while also denying Plaintiff’s request for leave to amend the complaint. As in the above matter, after this matter was dismissed Plaintiff’s counsel subsequently submitted a demand to the Company’s Board of Directors, to investigate the circumstances surrounding restatement of its financial results for the first three quarters of 2014. On June 22, 2018, the matter was resolved to the parties’ satisfaction. The resolution of the matter did not have a material adverse effect on our financial position or results of operations.

We may become involved in various other routine disputes and allegations incidental to our business operations. While it is not possible to determine the ultimate disposition of these matters, our management believes that the resolution of any such matters, should they arise, is not likely to have a material adverse effect on our financial position or results of operations.

NOTE 11 — STOCKHOLDERS’ EQUITY AND STOCK-BASED COMPENSATION

On August 1, 2018, the Company amended its Articles of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized common stock from 250,000,000 to 50,000,000. No fractional shares were issued from such aggregation of common stock, upon the reverse split; any fractional share was rounded up and converted to the nearest whole share of common stock. As a result, 186,994,384 shares of the Company’s common stock were exchanged for 7,479,775 shares of the Company's common stock resulting in the transfer of $1,795 from common stock to additional paid in capital. These amendments were approved and filed of record by the Delaware Secretary of State and effective on August 1, 2018.  FINRA declared the Company’s 1-for-25 reverse stock split market effective as of August 8, 2018. These financial statements have been retroactively restated to reflect the reverse stock split.

87

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Preferred Stock

As of December 31, 2018 and 2017, the Company had 105,000 and 110,000 shares of Series A Convertible Preferred Stock, respectively, issued at $10 per share, paying a 5% cumulative annual dividend and convertible for common stock at a price of $4.385 per share, as adjusted for the Company’s reverse stock split. The Preferred Stock is perpetual. For the year ended December 31, 2018, preferred shareholders earned, but were not paid $53,740 in annual dividends, or equivalent to 12,256 common shares based on a conversion price of $4.385 per share. As of December 31, 2018 and 2017, cumulative and unpaid dividends were $192,740 and $146,918, or equivalent to 43,955 and 33,505 common shares based on a conversion price of $4.385 per share, respectively.

On any matter presented to the stockholders of the Company, holders of Preferred Stock are entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock are convertible as of the record date to vote on such matter. As long as any shares of Preferred Stock are outstanding, the Company has certain restrictions on share repurchases or amendments to the Certificate of Incorporation in a manner that adversely affects any rights of the Preferred Stock holders.

In addition, the Preferred stock holders have a liquidation preference, which Preferred Stock would be valued at $10 per share plus accrued cumulative annual dividend. At December 31, 2018, the liquidation preference was valued at $1,242,740. In the event of any liquidity event, holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Company legally available before any sums shall be paid to holders of Common Stock.

Common Stock

As of December 31, 2018 and 2017, the Company had 7,579,995 and 6,467,066 shares of common stock issued and outstanding, respectively.

During the year ended December 31, 2017, the Company issued 6,667 shares of its common stock in payment for consulting services at a fair value of $25,001.

During the year ended December 31, 2017, the Company issued 793,317 shares of its common stock upon the cashless exercise of outstanding warrants to purchase 854,133 shares of common stock. During the year ended December 31, 2017, the Company issued an aggregate of 120,000 shares of its common stock of the Company for the exercise of warrants, for proceeds of $210,000.

During the year ended December 31, 2017, the Company sold an aggregate of 442,857 shares of its common stock of the Company for net proceeds of $1,550,000 or $3.50 per share.

In October 2017, the Company issued 128,161 shares of its common stock upon conversion of 50,000 shares of Series A Convertible Preferred Stock and accrued dividends. In November 2017, the Company issued an aggregate of 61,212 shares of its common stock of the Company for conversion of notes payable and accrued interest of $102,836. In December 2017, the Company issued an aggregate of 453,869 shares of its common stock of the Company for conversion of notes payable of $762,500.

During the year ended December 31, 2018, the Company issued 5,842 shares of its common stock upon the cashless exercise of outstanding warrants to purchase 127,525 shares of common stock. During the year ended December 31, 2018, the Company issued 3,701 shares of its common stock upon the cashless exercise of outstanding options to purchase 12,173 shares of common stock.

In June 2018, the Company issued 13,204 shares of its common stock upon conversion of 5000 shares of Series A Convertible Preferred Stock and accrued dividends. In August 2018, the Company issued 1,000,000 shares of its common stock in exchange for net cash, after expenses, of $5,609,215.

In October 2018, the Company issued 60,182 shares of its common stock for conversion of notes payable and accrued interest of $225,687. In December 2018, the Company issued 20,000 shares of its common stock for the exercise of options, for proceeds of $20,500 and 10,000 shares of its common stock for exercise of warrants, for proceeds of $10,250.

88

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Options

As of December 31, 2018 and 2017, the Company has outstanding options to purchase 997,989 and 1,003,836 shares of common stock, respectively.

			Weighted		Intrinsic
		Weighted	Average		Value
	Number of	Average	Remaining		of
	Options	Exercise Price	Term	Exercisable	Options
Outstanding at December 31, 2016	1,029,262	$5.00	3.34	603,655	$1,161,244
Granted	58,000	4.00	5.00		-
Forfeited/Expired	(83,426)	8.50
Outstanding at December 31, 2017	1,003,836	$4.69	2.64	891,087	$1,356,188
Granted	73,440	6.32	5.00		-
Exercised	(32,173)	2.15
Forfeited/Expired	(47,114)	9.31			-
Outstanding at December 31, 2018	997,989	$4.67	2.14	925,545	$4,705,220

On January 17, 2017, the Company granted 4,000 options, which vest 50% after one year and 2.08% every month thereafter, have an exercise price of $3.975, and expire on January 17, 2022. The value on the grant date of the options was $11,119.

On March 10, 2017, the Company granted 4,000 options, which vest 50% after one year and 2.08% every month thereafter, have an exercise price of $3.625, and expire on March 10, 2022. The value on the grant date of the options was $12,541.

On July 10, 2017, the Company granted 50,000 employee options (including 40,000 of which to a board director) with an exercise price of $4.15 per share and expiration date five years from the date of grant, of which 40,000 options vested immediately and 10,000 options vest 50% after approximately nine months, with an additional 4.17% vesting every month thereafter.

Option grants during the year ended December 31, 2017 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 2.50 to 3.50 years, expected volatility of 169.46% to 175.56%, risk free interest rate of 1.42% to 1.66%, and expected dividend yield of 0%.

Effective December 31, 2017, 220,000 expiring performance-based options granted in 2016 were modified to 100% vested immediately. Previously recognized performance-based stock-based compensation in 2016 and 2017 of $58,830 was reversed at December 31, 2017 and the estimated fair value of the modified options of $737,825 was charged to operations. Significant assumptions used in the valuation include expected term of 1.52 years, expected volatility of 163.87%, risk free interest rate of 1.76%, and expected dividend yield of 0%.

On March 9, 2018, the Company granted an aggregate of 60,390 options to employees as compensation for services rendered. The options are exercisable at $6.45 per share for five years with (i) 37,890 options vesting 50% over the first year on the first day of each month beginning January 1, 2018 through December 1, 2018, 25% vesting over the year on the first day of each month from January 1, 2019 through December 1, 2019 and 25% vesting over the year on the first day of each month beginning January 1, 2020 through December 1, 2020; (ii) 12,500 options vesting 50% on January 1, 2018, 50% vesting over the year on each month beginning on January 1, 2019 for 24 months; and (iii) 10,000 options fully vesting on January 1, 2018.

The exercise price was determined using the 10-day average closing price beginning with the closing price on January 9, 2018. The value on the grant date of the options was $298,914.

89

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On April 12, 2018, the Company granted 6,000 options to purchase the Company’s common stock for services rendered at an exercise price of $6.20 per share for five years with 2,000 options vesting immediately and 1,000 options vesting every 90 days thereafter. The exercise price was determined using the 10-day average closing price beginning with the closing price on March 12, 2018. The value on the grant date of the options was $29,694.

On May 31, 2018, the Company granted an aggregate of 7,050 options to employees as compensation for services rendered. The options are exercisable at $5.30 per share for five years with 50% of options vesting upon one-year employee anniversary and 50% vesting at a rate of 1/24 per month thereafter. The exercise price was determined using the 10-day average closing price beginning with the closing price on May 16, 2018. The value on the grant date of the options was $33,130.

Option grants during the year ended December 31, 2018 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 2.50 to 3.50 years, expected volatility of 160.87% to 163.85%, risk free interest rate of 2.45% to 2.65%, and expected dividend yield of 0%.

For the year ended December 31, 2018 and 2017, total stock compensation expense related to the options totaled $342,384 and $1,236,863, respectively.

The outstanding unamortized stock compensation expense related to options was $111,027 (which will be recognized through December 2020) as of December 31, 2018.

Warrants

Below is a table summarizing the Company’s outstanding warrants activity for the two years ended December 31, 2018. The Company had outstanding warrants to purchase 1,781,715 and 1,919,906 shares of the Company’s common stock as of December 31, 2018 and 2017, respectively:

			Weighted	Intrinsic
		Weighted	Average	Value
	Number of	Average	Remaining	of
	Warrants	Exercise Price	Term	Warrants
Outstanding at December 31, 2016	2,537,335	$3.75	3.55	$3,662,610
Granted	366,600	2.50	4.89	-
Exercised	(974,133)	0.75
Forfeited	(9,896)	12.25		-
Outstanding at December 31, 2017	1,919,906	$4.84	2.61	$1,656,083
Granted	303,234	5.14	2.64	—
Exercised	(137,525)	5.87
Forfeited/Expired	(303,900)	8.43		—
Outstanding at December 31, 2018	1,781,715	$4.20	2.23	$8,930,058

In January 2017, the Company issued 1,600 warrants with an exercise price of $6.25 in connection with the sale of the Company’s common stock. The five-year warrants also contain a provision that the warrant exercise price will automatically be adjusted for any common stock equity issuances at less than $6.25 per share. In January 2017, in exchange for services rendered, the Company issued 10,000 warrants to purchase shares of the Company’s common stock with an exercise price of $3.00 per share that vested immediately. The fair value on the grant date of the warrants was $29,433.

In April 2017, the Company issued 20,000 warrants with an exercise price of $2.50 in connection with issuance of a convertible note. The five-year warrants also contain a provision that the warrant exercise price will automatically be adjusted for any common stock equity issuances at less than $2.50 per share. (Note 8)

90

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In October 2017, in exchange for services rendered, the Company issued 10,000 warrants to purchase shares of the Company’s common stock with an exercise price of $4.475 per share that vested immediately. The fair value on the grant date of the warrants was $33,785.

In October and November 2017, the Company issued an aggregate of 325,000 warrants with an exercise price of $2.50 in connection with issuance of convertible notes. (Note 8)

The warrant grants for services during the year ended December 31, 2017 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 3.0 years, expected volatility of 175.64%, risk free interest rate of 1.48%, and expected dividend yield of 0%.

On April 17, 2018, the Company granted 127,525 warrants for services rendered. The warrants are exercisable at $6.25 per share through May 16, 2018. The fair value of the warrants of $109,207 was charged to current operations.

On August 23, 2018, the Company granted 85,719 warrants in connection with the 2017 sale of the Company’s common stock. The warrants are exercisable at $6.25 through September 29, 2022.

In September 2018 and October 2018, the Company issued an aggregate of 89,990 warrants in connection with the issuance of convertible notes payable. The warrants are exercisable at $2.50 through five years from the date of issuance. The aggregate fair value of the warrants (up to the net note proceeds) was charged as a debt discount against the convertible notes.

Warrants issued during the year ended December 31, 2018 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 0.08 to 5.0 years, expected volatility of 159.77% to 162.35%, risk free interest rate of 1.68% to 2.96%, and expected dividend yield of 0%.

For the year ended December 31, 2018 and 2017, the Company has incurred warrant-based expense of $110,600 and $109,509, respectively. There was no outstanding unamortized stock compensation expense related to warrants as of December 31, 2018.

Restricted Stock Units (“RSU”)

The following table summarizes the restricted stock activity for the two years ended December 31, 2018:

Restricted shares issued as of January 1, 2017	50,105
Granted	106,235
Total Restricted Shares Issued at December 31, 2017	156,340
Granted	92,174
Forfeited/Cancelled	(26,000)
Total Restricted Shares Issued at December 31, 2018	222,514
Vested at December 31, 2018	188,008
Unvested restricted shares as of December 31, 2018	34,506

On August 10, 2017, the Company amended 16,092 RSUs granted on February 23, 2017 for accrued and unpaid compensation for the period from December 1, 2016 through March 31, 2017 in the amount of $66,379. The RSUs as amended, vest upon the earlier of (i) on July 1, 2017 provided that service is not terminated and (ii) and the date of a meeting of the stockholders of the Company at which the director, being willing and available to serve as a director, is nominated for election but is not reelected by the stockholders. The settlement date for such RSUs, as amended, is the earlier of (i) July 1, 2024 or (ii) the date on which the Company undergoes a change of control.

91

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On August 10, 2017, the Company amended 10,543 RSUs granted June 22, 2017 for accrued and unpaid compensation for the period from April 1, 2017 through June 30, 2017 in the amount of $43,486. The RSUs, as amended, vest upon the earlier of (i) on July 1, 2017 provided that service is not terminated and (ii) and the date of a meeting of the stockholders of the Company at which the director, being willing and available to serve as a director, is nominated for election but is not reelected by the stockholders. The settlement date for such RSUs, as amended, is the earlier of (i) July 1, 2024 or (ii) date on which the Company undergoes a change of control during the seven-year term of the award.

In connection with the issuance of the above described RSUs as payment for accrued compensation, the Company reclassified to equity the settled aggregate salary accrual of $102,083 and recorded addition compensation costs of $7,782 during the year ended December 31, 2017. Out of the total settled accrued salary of $102,083 during year ended December 31, 2017, $14,583 was for the compensation accrued as of December 31, 2016 and $87,500 was for compensation expense earned during the year ended December 31, 2017. Due to the August 10, 2017 modification to the 24,104 RSU’s granted in 2016, the Company recorded an incremental expense of $26,515 in current period.

On June 22, 2017, the Company following consideration of the report prepared by Farient Advisors LLC granted 26,600 RSUs for services provided by a board member. The RSUs vest upon the earlier of (i) on July 1, 2018 provided that service is not terminated and (ii) and the date of a meeting of the stockholders of the Company at which the director, being willing and available to serve as a director, is nominated for election but is not reelected by the stockholders. The settlement date for such RSUs is (i) July 1, 2024 or (ii) the date on which the Company undergoes a change of control during the seven-year term of the award.

On August 10, 2017, the Company following consideration of the report prepared by Farient Advisors LLC granted 16,600 RSUs to each of Alexandre Zyngier, Ernest Purcell and Anthony Coelho for their continued service on the Board of Directors and 1,600 RSUs to each Alexandre Zyngier and Ernest Purcell for their continued service as the chairs of committees of the Board of Directors (for an aggregate grant of 53,000 RSUs). Such RSUs vest upon the first to occur of the following: (i) April 30, 2018 provided that the director’s service with the Company has not terminated prior to such date and (ii) the date of a meeting of the stockholders of the Company at which the director, being willing and available to serve as a director, is nominated for election but is not reelected by the stockholders. The settlement date for such RSUs is the earlier of (i) April 30, 2024 or (ii) the date on which the Company undergoes a change of control.

On August 10, 2017, the Company amended the terms of an aggregate of 26,000 RSUs previously granted in 2016. The vesting terms were amended from conditional based on a change of control to vesting as of July 1, 2017. The settlement date for such RSUs, as amended, in the earlier of (i) July 1, 2024 or (ii) the date on which the Company undergoes a change of control. The Company recorded the fair value of the previously issued RSUs of $107,250 as a charge to current period operations. These RSUs were subsequently cancelled subject to the terms of the grant.

On March 27, 2018, the Company granted 38,334 RSUs for services provided. 20,000 of such RSUs began vesting May 1, 2018 and will vest each calendar month at a rate of 1,667 RSUs per month, whereby the RSUs would vest provided that services are not terminated by the Company or the grantee. 18,333 RSU’s vested immediately. The settlement date for such RSUs is (i) April 1, 2025 or (ii) the date on which the Company undergoes a change of control during the seven-year term of the award. As of December 31, 2018, no RSUs have been settled. The fair value of the RSU’s at grant date was $247,250.

On December 31, 2018, the Company following consideration of the report prepared by Farient Advisors LLC granted 11,280 RSUs to each of Alexandre Zyngier, Ernest Purcell and Anthony Coelho for their continued service on the Board of Directors and 20,000 RSUs to Dr. Carr Bettis for his continued service as the chair of the Board of Directors (for an aggregate grant of 53,840 RSUs). Such RSUs vest upon the first to occur of the following: (i) April 30, 2019 provided that the director’s service with the Company has not terminated prior to such date and (ii) the date of a meeting of the stockholders of the Company at which the director, being willing and available to serve as a director, is nominated for election but is not reelected by the stockholders. The settlement date for such RSUs is the earlier of (i) April 30, 2025 or (ii) the date on which the Company undergoes a change of control. The fair value of the RSU’s at grant date was $460,332.

92

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

For the year ended December 31, 2018 and 2017, the Company has incurred RSU-based expense of $372,537 and $418,832, respectively. The outstanding unamortized stock compensation expense related to RSUs was $488,223 (which will be recognized through April 2019) as of December 31, 2018.

NOTE 12 — INCOME TAXES

The Company accounts for income taxes under ASC 740, “Income Taxes”. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the ultimate realization of a deferred tax is uncertain. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Deferred tax assets:	2018	2017

Net operating loss carry forwards	$5,329,518	$5,014,461
Less valuation allowance	(5,329,518)	(5,014,461)
Net deferred tax asset	$-	$-

At this time, the Company is unable to determine if it will be able to benefit from its deferred tax asset. There are limitations on the utilization of net operating loss carry forwards, including a requirement that losses be offset against future taxable income, if any. In addition, there are limitations imposed by certain transactions, which are deemed to be ownership changes. Accordingly, a valuation allowance has been established for the entire deferred tax asset. The approximate net operating loss carry forward was $25,378,656 and $23,878,387 as of December 31, 2018 and 2017, respectively and will start to expire in 2031. The Company’s tax return for the years 2015, 2016 and 2017 are open to IRS inspection.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017, and the transition of U.S international taxation from a worldwide tax system to a territorial system. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at December 31, 2017, which were fully offset by a valuation allowance.

NOTE 13 — SUBSEQUENT EVENTS

In January 2019, the Company issued 20,000 shares of its common stock of the Company for the exercise of options, for proceeds of $19,000. In January and February 2019, the Company issued 10,000 and 1,395 shares of its common stock, respectively, upon the exercise of outstanding warrants to purchase an aggregate of 11,395 shares of common stock, for aggregate proceeds of $23,450. In January and February 2019, the Company issued an aggregate of 11,837 shares of its common stock upon the cashless exercise of outstanding options and outstanding warrants to purchase 17,733 shares of common stock.

On February 7, 2019, the Company granted an aggregate of 28,700 incentive stock options to employees newly hired since June 4, 2018. The options to purchase shares of common stock are exercisable at $10.55 for five years with options vesting 50% at the vesting commencement date, subject to the employee’s continuous service on the first anniversary of their date of hire (vesting commencement dates range from June 4, 2019 through January 25, 2020), and 50% vesting in eight equal quarterly installments to vest on the first day of each calendar quarter following the vesting commencement date and installments continuing for the first day of each of the seven calendar quarters thereafter. The exercise price was determined using the closing price of the Company’s common stock on February 7, 2019.

93

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash	$4,089,717	$5,741,549
Accounts receivable, net	288,342	172,384
Marketable securities, held in related party	492	510
Deferred costs, short term	178,781	176,006
Prepaid expenses and other current assets	129,388	49,901
Total current assets	4,686,720	6,140,350

Property and equipment, net	114,387	108,007
Right of use assets	512,966	-

Deferred costs, long term	105,085	93,790
Intangible assets, net	1,961,787	2,061,404
Goodwill	700,528	700,528

Total assets	$8,081,473	$9,104,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$340,861	$93,544
Related party payables	14,467	14,467
Finance lease liabilities	37,404	30,172
Operating lease liabilities	152,352	-
Deferred rent	-	4,472
Deferred revenue	2,574,097	2,626,712
Total current liabilities	3,119,181	2,769,367

Long term liabilities:
Finance lease liabilities	55,165	51,150
Operating lease liabilities	371,334	-
Deferred rent	-	6,585
Deferred revenue	310,967	402,075

Total liabilities	3,856,647	3,229,177

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200,000 shares designated, 105,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018	1	1
Common stock, $0.00001 par value, 50,000,000 shares authorized, 7,623,227 and 7,579,995 shares issued and outstanding as of March 31, 2019 and December 31, 2018	76	76
Additional paid-in capital	48,509,276	48,017,926
Accumulated deficit	(44,284,527)	(42,143,101)
Total stockholders' equity	4,224,826	5,874,902

Total liabilities and stockholders' equity	$8,081,473	$9,104,079

See Notes to Unaudited Consolidated Financial Statements

94

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2019	2018
Revenues	$1,985,678	$1,149,342

Cost of revenue	902,984	587,464

Gross profit	1,082,694	561,878

Operating expenses:
Selling and marketing	871,875	610,662
Research and development	215,253	49,667
General and administrative	2,136,326	1,064,625
Total operating expenses	3,223,454	1,724,954

Operating loss	(2,140,760)	(1,163,076)

Other income (expense):
Unrealized (loss) gain on marketable securities	(18)	228
Interest income (expense), net	(648)	237
Total other (loss) income	(666)	465

Net loss	(2,141,426)	(1,162,611)

Dividends on Series A Convertible Preferred Stock	(12,945)	(13,750)

Net loss available to common stockholders	$(2,154,371)	$(1,176,361)

Net loss per common share-basic and diluted	$(0.28)	$(0.18)

Weighted average common shares outstanding-basic and diluted	7,611,296	6,466,563

See Notes to Unaudited Consolidated Financial Statements

95

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(unaudited)

					Additional
	Common stock		Preferred stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2017	6,467,066	$65	110,000	$1	$40,121,845	$(39,425,900)	$696,011
Effect of adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers	-	-	-	-	-	80,153	80,153
Reclassify derivative liability to equity upon adoption of Accounting Standards Update No. 2017-11, Earnings Per Share	-	-	-	-	761,490	2,222,520	2,984,010
Restricted stock units, warrants and options issued for services	-	-	-	-	367,303	-	367,303
Net loss	-	-	-	-	-	(1,162,611)	(1,162,611)
Balance, March 31, 2018	6,467,066	$65	110,000	$1	$41,250,638	$(38,285,838)	$2,964,866

Balance, December 31, 2018	7,579,995	$76	105,000	$1	$48,017,926	$(42,143,101)	$5,874,902
Common stock issued in exchange for exercise of options and warrants	43,232	-	-	-	42,450	-	42,450
Restricted stock units, warrants and options issued for services	-	-	-	-	448,900	-	448,900
Net loss	-	-	-	-	-	(2,141,426)	(2,141,426)
Balance, March 31, 2019	7,623,227	$76	105,000	$1	$48,509,276	$(44,284,527)	$4,224,826

See Notes to Unaudited Consolidated Financial Statements

96

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,141,426)	$(1,162,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	173,275	127,665
Option, warrant, RSU and PSU expense	448,900	367,303
Unrealized loss (gain) on marketable securities	18	(228)
Amortization of deferred commission	51,399	9,974
Noncash operating lease expense	42,902	-
Changes in operating assets and liabilities:
Accounts receivable	(115,958)	(31,512)
Deferred costs	(65,469)	(30,327)
Other current assets	(79,487)	18,923
Accounts payable and accruals	247,317	(25,954)
Operating lease liabilities	(43,239)	(1,344)
Deferred revenue	(143,723)	140,464
Related party payables	-	(9,068)
Net cash used in operating activities	(1,625,491)	(596,715)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(10,893)
Software development costs	(60,284)	(75,825)
Net cash used in investing activities	(60,284)	(86,718)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	42,450	-
Repayments of notes payable and capital leases	(8,507)	-
Net cash provided by financing activities	33,943	-

Net decrease in cash	(1,651,832)	(683,433)
Cash-beginning of period	5,741,549	1,960,430
Cash-end of period	$4,089,717	$1,276,997

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$1,343	$-
Income taxes paid	-	-
Non cash investing and financing activities:
ROU assets and operating lease obligations recognized upon adoption of ASU 2016-02	568,268	-
Equipment acquired from capital leases	19,754	-
Reclassify fair value of warrant liabilities to equity upon adoption of ASU 2017-11	-	2,984,010
Effect of adoption of ASU 2014-09, Revenue from Contracts with Customers	-	80,153

See Notes to Unaudited Consolidated Financial Statements

97

AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of AudioEye, Inc. and its wholly-owned subsidiary (together, the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 27, 2019.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Certain prior period amounts have been reclassified to conform to current period classification. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2018 as reported in the Company’s Annual Report on Form 10-K have been omitted.

Corporate Information and Background

AudioEye, Inc. (“we”, “our”, the “Company”) was incorporated on May 20, 2005 in the state of Delaware. The Company has developed patented, Internet content publication and distribution software that enables conversion of any media into accessible formats and allows for real time distribution to end users on any Internet connected device. The Company’s focus is to create more comprehensive access to Internet, print, broadcast and other media to all people regardless of their network connection, device, location, or disabilities.

The Company is focused on developing innovations in the field of networked and device embedded audio technology. The Company owns a unique patent portfolio comprised of six issued patents in the United States, a notice of allowance from the U.S. Patent and Trademark Office for a seventh patent, and two U.S. patents pending with additional patents being drafted for filing with the U.S. Patent and Trademark Office and internationally.

Our common stock has been listed on the NASDAQ Capital Market under the symbol “AEYE” since September 4, 2018. Prior to September 4, 2018, our common stock was quoted on the OTCQB and the OTC Bulletin Board beginning on April 15, 2013 under the same symbol.

In August 2018, the Company sold 1,000,000 shares (the “Shares”) of its common stock at $6.25 per share for net proceeds of $5,609,215, after costs and expenses of $640,785 (the “Private Placement”). At the closing of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors pursuant to which the Company agreed to register the Shares for resale. On September 4, 2018, the Company filed a registration statement on Form S-1 covering the resale of the securities subject to the Registration Rights Agreement.

On August 1, 2018, the Company amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 25 shares of common stock and to reduce the number of authorized shares of common stock from 250,000,000 to 50,000,000. As a result, 186,994,384 shares of the Company’s common stock were exchanged for 7,479,775 shares of the Company's common stock. These financial statements have been retroactively restated to reflect the reverse stock split.

Revenue Recognition

Revenue is recognized when delivery of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

We determine revenue recognition through the following five steps:

•	Identify the contract with the customer;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue when, or as, the performance obligations are satisfied.

Certain Software as a Service (“SaaS”) invoices are prepared on an annual basis. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. Subscription revenue is recognized on a ratable basis over the contractual subscription term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue. Any funds received for services not provided yet are held in deferred revenue and are recorded as revenue when earned. We generate substantially all our revenue from subscription services, which are comprised of subscription fees from customers on the Ally Platform.

The following table presents our revenues disaggregated by type of good or service and sales channel:

	Three months ended March 31,
	2019	2018
Subscription revenue and support – Direct	$1,460,624	$945,637
Subscription revenue and support – Indirect (Strategic partners)	525,054	203,705
Total revenues	$1,985,678	$1,149,342

There were significant changes in contract liabilities balances during the quarter ended March 31, 2019. The table below summarizes the activity within the deferred revenue accounts during the quarter ended March 31, 2019:

	December 31,	Cash	Revenue	March 31,
	2018	Received	recognized	2019
Deferred revenue	$3,028,787	$1,271,112	$1,414,835	$2,885,064

As of March 31, 2019, $2,574,097 was classified as short term deferred revenue and is expected to be recognized over the next twelve months following March 31, 2019. The remaining $310,967 is long-term deferred revenue to be recognized thereafter.

At March 31, 2019, the Company had one customer representing 23% of the outstanding accounts receivable. At December 31, 2018, the Company had one customer representing 22% of the outstanding accounts receivable.

The Company had one major customer (including such customer’s affiliates) which generated approximately 12% and 13% of the Company’s revenue in the three months ended March 31, 2019 and 2018, respectively.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Earnings (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of the Company’s common stock outstanding during the period. “Diluted earnings per share” reflects the potential dilution that could occur if our share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of our share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (i.e., the difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted EPS calculation. The dilutive effect of our convertible preferred stock is computed using the if-converted method, which assumes conversion at the beginning of the year.

Potentially dilutive securities excluded from the computation of basic and diluted net earnings (loss) per share for the three months ended March 31, 2019 and 2018 are as follows:

	2019	2018
Preferred stock	286,359	287,453
Options to purchase common stock	880,585	1,058,200
Warrants to purchase common stock	1,743,008	1,767,786
Restricted stock units	222,514	156,340
Totals	3,132,466	3,269,779

Fair Value Measurements

Fair value is an estimate of the exit price, representing the amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction cost. Fair value measurement under generally accepted accounting principles provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

Level 3: Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

The Company has no liabilities measured at fair value on a recurring basis as of March 31, 2019 and December 31, 2018. The following are the Company’s assets measured at fair value on a recurring basis as of March 31, 2019 and December 31, 2018:

		Fair Value
	Fair Value	Hierarchy
Assets
Marketable securities, March 31, 2019	$492	Level 1
Marketable securities, December 31, 2018	$510	Level 1

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) established ASC Topic 842, Leases (Topic 842), by issuing ASU No. 2016-02, which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize an ROU asset and lease liability on the balance sheet. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. The Company adopted the new standard on January 1, 2019 using the modified-retrospective method, with an effective date or application date of January 1, 2019 and thus did not adjust comparative periods.

The new standard provides a number of optional practical expedients in transition. The Company has elected the “package of practical expedients”, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight practical expedient.

The new standard had a material effect on the Company’s financial statements. The most significant effects of adoption relate to (1) the recognition of new ROU assets and lease liabilities on the Company’s balance sheet for real estate operating leases; and (2) providing significant new disclosures about the Company’s leasing activities.

As of January 1, 2019, the Company recognized additional operating lease liabilities of $568,268 based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases. The Company recognized corresponding ROU assets of $557,212. In February 2019, the Company entered into a new lease in Marietta, Georgia, which will be recognized on the balance sheet upon lease commencement expected to be in June 2019.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company does not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. The Company expects changes to its disclosed lease recognition policies and practices, as well as to other related financial statement disclosures due to the adoption of this standard. See Note 6 for these revised disclosures for the first quarter of 2019.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, regarding ASC Topic 718 Compensation - Stock Compensation, which largely aligns the accounting for share-based compensation for non-employees with the accounting for share-based compensation for employees. The guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. The adoption of this standard did not have a material effect on our consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 — MANAGEMENT’S LIQUIDITY PLANS

As of March 31, 2019, the Company had cash of $4,089,717 and working capital of $1,567,539. In addition, the Company used actual net cash in operations of $1,625,491 during the quarter ended March 31, 2019.

In August 2018, the Company sold 1,000,000 shares of its common stock at $6.25 per share for net proceeds of $5,609,215, after costs and expenses of $640,785. In connection with the October 9, 2015 Note and Warrant Purchase Agreement, the Company has received proceeds from the issuance of convertible notes payable of $100,000 in September 2018 and $124,975 in October 2018. It is anticipated that the Company has cash sufficient to fund operations for the next twelve months.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2019 and December 31, 2018 is summarized as follows:

	March 31, 2019	December 31, 2018
Computer equipment	$62,170	$62,170
Equipment under finance lease	115,260	95,506
Furniture and fixtures	4,968	4,968
Total	182,398	162,644
Less accumulated depreciation	(68,011)	(54,637)
Property and equipment, net	$114,387	$108,007

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful life of 3 years. When property or equipment is retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized from disposition, is reflected in earnings.

Included in net property and equipment are assets under finance leases (formerly known as capital leases) of $115,260, less accumulated depreciation of $25,173 as of March 31, 2019 and $95,506, less accumulated depreciation of $16,117 as of December 31, 2018.

The Company spent $0 and $10,893 in the purchase of equipment during the three months ended March 31, 2019 and 2018, respectively. The Company also leased $19,754 in equipment during the three months ended March 31, 2019. Depreciation expense was $13,374 and $4,317 for the three months ended March 31, 2019 and 2018, respectively.

NOTE 4 — INTANGIBLE ASSETS

For the three months ended March 31, 2019 and 2018, the Company invested in Software development costs in the amounts of $60,284 and $75,825 respectively.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

Patents, technology and other intangibles with contractual terms are generally amortized over their estimated useful lives of ten years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Software development costs are amortized over their estimated useful life of three years.

Intangible assets consisted of the following:

	March 31, 2019	December 31, 2018
Patents	$3,697,709	$3,697,709
Capitalized software development	1,470,543	1,410,259
Domain name	10,000	10,000
Accumulated amortization	(3,216,465)	(3,056,564)
Intangible assets, net	$1,961,787	$2,061,404

Amortization expense for patents totaled $93,658 and $87,026 for the three months ended March 31, 2019 and 2018, respectively. Amortization expense for software development totaled $66,243 and $36,322 for the three months ended March 31, 2019 and 2018, respectively.

Total amortization expense totaled $159,901 and $123,348 for the three months ended March 31, 2019 and 2018, respectively.

NOTE 5 — DEFERRED COSTS

Effective January 1, 2018, the Company capitalizes initial and renewal sales commission payments in the period a customer contract is obtained, and payment is received; and the commissions are amortized consistent with the transfer of the goods or services to the customer over the expected period of benefit, which we have deemed to be the contract term.

Such commissions are amortized over the greater of contract term or technological obsolescence period when the underlying contracted products are technology-based, such as for the SaaS-based platforms, or the expected customer relationship period when the underlying contracted products are not technology-based, such as for patient experience survey products. The table below summarizes the activity within the deferred commission costs account, during the three months ended March 31, 2019:

	December 31,	Commission	Commission	March 31,
	2018	Costs Deferred	Amortized	2019
Deferred costs, short term	$176,006	$54,174	$(51,399)	$178,781
Deferred costs, long term	93,790	11,295	-	105,085
Deferred commission costs	$269,796	$65,469	$(51,399)	$283,866

During the three months ended March 31, 2019, the Company deferred an aggregate of $65,469 for commissions paid. Amortization of deferred costs for the three months ended March 31, 2019 was $51,399.

During the three months ended March 31, 2018, the Company deferred an aggregate of $30,327 for commissions paid and reclassified from equity $80,153 previously paid and expensed as commissions. Amortization of deferred costs for the three months ended March 31, 2018 was $9,974.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

NOTE 6 — LEASE LIABILITIES AND RIGHT OF USE ASSETS

Finance Leases

	March 31,	December 31,
	2019	2018
Finance equipment lease dated April 5, 2018	$11,743	$13,056
Finance equipment lease dated May 8, 2018	13,064	14,525
Finance equipment lease dated June 27, 2018	19,674	21,701
Finance equipment lease dated September 18, 2018	14,029	15,368
Finance equipment lease dated September 28, 2018	15,312	16,672
Finance equipment lease dated February 20, 2019	18,747	-
Total finance lease liabilities	92,569	81,322
Less current portion	(37,404)	(30,172)
Long term portion	$55,165	$51,150

During the quarter ended March 31, 2019, the Company entered into a finance lease for computer equipment for a three-year term.  The Company recognized this arrangement as a finance lease based on the determination that the lease exceeded 75% of the economic life of the underlying assets.  The Company initially recorded the equipment and the finance lease liability at the estimated present value of the minimum lease payments of $19,754.

During the year ended December 31, 2018, the Company entered into five finance leases (formerly capital leases) for computer equipment for a three-year term.  The Company recognized these arrangements as finance leases based on the determination the leases exceeded 75% of the economic life of the underlying assets.  The Company initially recorded the equipment and the finance lease liability at the estimated present value of the minimum lease payments of $95,506.

The leases include base monthly payments in the aggregate of $3,495, due on the contract monthly anniversary of each calendar month.  At the expiration of the lease, the Company is required to return all leased equipment to the lessor with right of repurchase at fair value. The Company has made payments in the amount of $9,884 during the three months ended March 31, 2019. The effective interest rate of the finance leases is estimated at 6% based on the implicit rate in the lease agreements.

The following summarizes the right to use assets under finance leases included in property and equipment:

	March 31,	December 31,
	2019	2018
Classes of property
Computer equipment	$115,260	$95,506
Less: accumulated depreciation	(25,173)	(16,117)
	$90,087	$79,389

The following summarizes total future minimum finance lease payments at March 31, 2019:

Twelve-month period ending March 31,
2020	$41,940
2021	41,940
2022	16,312
Total minimum lease payments	100,192
Amount representing interest	7,623
Present value of minimum lease payments	92,569
Current portion of finance lease obligations	37,404
Finance lease obligations, less current portion	$55,165

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

Operating Leases

The Company’s principal executive offices are located at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, consisting of approximately 5,151 square feet as of March 31, 2019. The Company’s principal executive office originally consisted of approximately 2,362 square feet and was leased for an aggregate amount of $4,724 per month through September 1, 2016, an aggregate amount of $5,474 per month through September 30, 2017 and an aggregate amount of $6,224 per month through January 31, 2018. On December 21, 2017, effective February 1, 2018, the Company amended its existing lease to expand its Arizona office to approximately 4,248 square feet and to extend the expiration date to September 30, 2021. Beginning February 1, 2018, the basic rent increased to $9,598 per month. On October 2, 2018, effective December 1, 2018, the Company further amended its existing lease to expand its Arizona office to approximately 5,151 square feet. In accordance with the amended lease, rent increased to $11,810 on January 1, 2019, escalating over time to $12,977 at the end of the lease, which was further extended to October 31, 2022.

The Company also has offices in Atlanta, located at 3901 Roswell Road, Suite 134, leased for an aggregate of $3,937 per month as of December 31, 2017 under a lease expiring on September 30, 2019. On December 29, 2017, effective February 1, 2018, the Company amended its existing lease to expand its Georgia office from approximately 2,739 square feet to approximately 3,831 square feet. Beginning February 1, 2018, the basic rent increased by $1,500 through the remainder of the lease term. In February 2019, the Company entered into a lease for new offices in Marietta, Georgia located at 450 Franklin Gateway, Marietta, Georgia consisting of approximately 9,662 square feet. The new lease will commence, depending on substantial completion of the landlord’s development, no later than June 1, 2019.

Beginning in 2017, we leased office space in New York for $300 per month, which was increased to $850 per month in October 2018 and continues on a month to month basis as of March 31, 2019. Beginning November 1, 2015, we subleased an office in Scottsdale, Arizona from a company controlled by our Executive Chairman for $3,578 per month, which continues on a month to month basis as of March 31, 2019. These two properties were considered short-term leases and therefore were not measured under Topic 842.

The Company has made operating lease payments in the amount of $68,690 during the three months ended March 31, 2019. Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. Operating lease liabilities at March 31, 2019 and January 1, 2019 consist of:

	March 31,	January 1,
	2019	2019
Tucson Arizona office lease	$490,090	$518,309
Atlanta Georgia office lease	33,596	49,959
Total operating lease liabilities	523,686	568,268
Less current portion	(152,352)	(166,252)
Long term portion	$371,334	$402,016

As of January 1, 2019, the Company adopted the provisions of ASC Topic 842 using the modified retrospective method. In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. Effective January 1, 2019, the Company initially recognized operating lease liabilities of $568,268 based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases. The discount rate utilized in such present value calculation was 6% based on an estimate of the Company’s incremental borrowing rate. At such time, the Company also recognized corresponding right-of-use (ROU) assets of $557,212 and eliminated the prior period deferred rent of $11,056.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

During the quarter ended March 31, 2019, the Company entered into an operating lease for new office space in Marietta, Georgia, for a five-year term. The Company will measure and record the right of use asset and the operating lease liability at the lease commencement date expected to be in June 2019.

The following summarizes total future minimum operating lease payments at March 31, 2019:

Twelve-month period ending March 31,
2020	$179,130
2021	148,042
2022	151,988
2023	90,837
Total minimum lease payments	569,997
Less: present value discount	(46,311)
Present value of minimum lease payments	523,686
Current portion of operating lease obligations	152,352
Operating lease obligations, less current portion	$371,334

The following summarizes lease expenses for the three months ended March 31, 2019:

Finance lease expenses:
Depreciation/amortization expense	$13,374
Interest on lease liabilities	1,343
Finance lease expense	14,717
Operating lease expense	52,548
Short-term lease expense	13,283
Total lease expenses	$80,548

NOTE 7 — RELATED PARTY TRANSACTIONS

As of March 31, 2019, and December 31, 2018, the total balances of related party payable were $14,467 and $14,467, respectively, related to employee paid travel on behalf of the Company.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred stock

As of March 31, 2019 and December 31, 2018, the Company had 105,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”), issued at $10 per share, paying a 5% cumulative annual dividend and convertible for common stock at a price of $4.385 per share. For the three months ended March 31, 2019, preferred stockholders earned, but were not paid, $12,945 in annual dividends, or equivalent to 2,952 shares of common stock based on a conversion price of $4.385 per share. As of March 31, 2019 and December 31, 2018, cumulative and unpaid dividends were $205,685 and $192,740, respectively, or equivalent to 46,906 and 43,954 shares of common stock, respectively, based on a conversion price of $4.385 per share, respectively.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

On any matter presented to the stockholders of the Company, holders of Preferred Stock are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Preferred Stock are convertible as of the record date to vote on such matter. As long as any shares of Preferred Stock are outstanding, the Company has certain restrictions on share repurchases or amendments to the Certificate of Incorporation in a manner that adversely affects any rights of the Preferred Stock holders.

In addition, the preferred stockholders have a liquidation preference for purposes of which the Preferred Stock would be valued at $10 per share plus accrued cumulative annual dividend. At March 31, 2019 and December 31, 2018, the liquidation preference was valued at $1,255,685 and $1,242,740, respectively. In the event of any liquidity event, holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Company legally available before any sums shall be paid to holders of common stock.

Common stock

As of March 31, 2019 and December 31, 2018, the Company had 7,623,227 and 7,579,995 shares of common stock issued and outstanding, respectively.

In January 2019, the Company issued 20,000 shares of its common stock of the Company upon the exercise of options, for proceeds of $19,000. In January and February 2019, the Company issued 10,000 and 1,395 shares of its common stock, respectively, upon the exercise of outstanding warrants to purchase an aggregate of 11,395 shares of common stock, for aggregate proceeds of $23,450. In January and February 2019, the Company issued an aggregate of 11,837 shares of its common stock upon the cashless exercise of outstanding options and outstanding warrants to purchase 17,733 shares of common stock.

Options

As of March 31, 2019 and December 31, 2018, the Company had outstanding options to purchase 880,585 and 997,989 shares of common stock, respectively.

			Weighted		Intrinsic
		Weighted	Average		Value
	Number of	Average	Remaining		of
	Options	Exercise Price	Term	Exercisable	Options
Outstanding at December 31, 2018	997,989	$4.67	2.14	925,545	$4,705,220
Granted	28,700	10.55	5.00		-
Exercised	(32,687)	1.43
Forfeited/Expired	(113,417)	10.28
Outstanding at March 31, 2019	880,585	$4.27	2.27	808,057	$4,785,984

On February 7, 2019, the Company granted an aggregate of 28,700 incentive stock options to employees newly hired since June 4, 2018. The options to purchase shares of common stock are exercisable at $10.55 per share, have a term of five years, and vest as to 50% of the options at the vesting commencement date, which is generally one year from the date of hire (vesting commencement dates range from June 4, 2019 through January 25, 2020), and vesting as to the remaining 50% of the options, in eight equal quarterly installments commencing on the first day of each calendar quarter following the vesting commencement date and installments continuing on the first day of each of the seven calendar quarters thereafter. All vesting is subject to the employee’s continued service through the vesting date. The exercise price was determined using the closing price of the Company’s common stock on February 7, 2019. The Black-Scholes value on the grant date of the options was $258,392.

Option grants during the three months ended March 31, 2019 were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include expected term of 3.25 to 3.50 years, expected volatility of 281.65% to 292.28%, risk free interest rate of 2.46% to 2.48%, and expected dividend yield of 0%.

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AUDIOEYE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019 (Unaudited)

For the three months ended March 31, 2019 and 2018, total stock compensation expense related to the options totaled $72,274 and $145,046, respectively. The outstanding unamortized stock compensation expense related to options was $293,475 (which will be recognized through December 2021) as of March 31, 2019.

Warrants

Below is a table summarizing the Company’s outstanding warrants as of March 31, 2019 and December 31, 2018:

			Weighted	Intrinsic
		Weighted	Average	Value
	Number of	Average	Remaining	of
	Warrants	Exercise Price	Term	Warrants
Outstanding at December 31, 2018	1,781,715	$4.20	2.23	$8,930,058
Granted	-
Exercised	(16,441)	2.31
Forfeited/Expired	(22,266)	2.75
Outstanding at March 31, 2019	1,743,008	$4.24	2.02	$9,395,841

For the three months ended March 31, 2019 and 2018, the Company incurred warrant-based compensation expense of $0 and $1,393, respectively. There was no outstanding unamortized stock-based compensation expense related to warrants as of March 31, 2019.

Restricted stock units (“RSUs”)

The following table summarizes the restricted stock unit activity for the three months ended March 31, 2019:

Restricted stock units issued as of December 31, 2018	222,514
Granted	-
Total Restricted stock units issued at March 31, 2019	222,514
Vested at March 31, 2019	167,007
Unvested restricted stock units as of March 31, 2019	55,507

For the three months ended March 31, 2019 and 2018, the Company incurred RSU-based compensation expense of $376,626 and $220,864, respectively. The outstanding unamortized stock-based compensation expense related to RSUs was $111,596 (which will be recognized through April 2019) as of March 31, 2019.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Litigation

We may become involved in various routine disputes and allegations incidental to our business operations. While it is not possible to determine the ultimate disposition of these matters, our management believes that the resolution of any such matters, should they arise, is not likely to have a material adverse effect on our financial position or results of operations.

NOTE 10 — SUBSEQUENT EVENTS

In April 2019, the Company issued 17,120 shares of common stock of the Company upon the exercise of warrants, for aggregate proceeds of $82,292. In April 2019, the Company issued an aggregate of 1,990 shares of common stock upon the cashless exercise of outstanding options and outstanding warrants to purchase an aggregate of 6,400 shares of common stock. In May 2019, the Company issued 11,668 shares of common stock of the Company upon exercise of warrants, for aggregate proceeds of $11,085. In May and June 2019, the Company issued an aggregate of 2,041 shares of common stock of the Company upon exercise of outstanding options, for aggregate proceeds of $5,898 cash and 545 options surrendered upon cashless exercise.

On June 3, 2019, the Company granted an aggregate of 92,939 incentive stock options to fifty-two of the Company’s employees. The options to purchase shares of common stock are exercisable at $6.53 for ten years with options vesting approximately one-third on each of the first three anniversaries of the date of grant, subject to the employee’s continuous service on the vesting dates. The exercise price was determined using the closing price of the Company’s common stock on June 3, 2019. In addition, on June 3, 2019, the Company granted an aggregate of 134,740 restricted stock units: 33,840 as compensation to the Company’s independent directors, 20,000 to an independent contractor and 80,900 to the Company’s chief financial officer under his employment agreement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following is a statement of the expenses to be incurred by us in connection with the distribution of the securities registered under this registration statement. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC Registration Fee	$2,193
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	50,000
Transfer Agent Fees	1,000
Miscellaneous	1,000

Total	$60,193

Item 14.    Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our by-laws include the following provisions:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.”

Section 145 of the DGCL empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Our by-laws permit us to purchase insurance on behalf of such person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the foregoing provision of our by-laws.

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“The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.”

We hold an insurance policy covering our directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the above provisions, the SEC has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of it in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities

(a)	Private Placements

In December 2016, the Company entered into a Common Stock and Warrant Purchase Agreement with certain investors for the issuance and sale of 157,143 shares of common stock of the Company and warrants to purchase up to an aggregate of 17,600 shares of Common Stock, representing $550,000 of proceeds, in one or more closings. The warrants are exercisable at $0.25 per share for five years from the date of issuance and subject to anti-dilution protection as defined.

On January 12, 2017, we entered into a Common Stock and Warrant Purchase Agreement with an investor for the issuance and sale of 14,286 shares of common stock of the Company and warrants to purchase up to an aggregate of 1,600 shares of common stock of the Company, representing $50,000 of proceeds. The warrants are exercisable at $6.25 per share for five years from the date of issuance and subject to anti-dilution protection.

On April 11, 2017, the Company issued a convertible promissory note in the principal amount of $50,000 (the “Note”) and warrant (the “Warrant”) to purchase 500,000 shares of common stock of the Company. The Note and Warrant were issued in connection with an election granted under our October 9, 2015 Note and Warrant Purchase Agreement (the “October 2015 Purchase Agreement”) whereby any investor in the October 2015 Purchase Agreement within the three-year period immediately following the initial closing date may purchase an additional note in the principal amount equal to 50% of the principal amount of the initial note purchased by such investor at previous closings and an additional warrant with an aggregate exercise price equal to such investor’s the principal amount of such additional note.

The Note bears interest at 10% and matures the earlier of October 9, 2018 or after the occurrence an event of default (as defined in the Note). In the event of any conversion, all interest shall be also converted into equity and shall not be payable in cash.

On September 29, 2017, the Company entered into a Common Stock Purchase Agreement (the “September 2017 Purchase Agreement”) with certain investors for the issuance and sale of up to 500,000 shares of common stock of the Company at a purchase price of $3.50 per share. As of December 31, 2017, the Company had received proceeds, net of costs, of $1,500,000.

On October 11, 2017, the Company entered into a Second Amendment to the Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) and an Omnibus Amendment to Common Stock Warrants (the “Warrant Amendment”), which collectively amended that certain Note and Warrant Purchase Agreement dated as of October 9, 2015 (the “Original Agreement”) and the warrants previously issued thereunder (the “Warrants”) to, among other things, provide for a period to exercise the Warrants at a discount.

In November 2017, the Company issued convertible promissory notes in aggregate of $812,500 and warrants to acquire 325,000 shares of the Company’s common stock at $1.75 per share for five years under terms described above. The notes were immediately converted into 483,631 shares of the Company’s common stock at a conversion rate of $1.68 per share and certain of the warrants were exercised for 30,000 shares of the Company’s common stock at $1.75 per share for net proceeds of $52,500.

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In November and December 2017, the Company issued an aggregate of 90,000 shares of its common stock upon exercise of previously issued warrants for net proceeds of $157,500, at an amended exercise price of $1.75 per share.

On August 6, 2018, the Company sold 992,000 shares of its common stock at $6.25 per share for net proceeds of $5,547,635, after costs and expenses of $652,365 In addition, On August 23, 2018, the Company sold 8,000 shares of its common stock at a sales price of $6.25 per share for net proceeds of $48,000, after costs and expenses of $2,000. It is anticipated that the Company has cash sufficient to fund operations for the next twelve months.

On August 23, 2018, the Company entered into an Amended and Restated Common Stock and Warrant Purchase Agreement, which amended the Common Stock Purchase Agreement dated September 29, 2017, pursuant to which we issued warrants to the purchasers of our common stock thereunder. Pursuant to such agreement, the Company issued an additional 85,719 warrants to certain purchasers. The warrants have a term of 5 years and an exercise price of $6.25.

 On September 28, 2018, pursuant to the October 2015 Purchase Agreement, as amended by the Purchase Agreement Amendment, and in exchange for cash in the amount of $50,000, the Company issued to Alexandre Zyngier, a director of the Company, a (i) convertible promissory note in the principal amount of $50,000 (the “2018 Note”) and (ii) five-year warrants to purchase 20,000 shares of common stock of the Company. On October 29, 2018, upon maturity of the 2018 Note, the Company issued to Mr. Zyngier 13,384 shares of common stock of the Company.

On December 28, 2018, Dr. Carr Bettis, Executive Chairman of the Company, exercised warrants dated October 26, 2015 to purchase a total of 10,000 shares of common stock of the Company for an aggregate purchase price of $10,250. On February 13, 2019, Dr. Bettis exercised warrants to purchase a total of 10,000 shares of common stock of the Company for an aggregate purchase price of $9,500. On April 12, 2019, Dr. Bettis exercised warrants to purchase a total of 13,920 shares of common stock of the Company for an aggregate purchase price of $62,292.

No underwriters were involved in the foregoing issuances of securities. The securities described in this section (a) were intended to be issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) thereof and, in certain cases, Regulation D thereunder, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

(b)	Stock Option Grants and Exercises

Between June 1, 2016 and June 1, 2019, the Company granted to employees, directors and consultants options to purchase an aggregate of 452,494 shares of common stock of the Company, with exercise prices ranging from $3.025 to $10.55 per share. The options were granted pursuant to the Company’s equity incentive compensation plans.

Between June 1, 2016 and June 1, 2019, we issued 57,579 shares of our common stock upon the exercise of stock options outstanding under our equity compensation incentive plans. The aggregate cash exercise price paid upon such exercises was $45,398. With respect to options for which the exercise prices were paid by means of a “net exercise” (i.e., the withholding of shares in payment of the exercise price), the Company withheld a total of 14,913 shares.

The stock options and the shares of common stock issued upon the exercise of stock options described in this section (b) were intended to be issued pursuant to available exemptions from registration, including pursuant to Section 4(a)(2) under the Securities Act relating to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

 Item 16.    Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of AudioEye, Inc., dated as of May 20, 2005 (1)

3.2	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of February 12, 2010 (1)

3.3	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of August 16, 2012 (2)

3.4	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of March 26, 2014 (7)

3.5	Certificate of Amendment of the Certificate of Incorporation of AudioEye, Inc., dated as of August 1, 2018 (18)

3.6	By-laws of AudioEye, Inc. (1)

3.7	Certificate of Designations — Series A Convertible Preferred Stock dated as of April 29, 2015 (10)

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4.1	Form of Warrant dated as of June 30, 2014 (8)

4.2	Form of Warrant dated as of December 31, 2014 (9)

4.3	Form of Secured Convertible Promissory Note dated as of October 9, 2015 (12)

4.4	Form of Warrant dated as of October 9, 2015 (12)

4.5	Form of Warrant dated as of April 18, 2016 (13)

4.6	Form of Omnibus Amendment to Secured Convertible Promissory Notes dated as of April 18, 2016 (13)

4.7	Form of First Amendment to Common Stock Warrant dated as of April 18, 2016 (13)

4.8	Form of Registration Rights Agreement between AudioEye, Inc. and each Purchaser dated August 6, 2018 (18)

4.9	Form of Warrant dated as of December 19, 2016 (14)

4.9	Form of Common Stock and Warrant Purchase Agreement dated as of December 19, 2016 (14)

5.1	Opinion of DLA Piper LLP (US) (21)

10.1	AudioEye, Inc. 2012 Incentive Compensation Plan effective December 19, 2012 (3)

10.2	AudioEye, Inc. 2013 Incentive Compensation Plan effective August 20, 2013 (5)

10.3	Executive Employment Agreement dated August 7, 2013 between Sean Bradley and AudioEye, Inc. (4)

10.4	Performance Share Unit Agreement dated August 7, 2013 between Sean Bradley and AudioEye, Inc. (4)

10.5	AudioEye, Inc. 2014 Incentive Compensation Plan effective January 27, 2014 (6)

10.6	AudioEye, Inc. 2015 Incentive Compensation Plan effective September 5, 2014 (8)

10.7	Executive Employment Agreement dated July 1,2015 between Dr. Carr Bettis and AudioEye, Inc. (11)

10.8	Executive Employment Agreement dated February 13, 2018 between Todd Bankofier and AudioEye, Inc. (16)

10.9	Executive Employment Agreement dated February 13, 2018 between Sean Bradley and AudioEye, Inc. (16)

10.10	Amended and Restated Executive Employment Agreement dated February 25, 2019 between Todd Bankofier and AudioEye, Inc. (19)

10.11	Executive Employment Agreement dated February 27, 2019 between Sean Bradley and AudioEye, Inc. (19)

10.12	Executive Employment Agreement dated February 28, 2019 between Lonny Sternberg and AudioEye, Inc. (20)

10.13	Executive Employment Agreement dated May 10, 2019 between Sachin Barot and AudioEye, Inc. (20)

10.14	AudioEye, Inc. 2016 Incentive Compensation Plan effective December 17, 2015 (19)

10.15	Note and Warrant Purchase Agreement dated October 9, 2015 between investors and AudioEye, Inc. (12)

10.16	Security Agreement dated October 9, 2015 between investors and AudioEye, Inc. (12)

10.17	Common Stock and Warrant Purchase Agreement dated April 18, 2016 between investors and AudioEye, Inc. (13)

10.18	First Amendment to Note and Warrant Purchase Agreement dated April 18, 2016 between investors and AudioEye, Inc. (13)

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10.19	Second Amendment to Note and Warrant Purchase Agreement dated October 9, 2015 between investors and AudioEye. Inc (15)

10.20	Omnibus Amendment to Common Stock Warrants dated October 9, 2015 between investors and AudioEye, Inc. (15)

10.21	First Amendment to Warrant 2016-A-17 dated April 18, 2016 between Anthion Partners II, LLC and AudioEye, Inc. (15)

10.22	First Amendment to Warrant 2016-A-18 dated April 18, 2016 between Anthion Partners II, LLC and AudioEye, Inc. (15)

10.23	First Amendment to Warrant 2016-A-03 dated April 19, 2016 between David Moradi and AudioEye, Inc. (15)

10.24	First Amendment to Warrant WC-06 dated November 6, 2015 between Anthion Partners II, LLC and AudioEye, Inc. (15)

10.25	First Amendment to Warrant WC-14 dated November 6, 2015 between Anthion Partners II, LLC and AudioEye, Inc. (15)

10.26	Second Amendment to Warrant 2014-B-05 dated January 15, 2015 between David Moradi and AudioEye, Inc. (15)

10.27	Second Amendment to Warrant 2014-B-06 dated January 15, 2015 between David Moradi and AudioEye, Inc. (15)

10.28	Second Amendment to Warrant 2013-B-26 dated June 30, 2014 between David Moradi and AudioEye, Inc. (15)

10.29	Placement Agent Agreement dated July 30, 2018 between AudioEye, Inc. and B. Riley FBR, Inc. (17)

10.30	Form of Securities Purchase Agreement by and between AudioEye, Inc. and each Purchaser dated August 6, 2018 (18)

10.31	Form of Restricted Stock Unit Award Agreements for grants under the AudioEye, Inc. 2012, 2013, 2014, 2015 and 2016 Incentive Compensation Plans (19)

10.32	Form of Performance Option Agreement for grants under the AudioEye, Inc. 2012, 2013, 2014, 2015 and 2016 Incentive Compensation Plans (19)

10.33	Form of Stock Option Agreement for grants under the AudioEye, Inc. 2012, 2013, 2014, 2015 and 2016 Incentive Compensation Plans (19)

10.34	Convertible Promissory Note dated September 26, 2018 issued by AudioEye, Inc. to Equity Trust Custodian, FBO Alexandre Zyngier IRA (19)

10.35	Warrants dated September 26, 2018 issued by AudioEye, Inc. to Equity Trust Custodian, FBO Alexandre Zyngier IRA (19)

10.36	Schedule of Certain Parties to Securities Purchase Agreements and Registration Rights Agreements dated as of August 6, 2018 (19)

10.37	AudioEye, Inc. 2019 Equity Incentive Plan (20)

10.38	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Incentive Stock Option Agreement (20)

10.39	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Nonqualified Stock Option Agreement (20)

10.40	AudioEye, Inc. 2019 Equity Incentive Plan – Form of Restricted Stock Unit Agreement (20)

21.1	Subsidiary of AudioEye, Inc. (19)

23.1*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

101.INS*	XBRL Instance Document

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101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

(1)	Incorporated by reference to Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2011 (File No. 333-177463).

(2)	Incorporated by reference to Form S-1/A, filed with the SEC on October 1, 2012 (File No. 333-177463).

(3)	Incorporated by reference to Form S-1/A, filed with the SEC on January 11, 2013 (File No. 333-177463).

(4)	Incorporated by reference to Form 10-Q, filed with the SEC on August 9, 2013 (File No. 333-177463).

(5)	Incorporated by reference to Form S-8, filed with the SEC on August 28, 2013 (File No. 333-177463).

(6)	Incorporated by reference to Form S-1/A, filed with the SEC on February 4, 2014 (File No. 333-177463).

(7)	Incorporated by reference to Form 10-K, filed with the SEC on March 31, 2014.

(8)	Incorporated by reference to Form 10-Q, filed with the SEC on November 7, 2014.

(9)	Incorporated by reference to Form 8-K, filed with the SEC on January 7, 2015.

(10)	Incorporated by reference to Form 8-K, filed with the SEC on May 7, 2015.

(11)	Incorporated by reference to Form 8-K, filed with the SEC on July 8, 2015.

(12)	Incorporated by reference to Form 8-K, filed with the SEC on October 16, 2015.

(13)	Incorporated by reference to Form 8-K, filed with the SEC on April 19, 2016.

(14)	Incorporated by reference to Form 8-K, filed with the SEC on December 22, 2016.

(15)	Incorporated by reference to Form 8-K, filed with the SEC on October 16, 2017.

(16)	Incorporated by reference to Form 8-K, filed with the SEC on February 16, 2018.

(17)	Incorporated by reference to Form 8-K, filed with the SEC on July 31, 2018.

(18)	Incorporated by reference to Form 8-K, filed with the SEC on August 7, 2018.

(19)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 27, 2019.

(20)	Incorporated by reference to the Company’s Current Report on Form 8-K dated May 9, filed with the SEC on May 14, 2019.

(21)	Incorporated by reference to Form S-1 filed with the SEC on September 4, 2018 (File No. 333-227183)

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Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Tucson, Arizona on July 5, 2019.

AUDIOEYE, INC.

By:	/s/ Dr. Carr Bettis
Dr. Carr Bettis
Principal Executive Officer

By:	/s/ Todd Bankofier
Todd Bankofier
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Bankofier the undersigned’s true lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Carr Bettis	Executive Chairman and Director	July 5, 2019
Dr. Carr Bettis	(Principal Executive Officer)

/s/ Todd Bankofier	Chief Executive Officer	July 5, 2019
Todd Bankofier

/s/ Sachin Barot	Chief Financial Officer	July 5, 2019
Sachin Barot	(Principal Financial and Accounting Officer)

/s/ Anthony Coelho	Director	July 5, 2019
Anthony Coelho

/s/ Ernest Purcell	Director	July 5, 2019
Ernest Purcell

/s/ Alexandre Zyngier	Director	July 5, 2019
Alexandre Zyngier

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